As filed with the U.S. Securities and Exchange Commission on June 17, 2021

Registration No. 333-233726

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 2)

REGISTRATION STATEMENT

Under The Securities Act of 1933

SURGEPAYS, INC.

(Exact name of Registrant as specified in its charter)

Nevada	7310	98-0550352
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3124 Brother Blvd, Suite 410

Bartlett, TN 38133

(847) 648-7541

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Kevin Brian Cox, Chief Executive Officer

Anthony Evers, Chief Financial Officer

SurgePays, Inc.

3124 Brother Blvd, Suite 410

Bartlett, TN 38133

(847) 648-7541

(Name, address, including zip code, and telephone number

including area code, of agent for service)

With Copies to:

Joseph M. Lucosky, Esq. Lucosky Brookman LLP 101 Wood Avenue South, 5th Floor Woodbridge, New Jersey 08830 (732) 395-4400	M. Ali Panjwani, Esq. Pryor Cashman LLP 7 Times Square New York, New York 10036 (212) 421-4100

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large-Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-Accelerated Filer	[X]	Smaller Reporting Company	[ ]
		Emerging Growth Company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Units consisting of shares of Common Stock, par value $0.001 per share, and Warrants to purchase shares of Common Stock, par value $0.001 per share (2)	$13,800,000		$1,505.58
Common Stock included as part of the Units	—
Warrants to purchase shares of Common Stock included as part of the Units (3)	—
Shares of Common Stock issuable upon exercise of the Warrants (4)(5)	15,180,000		1,656.14
Representative’s Warrants (6)	—
Shares of Common Stock issuable upon exercise of the Representative’s Warrants (7)	924,000		100.81
Total	$29,904,000	(8)(9)	$3,262.53	(10)

(1)	In the event of a stock split, stock dividend, or similar transaction involving our Common Stock, the number of shares registered shall automatically be increased to cover the additional shares of Common Stock issuable pursuant to Rule 416 under the Securities Act.

(2)	Includes Common Stock and/or Warrants that may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any.

(3)	In accordance with Rule 457(i) under the Securities Act, because the shares of the Registrant’s Common Stock underlying the Warrants are registered hereby, no separate registration fee is required with respect to the Warrants registered hereby.

(4)	There will be issued Warrants to purchase one share of Common Stock for every one share of Common Stock offered. The Warrants are exercisable at a per share price equal to [110]% of the Common Stock public offering price.

(5)	Includes shares of Common Stock which may be issued upon exercise of additional Warrants which may be issued upon exercise of 45-day option granted to the underwriter to cover over-allotments, if any.

(6)	No additional registration fee is payable pursuant to Rule 457(g) under the Securities Act.

(7)	The Representative’s Warrants are exercisable into a number of shares of Common Stock equal to 7% of the number of shares of Common Stock sold in this offering, excluding upon exercise the option to purchase additional securities, at an exercise price equal to 110% of the public offering price per Unit.

(8)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended

(9)	Includes the aggregate offering price of the additional shares of Common Stock and/or Warrants, or combination of both, that the underwriters have the option to purchase to cover over allotments, if any, within 45 days of this offering.

(10)	The Registrant previously paid a registration fee of $1,393.80 in connection with the prior filing of this Registration Statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED JUNE __, 2021

SURGEPAYS, INC.

Units

This is a firm commitment underwritten public offering of [_______] units (the “Units”), based on an assumed public offering price of $[___] per Unit, of SurgePays, Inc., a Nevada corporation the “Company,” “we,” “us,” “our”). Each Unit consists of one share of common stock, par value $0.001 per share (“Common Stock”), and one warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price of $[_____] per share, constituting [●] % of the price of each Unit sold in this offering. The Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The shares of Common Stock and the Warrants comprising the Units are immediately separable and will be issued separately in this offering. Each Warrant offered hereby is immediately exercisable on the date of issuance and will expire [three] years from the date of issuance.

We are a fully reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “SURG.” As of June 16, 2021, the last reported sales price for our Common Stock as quoted on the OTCQB was $0.12 per share ($[___] per share assuming a reverse stock split of 1-for-[___]). There is currently no public market for the offered Warrants. We have applied to list our Common Stock and Warrants on the Nasdaq Capital Market under the symbol “SURG” and “SURGW”, respectively. There can be no assurance that we will be successful in listing our Common Stock or Warrants on the Nasdaq Capital Market. This offering will occur only if Nasdaq approves the listing of our Common Stock and Warrants. Prices of our Common Stock as reported on the OTCQB may not be indicative of the prices of our Common Stock if our Common Stock were traded on the Nasdaq Capital Market.

The offering price of the Units will be determined by us and Maxim Group LLC (“Maxim”), as representative of the underwriters, taking into consideration several factors as described between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and will not be based upon the price of our Common Stock on the OTCQB. Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the actual public offering price for our Common Stock and the Warrants.

Unless otherwise noted and other than in our financial statements and the notes thereto, the share and per share information in this prospectus reflects a proposed reverse stock split of the outstanding Common Stock and treasury stock of the Company at an assumed 1-for-[___] ratio to occur immediately following the effective date but prior to the closing of the offering.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 10 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities offered hereby, or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us, before expenses (2)	$	$

(1)	We have also agreed to issue Warrants to purchase shares of our Common Stock to the underwriter and to reimburse the underwriter for certain expenses. See “Underwriting” on page 62 for additional information regarding total underwriter compensation.
(2)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the: (i) Over-Allotment Option (if any) we have granted to the underwriters as described below and (ii) Representative Warrants being issued to the underwriters in this offering.

We have granted a 45-day option to the underwriters, exercisable one or more times in whole or in part, to purchase up to an additional [___] of the shares of Common Stock and/or [___] additional Warrants at a price from us in any combination thereof at the public offering price per share of Common Stock and per Warrant, respectively, less, in each case, the underwriting discounts payable by us, in any combination solely to cover over-allotments, if any.

The underwriter expects to deliver the securities against payment to the investors in this offering on or about [_________], 2021.

The date of this prospectus is ____ __, 2021

Sole Book-Running Manager

Maxim Group LLC

You should rely only on information contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We have not, and the underwriter has not, authorized anyone to provide you with additional information or information different from that contained in this prospectus or in any free writing prospectus. Neither the delivery of this prospectus nor the sale of our securities means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy our securities under any circumstances in which the offer or solicitation is unlawful or in any state or other jurisdiction where the offer is not permitted.

The information in this prospectus is accurate only as of the date on the front cover of this prospectus and the information in any free writing prospectus that we may provide you in connection with this offering is accurate only as of the date of that free writing prospectus. Our business, financial condition, results of operations and prospects may have changed since those dates.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, the securities offered hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

Through and including [  ], 2021 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

Neither we nor the underwriter have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than the United States. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be important information about us, you should carefully read this entire prospectus before investing in our Common Stock, especially the risks and other information we discuss under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes beginning on page F-1. Our fiscal year end is December 31 and our fiscal years ended December 31, 2020 and 2019 are sometimes referred to herein as fiscal years 2020 and 2019, respectively. Some of the statements made in this prospectus discuss future events and developments, including our future strategy and our ability to generate revenue, income and cash flow. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those contemplated in these forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements”. Unless otherwise indicated or the context requires otherwise, the words “SurgePays,” “we,” “us,” “our”, the “Company” or “our Company” refer to SurgePays, Inc., a Nevada corporation, and its subsidiaries.

Business Overview

SurgePays, incorporated in Nevada on August 18, 2006, is a technology-driven company building a next generation supply chain software platform that offers wholesale goods and services in a cost-efficient manner as an alternative to traditional wholesale supply chain distribution models. We offer goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores, providing goods and services primarily to the underbanked community. Our products are currently distributed nationwide using our Direct to Store Distribution (“DSD”) system that reaches more than 8,000 outlets. We market our products using a range of marketing mediums, including in-store merchandising and promotions, experiential marketing, sales spiffs and incentives, digital marketing and social media, and internal regional salespeople.

Listing on the Nasdaq Capital Market

Our Common Stock is currently quoted on the OTCQB Market under the symbol “SURG.” In connection with this offering, we have applied to list our Common Stock and the Warrants offered in the offering on the Nasdaq Capital Market (“Nasdaq”) under the symbols “SURG” and “SURGW”, respectively. If our listing application is approved, we expect to list our Common Stock and the Warrants offered in the offering on Nasdaq upon consummation of the offering, at which point our Common Stock will cease to be traded on the OTCQB Market. No assurance can be given that our listing application will be approved. This offering will occur only if Nasdaq approves the listing of our Common Stock and Warrants. Nasdaq listing requirements include, among other things, a minimum stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements, including, but not limited to, a reverse split of our outstanding Common Stock.

SurgePays Blockchain Software

SurgePays Blockchain Software is a multi-purpose e-commerce platform offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. SurgePays leverages DSD and the cost saving efficiencies of e-commerce to provide our customers as many commonly sold consumable products as possible with a focus on increasing profit margins. These products include herbal stimulants, energy shots, dry foods, CBD products, communication accessories, novelties, PPP products, bagged snacks and food items, automotive parts and many more goods, all through one convenient wholesale e-commerce platform.

Surge Marketplace Software

Surge Marketplace Software allows the merchant to use the portal interface, which is similar to a website, with image driven navigation to add wireless minutes to any prepaid wireless carrier’s phone and access to other services such as bill payment and loading debit cards. We believe what makes SurgePays unique in that it also offers the merchant the ability to order wholesale consumable goods at a discount through the portal with one touch ease. SurgePays is essentially a wholesale e-commerce storefront that offers products direct from manufactures. The goal of the SurgePays Portal is to leverage the competitive advantage and efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible to convenience stores, all through one convenient wholesale e-commerce platform.

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Electronic Check Services (ECS)

ECS has been a financial technology tech and wireless top-up platform for over 15 years. On October 1, 2019, we acquired ECS primarily for the favorable ACH banking relationship; a fintech transactions platform processing over 20,000 transactions a day at approximately 8,000 independently owned retail stores. The goal was to incorporate our blockchain components into the existing ECS network. After a year of development and integration, we believe the ECS platform has been successfully merged into our platform with secure ledger data backups and will continue to serve as the proven backbone for wireless top-up transactions and wireless product aggregation.

LocoRabbit Wireless

LocoRabbit Wireless offers prepaid wireless plans with talk, text, and 4G LTE data at prices that are lower than direct competitors. Available nationwide, LocoRabbit Wireless is sold online direct to consumers and by a nationwide network of convenience stores, gas stations, mini-marts, bodegas and tiendas connected to the SurgePays software platform. Due to our wireless payment platform, SurgePays is able to exclusively offer an industry high commission to the retailer for top-ups paid monthly at the client’s store.

True Wireless

True Wireless is licensed through the FCC to provide Lifeline Service (subsidized wireless service to qualifying low-income customers) in five (5) states. Utilizing the T-Mobile backbone, True Wireless provides discounted and free wireless service to veterans and other disadvantaged customers who qualify for certain federal programs such as SNAP (EBT) and Medicaid.

LogicsIQ

LogicsIQ, Inc. is wholly owned subsidiary that operates as a performance-driven marketing firm focused on the mass tort industry for attorneys and law firms. We primarily perform client acquisition and retention services for attorneys and law firms by operating highly scalable digital marketing campaigns, called performance campaigns, using our proprietary technology and data-driven analytics. These performance campaigns, and the related follow-up by our experienced in-house team, enable our attorney and law firm advertising clients to more effectively and economically connect with potential clients they are seeking to represent in existing or planned litigation. Our proven strategy of delivering cost-effective lead acquisitions and retained cases to our attorney and law firm clients means those clients are better able to manage their media and advertising budgets and reach targeted audiences more quickly and effectively.

Our customized performance campaign offers are targeted at clients interested in completing signed retainers. The first step is to understand the specific criteria of our client. After this, we proceed to generate consumer traffic to our digital media platforms or our clients’ media platforms. Although there is no assurance of generating revenue from this move, we go all the way, bearing all the costs and risks involved. When we use our resources in acquiring consumer traffic, we want to help our clients amass cost-effective retained cases effectively. This, in turn, guarantees maximum profit margins for them.

CenterCom

On January 17, 2019, we announced the completion of an agreement to acquire a 40% equity ownership of CenterCom Global, S.A. de C.V. (“CenterCom”). CenterCom is a dynamic operations center currently providing sales support, customer service, IT infrastructure design, graphic media, database programming, software development, revenue assurance, lead generation, and other various operational support services. Our CenterCom team is based in El Salvador. Anthony N. Nuzzo, a director and officer and the holder of approximately 10% of our voting equity has a controlling interest in CenterCom Global. CenterCom also provides call center support for various third-party clients.

The strategic partnership with CenterCom as a bilingual operations hub has powered our growth and revenue. CenterCom has been built to support the infrastructure required to rapidly scale in synergy and efficiency to support our sales growth, customer service and development.

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CenterCom manages or supports the following processes:

●	Sales and Contract Processing;

●	Customer Service and Support;

●	Software Development and Integration;

●	Data Processing and Programming;

●	Multimedia and Graphic Design Services;

●	Email and Live Chat Support;

●	Merchant Support and Onboarding; and

●	Lead Generation and Live Transfer.

Description of Capital Stock

Below is a summary of each of our classes of capital stock:

Common Stock

Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors (the “Board”) in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board.

If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

As of June 14, 2021, there were 152,513,146 shares of Common Stock issued and outstanding.

Preferred Stock

Series “A” Preferred Stock

The Company, pursuant to the consent of the Board filed a Certificate of Designation with the Nevada Secretary of State which designated 10,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of designated and outstanding preferred shares of the Company;

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●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to common stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of Common Stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each ten Series “A” Preferred Shares can be converted into one share of Common Stock at the option of the holder.

As of June 14, 2021, there were 13,000,000 shares of Series A issued and outstanding all of which are held by two executive officers of the Company (one of which is a member of the Board). These 13 million shares have the equivalent of 130 million votes or approximately 28% of the total votes (462,912,146) outstanding as of June 14, 2021.

Series “C” Convertible Preferred Stock

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	The Company does not have any rights of redemption;

●	Voting rights equal to 250 shares of common stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Share can be converted into two hundred fifty (250) shares of common stock at the option of the holder.

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As of June 14, 2021, there were 721,596 shares of Series C issued and outstanding all of which are held by three executive officers of the Company (two of which are members of the Board). These 721,596 shares have the equivalent of 180,399,000 votes or approximately 39% of the total votes (462,912,146) outstanding as of June 14, 2021.

Where You Can Find More Information

Our website address is www.surgepays.com. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus. The SEC maintains a website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Going Concern Considerations

We are dependent upon the receipt of additional capital investments and other financings to fund our ongoing operations and to execute our business plan. If we are unable to continue to secure funding and capital resources on reasonable terms, we may not be able to implement our plan of operations. We may be required to obtain alternative or additional financing from financial institutions or otherwise, in order to maintain and expand our existing operations. The failure by us to obtain such financing would have a material adverse effect upon our business, financial condition and results of operations.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. Our financial statements do not include any adjustments that might be necessary should we be unable to continue as a going concern within one year after the date that the financial statements were issued. We may be required to cease operations which could result in our stockholders losing all or almost all of their investment.

Corporate Information

We were previously known as North American Energy Resources, Inc. (“NAER”) and KSIX Media Holdings, Inc. (“KSIX Media”). Prior to April 27, 2015, we operated solely as an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas through its wholly owned subsidiary, NAER. On April 27, 2015, NAER entered into a Share Exchange Agreement with KSIX Media whereby KSIX Media became a wholly owned subsidiary of NAER and which resulted in the shareholders of KSIX Media owning approximately 90% of the voting stock of the surviving entity. While we continued the oil and gas operations of NAER following this transaction, on August 4, 2015, we changed our name to KSIX Media Holdings, Inc. On December 21, 2017, we changed our name to Surge Holdings, Inc. to better reflect the diversity of its business operations. We changed our name to SurgePays, Inc. on October 29, 2021.

Historically, we operated through our direct and indirect subsidiaries: (i) KSIX Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; (ii) KSIX, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; (iii) Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; (iv) DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; (v) Surge Cryptocurrency Mining, Inc., formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); (vi) LogicsIQ Inc (“LogicsIQ”), an Nevada corporation that was formed on October 2, 2018; (vii) True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”); (viii) Surge Payments, LLC, a Nevada limited liability company; (ix) Surgephone Wireless, LLC, a Nevada limited liability company; and (x) SurgePays Fintech, Inc., a Nevada limited liability company. On January 22, 2021, the issued and outstanding equity securities of DIQ and KSIX were transferred to LogicsIQ, and became a wholly owned subsidiaries of LogicsIQ.

Historically, our principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution. In 2017, the focus transitioned to providing life enhancing products to the underbanked. This ultimately led to the development of our platform and strategic acquisitions.

In February 2021, we filed a separate registration statement on Form S-1 with the Securiites and Exchange Commission (the “SEC”) pursuant to which approximately 25% of the fully diluted equity of LogicsIQ will be sold to the public (the “LogicsIQ IPO”). If the LogicsIQ IPO is completed, LogicsIQ will remain our majority-owned subsidiary, and we will therefore have the ability to control the outcome of significant decisions regarding the operations, management and other aspects of LogicsIQ’s business.

Our executive offices are located at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgepays.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

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THE OFFERING

Securities offered by us	[●] Units, each Unit consisting of one share of our Common Stock and one Warrant to purchase one share of our Common Stock.

Offering Price	Each Warrant will have an exercise price of $ [●] per share ([●]% of the assumed public offering price of one Unit), is exercisable immediately and will expire [three (3)] years from the date of issuance. The Units will not be certificated or issued in stand-alone form. The shares of our Common Stock and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering

Common Stock outstanding before the offering as of June 14, 2021	152,513,146 shares of Common Stock

Common Stock to be outstanding after this offering	[_______] shares (or [_______] shares if the underwriter exercises its option to purchase additional shares of Common Stock in full).

Over-allotment option	We have granted the underwriter a 45-day option to purchase up to [ ] additional shares of Common Stock and/or and up to an additional [_____] Warrants at the price of [___] per share of Common Stock and $[___] per Warrant, respectively, less, in each case, the underwriting discounts payable by us, solely to cover over-allotments, if any.

Use of proceeds	We intend to use the net proceeds of this offering for the following purposes: working capital, retiring trade payables, marketing, development of product pipeline, technology development for our wireless services, legal fees, other corporate expenses, acquisitions of complementary products, product candidates, technologies or businesses, and repayment of loans (used for general corporate expenses). See “Use of Proceeds” section on page 20.

Representative’s Warrants	The registration statement of which this prospectus is a part also registers for sale Warrants (the “Representative’s Warrants”) to purchase [●] shares of our Common Stock (based on an offering price of $ [●] per share) to Maxim Group LLC (the “Representative”), as a portion of the underwriting compensation in connection with this offering. The Representative’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the period commencing 180 days following the closing date of this offering and expiring five years from the effective date of the offering at an exercise price of $ [●] ([●] % of the assumed public offering price per Unit). Please see “Underwriting-Representative’s Warrants” on page 63 of this prospectus for a description of these Warrants.

Underwriter Compensation	In connection with this offering, the underwriter will receive an underwriting discount equal to [__]% of the gross proceeds from the sale of Units in the offering. We will also reimburse the underwriter for certain out-of-pocket actual expenses related to the offering and the representative of the underwriter shall be entitled to a non-accountable expense allowance equal to one percent ([__]%) of the public offering price. See “Underwriting” starting on page 62 of this prospectus

Description of the Warrants:

The exercise price of the Warrants is $[_____] per share (with an exercise price no less than [110]% of the public offering price of one Unit). Each Warrant is exercisable for one share of Common Stock, subject to adjustment in the event of stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting our Common Stock as described herein. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrants, except that upon notice from the holder to us, the holder may waive such limitation up to a percentage, not in excess of 9.99%. Each Warrant will be exercisable immediately upon issuance and will expire five (5) years after the initial issuance date. This prospectus also relates to the offering of the Common Stock issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Share Capital —Warrants” in this prospectus.

Proposed Nasdaq Capital Market Trading Symbols and Listing	Our Common Stock is presently quoted on the OTCQB Marketplace under the symbol “SURG”. We have applied to have our Common Stock and the Warrants offered in the offering listed on the Nasdaq Capital Market under the symbols “SURG” and “SURGW,” respectively. No assurance can be given that such listings will be approved or that a trading market will develop for our Common Stock and the Warrants.

Dividends	We do not anticipate paying dividends on our Common Stock for the foreseeable future.

Lock-up	We and our directors, officers and principal stockholders have agreed with the underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Common Stock or securities convertible into Common Stock for a period of 90 days after the date of this prospectus. See “Underwriting” section on page 62.

Risk factors	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 10 before deciding to invest in our securities.

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SUMMARY CONSOLIDATED FINANCIAL INFORMATION

The following summary consolidated statements of operations data for the years ended December 31, 2020 and 2019 have been derived from our audited consolidated financial statements included elsewhere in this prospectus. The summary consolidated statements of operations data for the three months ended March 31, 2021 and 2020 and the consolidated balance sheets data as of March 31, 2021 are derived from our unaudited consolidated financial statements that are included elsewhere in this prospectus. The historical financial data presented below is not necessarily indicative of our financial results in future periods, and the results for the three months ended March 31, 2021 are not necessarily indicative of our operating results to be expected for the full fiscal year ending December 31, 2021 or any other period. You should read the summary consolidated financial data in conjunction with those financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Our consolidated financial statements are prepared and presented in accordance with United States generally accepted accounting principles (“U.S. GAAP”). Our unaudited consolidated financial statements have been prepared on a basis consistent with our audited financial statements and include all adjustments, consisting of normal and recurring adjustments that we consider necessary for a fair presentation of the financial position and results of operations as of and for such periods.

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SUMMARY STATEMENTS OF OPERATIONS DATA

	For The Three Months Ended March 31,		For The Fiscal Years Ended December 31,
	(unaudited) 2021	(unaudited) 2020	(audited) 2020	(audited) 2019
Revenue	$10,988,948	$15,787,799	$54,406,788	$25,742,941
Cost of Revenue (exclusive of depreciation and amortization)	9,857,309	15,058,914	51,938,111	22,623,521
Gross Profit	1,131,639	728,885	2,468,677	3,119,420
Cost and Expenses
Depreciation and Amortization	217,958	265,464	1,173,369	227,322
Selling, General and Administrative	3,021,851	3,228,660	11,440,976	10,660,126
Total Costs and Expenses	3,239,809	3,494,124	12,614,345	10,887,448
Operating Profit (Loss)	(2,108,170)	(2,765,239)	(10,145,669)	(7,768,028)
Other Income (Expense):
Interest expense	(1,303,859)	(482,722)	(3,383,996)	(227,016)
Derivative expense	(1,775,057)	(348,334)	(566,789)	—
Change in fair value of derivative liability	303,850	(31,816)	577,936	4,103
Gain on investment in Centercom	(73,773)	32,369	210,912	25,192
Gain (loss) on settlement of liabilities	141,578	538,436	2,575,978	(481,187)
Other income	—	—	10,000	—
Total other income (expense)	(2,707,261)	(292,067)	(575,958)	(678,998)
Net Loss Before Provision for Income Taxes	(4,815,431)	(3,057,306)	(10,721,627)	(8,447,026)
Provision for Income Taxes	—	—	—	—
Net Loss	(4,815,431)	(3,057,306)	$(10,721,627)	(8,447,026)
Net Loss Per Common Share, Basic and Diluted	$(0.04)	$(0.03)	$(0.10)	$(0.09)
Weighted Average Common Shares Outstanding, Basic and Diluted	130,222,802	103,821,561	106,720,836	96,186,742

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SELECTED BALANCE SHEET DATA

	Three Months Ended March 31,	For The Fiscal Years Ended December 31,
	(unaudited)	(audited)	(audited)
Consolidated Balance Sheet Data:	2021	2020	2019
Cash and cash equivalents	$1,602,474	$673,995	$346,040
Working Capital (deficit)	(12,420,375)	(14,052,632)	(3,479,239)
Total assets	8,789,851	7,325,071	9,986,373
Current liabilities	14,974,306	15,303,661	7,054,124
Total liabilities	19,180,939	18,051,037	14,685,988
Total stockholders’ equity (deficit)	$(10,391,088)	$(10,725,966)	$(4,699,615)

The following table presents consolidated balance sheets data as of March 31, 2021 on:

●	an actual basis;

●	a pro forma basis, giving effect to the sale by us of shares of Common Stock, at an assumed public offering price of per share, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

	Actual	Pro Forma(1)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$1,602,474	$
Working capital (deficit)	(12,420,375)
Total assets	8,789,851
Total liabilities	19,180,939
Total stockholders’ equity (deficit)	$(10,391,088)	$

(1)	A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our cash and cash equivalents, working capital (deficit), total assets and total stockholders’ equity (deficit) by approximately $[ ], assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

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RISK FACTORS

Investing in our securities involves a great deal of risk. Careful consideration should be made of the following factors as well as other information included in this prospectus before deciding to purchase our securities. There are many risks that affect our business and results of operations, some of which are beyond our control. Our business, financial condition or operating results could be materially harmed by any of these risks. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Additional risks that we do not yet know of or that we currently think are immaterial may also affect our business and results of operations.

RISKS RELATED TO OUR COMPANY

Our business has generated net loses, and we intend to continue to invest substantially in our business. Thus, we may not be able to achieve or maintain profitability. We may not be able to secure financing on favorable terms, or at all, to meet our future capital needs.

For the quarter ended March 31, 2021, our note payable borrowings totaled $3,555,000 and our note payable repayments totaled $1,466,719. The net cash provided by financing was requiring a substantial portion of our cash flow from operations to be dedicated to the payment of obligations with respect to our debt, thereby reducing our ability to use our cash flow to fund our operations, lease payments, capital expenditures, selling and marketing efforts, product development, future business opportunities and other purposes. We have experienced net losses in each period since inception. As of March 31, 2021, we had an accumulated deficit of $10.4 million. We have funded our operations since inception primarily through equity financings, bank credit facilities, and capital lease arrangements. We do not know when or if our operations will generate sufficient cash to fund our ongoing operations. In the future, we may require additional capital to respond to business opportunities, refinancing needs, challenges, acquisitions, or unforeseen circumstances and may decide to engage in equity or debt financings or enter into credit facilities for other reasons, and we may not be able to secure any such additional debt or equity financing or refinancing on favorable terms, in a timely manner, or at all. Any debt financing obtained by us in the future could also involve restrictive covenants relating to our capital-raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions.

We will need to generate and sustain increased revenue levels in future periods in order to become consistently profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We intend to continue to expend significant funds to expand our marketing and sales operations, develop and enhance our software platform, upgrade our data center infrastructure and services capabilities and expand into new markets. Our efforts to grow our business may be more costly than we expect, and we may not be able to increase our revenue enough to offset our higher operating expenses. We may incur significant losses in the future for a number of reasons, including the other risks described in this prospectus, and unforeseen expenses, difficulties, complications and delays and other unknown events. If we are unable to achieve and sustain profitability, the market price of our common stock may significantly decrease.

Our sales model is based on earning the relationship with the store. There is no cost for the store to onboard and have access to the SurgePays platform fintech services. In other words, we establish relationships with retail stores by enabling them to offer their underbanked customers life enhancing services such as prepaid wireless payments, loading debit cards, activating gift cards, funding mobile apps such as Amazon and iTunes. There is no out of pocket cost for the store owner who earns a commission per transaction. Since these sales are more transactional based, SurgePays usually realizes gross margins of 3%-4%. These services are offered through a platform integrated into our wholesale marketplace which enables us to utilize the relationship, built based on these initial no-cost services, to upsell merchants by enticing them with lower prices on the most popular product categories sold in convenience stores. These products include bagged snacks, personal care items, herbal stimulants, energy shots, dry foods, CBD products, cell phone accessories, novelties, PPP products, processed meats, automotive parts among others, are sold at higher margins ranging from 12%-37%.

ECS primarily offers prepaid wireless payments to over 8,000 independently owned convenience stores. The value of the acquisition was more focused on the relationships with these stores and the ability to integrate the Surge Blockchain wholesale marketplace into the ECS software platform to create a significant increase in both revenue and gross margins per store. The integration of the software platforms was completed in mid-2020, however due to the COVID-19 pandemic and the various restrictions imposed nationwide, salespeople were unable to visit stores as planned and the rollout of the wholesale marketplace was pushed to 2021. While this did cause an unexpected delay in our expected jump in revenue and gross margins per store, it allowed our software developers to further enhance our offerings by integrating with more manufacturers and fintech providers to strengthen our sales and revenue skew once restrictions were lifted.

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There is substantial doubt about our ability to continue as a going concern.

The report of our independent registered public accounting firm on our consolidated financial statements for the years ended December 31, 2020 and 2019 included an explanatory paragraph expressing management’s assessment and conclusion that there is substantial doubt about our ability to continue as a going concern within one year after the financial statement issuance date, citing our recurring losses and cash used from operations among other factors.

For the quarter ended March 31, 2021, our note payable borrowings totaled $3,555,000 and our note payable repayments totaled $1,466,719. The net cash provided by financing was requiring a substantial portion of our cashflow from operations to be dedicated to the payment of obligations with respect to our debt, thereby reducing our ability to use our cash flow to fund our operations, lease payments, capital expenditures, selling and marketing efforts, product development, future business opportunities and other purposes.

Our ability to continue as a going concern will be determined by our ability to generate sufficient cash flow to sustain our operations and/or raise additional capital in the form of debt or equity financing. We believe that the inclusion of a going concern explanatory paragraph in the report of our registered public accounting firm will make it more difficult for us to secure additional financing or enter into strategic relationships with distributors on terms acceptable to us, if at all, and likely will materially and adversely affect the terms of any financing that we might obtain.

Changes in the regulatory framework under which we operate could adversely affect our business prospects or results of operations.

Our operations are subject to regulation by the FCC and other federal, state and local agencies. These regulatory regimes frequently restrict or impose conditions on our ability to operate in designated areas and provide specified products or services. We are frequently required to maintain licenses for our operations and conduct our operations in accordance with prescribed standards. We are often involved in regulatory and other governmental proceedings or inquiries related to the application of these requirements. It is impossible to predict with any certainty the outcome of pending federal and state regulatory proceedings relating to our operations, or the reviews by federal or state courts of regulatory rulings. Without relief, existing laws and regulations may inhibit our ability to expand our business and introduce new products and services. Similarly, we cannot guarantee that we will be successful in obtaining the licenses needed to carry out our business plan or in maintaining our existing licenses. For example, the FCC grants wireless licenses for terms generally lasting ten (10) years, subject to renewal. The loss of, or a material limitation on, certain of our licenses could have a material adverse effect on our business, results of operations and financial condition.

New laws or regulations or changes to the existing regulatory framework at the federal, state and local level, such as those described below, could restrict the ways in which we manage our wireline and wireless networks and operate our business, impose additional costs, impair revenue opportunities and potentially impede our ability to provide services in a manner that would be attractive to us and our customers.

●	Privacy and data protection - we are subject to federal, state and international laws related to privacy and data protection. A new privacy law scheduled took in California in 2020, also could have a significant impact on certain of our businesses.

●	Regulation of broadband Internet access services - In its 2015 Title II Order, the FCC nullified its longstanding “light touch” approach to regulating broadband Internet access services and “reclassified” these services as telecommunications services subject to utilities-style common carriage regulation. The FCC repealed the 2015 Title II Order in December 2017 and returned to its traditional light-touch approach for these services. The 2017 order has been appealed to the D.C. Circuit; the outcome and timing of this appeal or any other challenge remains uncertain. Several states have also adopted or are considering adopting laws or executive orders that would impose net neutrality and other requirements on some of our services (in some cases different from the FCC’s 2015 rules). The enforceability and effect of these state rules is uncertain.

●	“Open Access” - we hold certain wireless licenses that require us to comply with so-called “open access” FCC regulations, which generally require licensees of particular spectrum to allow customers to use devices and applications of their choice. Moreover, certain services could be subject to conflicting regulation by the FCC and/or various state and local authorities, which could significantly increase the cost of implementing and introducing new services.

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The further regulation of broadband, wireless and our other activities and any related court decisions could restrict our ability to compete in the marketplace and limit the return we can expect to achieve on past and future investments in our networks.

Changes to the Federal Lifeline Assistance Program could negatively impact the growth of our True Wireless business and its profitability.

True Wireless offers service to low-income subscribers eligible for the federal Lifeline Assistance Program. True Wireless provides a monthly discount to eligible subscribers in the form of free blocks of minutes and text messages. This discount is subsidized by the Low-Income Program of the federal USF and administered by the Universal Service Administrative Company. In 2012, the FCC adopted reforms to the Low Income program to increase program effectiveness and efficiencies. More stringent eligibility and certification requirements have made it more difficult for Lifeline service providers to sign up and retain Lifeline subscribers. Some regulators and legislators have questioned the structure of the current program, and the FCC is continuing to review and implement measures to improve the program, including enforcement action involving alleged rule violations, and roll-out of the National Lifeline Accountability Database. Changes in the Lifeline program as a result of the ongoing FCC proceeding or new legislation, or potential enforcement action, could negatively impact growth of True Wireless and/or the profitability of True Wireless.

If we are not able to adapt to changes and disruptions in technology and address changing consumer demand on a timely basis, we may experience a decline in the demand for our services, be unable to implement our business strategy and experience reduced profits.

Our industries are rapidly changing as new technologies are developed that offer consumers an array of choices for their communications needs and allow new entrants into the markets we serve. In order to grow and remain competitive, we will need to adapt to future changes in technology, enhance our existing offerings and introduce new offerings to address our customers’ changing demands. If we are unable to meet future challenges from competing technologies on a timely basis or at an acceptable cost, we could lose customers to our competitors. We may not be able to accurately predict technological trends or the success of new services in the market. In addition, there could be legal or regulatory restraints on our introduction of new services. If our services fail to gain acceptance in the marketplace, or if costs associated with the implementation and introduction of these services materially increase, our ability to retain and attract customers could be adversely affected. Additionally, we must phase out outdated and unprofitable technologies and services. If we are unable to do so on a cost-effective basis, we could experience reduced profits. In addition, there could be legal or regulatory restraints on our ability to phase out current services.

Failure to develop new products, such as cross-media solutions, that are compelling for the marketplace in the expected time frame may adversely affect the combined company’s future results.

As the media and advertising industry looks to evaluate investments such as advertising campaigns across various forms of media, such as television, radio, online, and mobile, the ability to measure the combined size and composition of audiences across platforms is increasingly important and demanded. A primary strategic reason for this business combination is to allow our companies to more quickly and effectively develop cross-media capabilities using the combined talents and assets of the two companies to meet a growing market demand. The management of the combined company may face significant challenges in developing new products while integrating existing products and technologies. If the companies are not successful in developing credible products in the expected timeframe, the anticipated benefits of the merger may not be realized fully or at all or may take longer to realize than expected.

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We may expand through investments in, acquisitions of, or the development of new products with assistance from, other companies, any of which may not be successful and may divert our management’s attention.

In the past, we completed several strategic acquisitions. We also may evaluate and enter into discussions regarding an array of potential strategic transactions, including acquiring complementary products, technologies or businesses. An acquisition, investment or business relationship may result in unforeseen operating difficulties and expenditures. In particular, we may encounter difficulties integrating the businesses, technologies, products, personnel or operations of the acquired companies, particularly if the key personnel of the acquired company choose not to be employed by us, and we may have difficulty retaining the customers of any acquired business due to changes in management and ownership. Acquisitions may also disrupt our ongoing business, divert our resources and require significant management attention that would otherwise be available for ongoing development of our business. Moreover, we cannot assure you that the anticipated benefits of any acquisition, investment or business relationship would be realized timely, if at all, or that we would not be exposed to unknown liabilities. In connection with any such transaction, we may:

●	encounter difficulties retaining key employees of the acquired company or integrating diverse business cultures;

●	incur large charges or substantial liabilities, including without limitation, liabilities associated with products or technologies accused or found to infringe on third-party intellectual property rights or violate existing or future privacy regulations;

●	issue shares of our capital stock as part of the consideration, which may be dilutive to existing stockholders;

●	become subject to adverse tax consequences, legal disputes, substantial depreciation or deferred compensation charges;

●	use cash that we may otherwise need for ongoing or future operation of our business;

●	enter new geographic markets that subject us to different laws and regulations that may have an adverse impact on our business;

●	experience difficulties effectively utilizing acquired assets;

●	encounter difficulties integrating the information and financial reporting systems of acquired businesses, particularly those that operated under accounting principles other than those generally accepted in the U.S. prior to the acquisition by us; and

●	incur debt, which may be on terms unfavorable to us or that we are unable to repay.

If we are unable to obtain additional financing, business operations will be harmed and if we do obtain additional financing then existing shareholders may suffer substantial dilution.

We need substantial capital to implement our sales distribution strategy for our current products, strategic acquisitions to maximize existing technologies to create opportunities to create synergy and opportunity. Our capital requirements will depend on many factors, including but not limited to:

●	the problems, delays, expenses, and complications frequently encountered by early-stage companies;

●	market acceptance of our products;

●	the success of our sales and marketing programs; and

●	we expect, if we raise at least $15,000,000 in this offering, that the net proceeds of such sales along with our current cash position, to be able to fund our operating expenses and capital expenditure for at least the next two years. Thereafter, unless we achieve profitability, we anticipate that we will need to raise additional capital to fund our operations and to otherwise implement our overall business strategy. We currently do not have any contracts or commitments for additional financing. There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. Any additional equity financing may involve substantial dilution to then existing shareholders.

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If adequate funds are not available or if we fail to obtain acceptable additional financing, we may be required to:

●	severely limit or cease our operations or otherwise reduce planned expenditures and forego other business opportunities, which could harm our business;

●	obtain financing with terms that may have the effect of substantially diluting or adversely affecting the holdings or the rights of the holders of our capital stock; or

●	obtain funds through arrangements with future collaboration partners or others that may require us to relinquish rights to some or all of our technologies or products.

Our success is substantially dependent on the continued service of our senior management.

Our success is substantially dependent on the continued service of our Chief Executive Officer (“CEO”), Kevin Brian Cox, our Chief Financial Officer (“CFO”), Tony Evers, and President, Anthony P. Nuzzo. We do not carry key person life insurance on any of its management, which would leave us uncompensated for the loss of any of its management. The loss of the services of any of our senior management could make it more difficult to successfully operate our business and achieve our business goals. In addition, our failure to retain qualified personnel in the diverse areas required for continuing its operations could harm our product development capabilities and customer and employee relationships, delay the growth of sales of our products and could result in the loss of key information, expertise or know-how.

We may not be able to hire or retain other key personnel required for our business, which could disrupt the development and sales of our products and limit our ability to grow.

Competition in our industry for senior management and other key personnel is intense. If we are unable to retain our existing personnel, or attract and train additional qualified personnel, either because of competition in our industry for such personnel or because of insufficient financial resources, our growth may be limited.

Our CEO and Chairman, Kevin Brian Cox, has significant control over shareholder matters and the minority shareholders will have little or no control over our affairs.

Mr. Cox, as of June 14, 2021, has control of approximately 60.97% of the voting capital stock of the Company, broken down by 17.29% of our shares of Common Stock (which represents 5.7% of our voting capital stock), 80.77% of the Series “A” preferred shares (representing 22.68% of the voting capital stock), and 83.62% of the Series “C” preferred shares (representing 32.59% of the voting capital stock). Subject to any fiduciary duties owed to our other stockholders under Nevada law, Mr. Cox is able to exercise significant influence over matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, and will have some control over our management and policies. Mr. Cox would maintain voting control with just his preferred “A” and “C” shares. If Mr. Cox was not issued any more shares, the Company would have to issue shares of its capital stock equal to approximately 103,000,000 votes for Mr. Cox to no longer have voting control of the Company’s capital stock. Additionally, if the Company issues additional Series “A” and Series “C” preferred shares, such issuance may further dilute the holders of Common Stock. Mr. Cox may have interests that are different from yours. For example, Mr. Cox may support proposals and actions with which you may disagree. The concentration of ownership could delay or prevent a change in control of our Company or otherwise discourage a potential acquirer from attempting to obtain control of our Company, which in turn could reduce the price of our stock. In addition, Mr. Cox could use his voting influence to maintain our existing management and directors in office, delay or prevent changes in control of our Company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

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We may not have sufficient resources to effectively introduce and market our services and products, which could materially harm our operating results.

Continuation of market acceptance for our existing services and products require substantial marketing efforts and will require our sales account executives and contract partners to make significant expenditures of time and money. In some instances, we will be significantly or totally reliant on the marketing efforts and expenditures of our contract partners, outside sales agents and distributors.

Because we currently have very limited marketing resources and sales capabilities, commercialization of our products, some of which require regulatory clearance prior to market entrance, we must either expand our own marketing and sales capabilities or consider collaborating with additional third parties to perform these functions. We may, in some instances, rely significantly on sales, marketing and distribution arrangements with collaborative partners and other third parties. In these instances, our future revenue will be materially dependent upon the success of the efforts of these third parties.

Should we determine that expanding our own marketing and sales capabilities is required, we may not be able to attract and retain qualified personnel to serve in our sales and marketing organization, to develop an effective distribution network or to otherwise effectively support our commercialization activities. The cost of establishing and maintaining a more comprehensive sales and marketing organization may exceed its cost effectiveness. If we fail to further develop our sales and marketing capabilities, if sales efforts are not effective or if costs of increasing sales and marketing capabilities exceed their cost effectiveness, our business, results of operations and financial condition would be materially adversely affected.

We could be impacted by unfavorable results of legal proceedings, including the pending proceedings involving Glen Eagles, and may, from time to time, be involved in future litigation in which substantial monetary damages are sought.

We are currently subject to a number of litigations as described under the heading “Legal Proceedings.” In connection with certain of these litigations, we may be required to pay significant monetary damages. Defending against the current litigations is or can be time-consuming, expensive and cause diversion of our management’s attention.

In addition, in the case of the litigation involving Glen Eagles, they are seeking the appointment of a receiver to control the operations of the Company. While we believe their claims are without merit and the likelihood of such a result is remote and we are vigorously defending against these claims, if a receive is appointed, the Board will no longer control the operations of the Company which may lead to serious complications for the Company. Therefore, our business operations could be negatively impacted by unfavorable results of this and other pending legal proceedings.

In addition, we may from time to time be involved in future litigation in which substantial monetary damages are sought. Litigation claims may relate to intellectual property, contracts, employment, securities and other matters arising out of the conduct of our current and past business activities. Any claims, whether with or without merit, could be time consuming, expensive to defend and could divert management’s attention and resources. We may maintain insurance against some, but not all, of these potential claims, and the levels of insurance we do maintain may not be adequate to fully cover any and all losses.

With respect to any litigation, our insurance may not reimburse us, or may not be sufficient to reimburse us, for the expenses or losses we may suffer in contesting and concluding such lawsuit. The results of any future litigation or claims are inherently unpredictable and substantial litigation costs, including the substantial self-insured retention that we are required to satisfy before any insurance applies to a claim, unreimbursed legal fees or an adverse result in any litigation may have a material adverse effect on our results of operations, cash from operating activities or financial condition.

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Risks and uncertainties related to the Company’s foreign operations could negatively impact the Company’s operating results.

CenterCom, our subsidiary, operates in El Salvador. Doing business in El Salvador, and in Latin America generally, involves increased risks related to geo-political events, political instability, corruption, economic volatility, property crime, drug cartel and gang-related violence, social and ethnic unrest including riots and looting, enforcement of property rights, governmental regulations, tax policies, banking policies or restrictions, foreign investment policies, public safety, health and security, anti-money laundering regulations, interest rate regulation and import/export regulations among others. As in many developing markets, there are also uncertainties as to how both local law and U.S. federal law is applied, including areas involving commercial transactions and foreign investment. As a result, actions or events could occur in El Salvador that are beyond the Company’s control, which could restrict or eliminate the Company’s ability to operate in El Salvador or significantly reduce customer traffic, product demand and the expected profitability of such operations.

We operate in a highly competitive industry.

We may encounter competition from local, regional or national entities, some of which have superior resources or other competitive advantages in the larger wireless services space. Intense competition may adversely affect our business, financial condition or results of operations. These competitors may be larger and more highly capitalized, with greater name recognition. We will compete with such companies on brand name, quality of services, level of expertise, advertising, product and service innovation and differentiation of product and services. As a result, our ability to secure significant market share may be impeded.

Effects of the COVD-19 Pandemic on Our Business

Since March 2020 there has been, and there continues to be, a significant and growing volatility and uncertainty in the global economy due to the worldwide COVID-19 pandemic affecting all business sectors and industries. The fulfillment of orders was delayed throughout 2020 due to the COVID-19 shutdowns in the United States. Moreover, our customers and suppliers could be further adversely affected as a result of additional or future quarantines, facility closures and logistics restrictions imposed, or which otherwise occur in connection with the pandemic. More broadly, negative global and national economic trends, such as decreased consumer and business spending, high unemployment levels and declining consumer and business confidence, pose challenges to our business and could result in declining revenues, profitability and cash flow. Although we continue to devote significant resources to support our business, unfavorable economic conditions may negatively affect demand for our services and products. Further, our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work and business closures.

Some specific effects of the COVID-19 pandemic on our business were as follows:

ECS primarily offers prepaid wireless payments to over 8,000 independently owned convenience stores via a software platform. The integration of the software platforms was completed in mid-2020, however due to the COVID-19 pandemic and the various restrictions imposed nationwide, salespeople were unable to visit stores as planned and the rollout of the wholesale marketplace was pushed to 2021.

In addition, each of our business segments was impacted by COVID-19 in varying degrees. It is difficult to determine an exact impact, but the majority in the decrease in revenue from $15,787,799 for the three months ended March 31, 2020 to $10,988,948 for the three months ended March 31, 2021 can be attributed to COVID-19.

For the year ended December 31, 2020, the COVID-19 impact on Surge Blockchain resulted in a decrease of $3,553,571 in revenue and a corresponding decrease in gross margin of $2,736,957.

The COVID-19 pandemic or other disease outbreak will in the short-run, and may over the longer term, adversely affect the domestic and global economy and financial markets, resulting in an economic downturn that will affect demand for our services and impact our operating results. There can be no assurance that any decrease in sales resulting from COVID-19 will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the COVID-19 outbreak on our business and operations (and the business and operations of third-parties on which our business depends) remains uncertain, the continued spread of COVID-19 or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees (and the third-parties on which our business depends) to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments. At this time, we cannot accurately predict the long-term effects the COVID-19 pandemic will have on our business.

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RISKS RELATED TO OUR SECURITIES

Sales of a significant number of shares of our Common Stock in the public market or the perception of such possible sales, could depress the market price of our Common Stock.

Sales of a substantial number of shares of our Common Stock in the public markets, which include an offering of our preferred stock or Common Stock could depress the market price of our Common Stock and impair our ability to raise capital through the sale of additional equity or equity-related securities. We cannot predict the effect that future sales of our Common Stock or other equity-related securities would have on the market price of our Common Stock.

Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our Common Stock has been and may in the future continue to be extremely volatile. Many factors could have a significant impact on the future price of our shares of Common Stock, including:

●	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;

●	our failure to successfully implement our business objectives;

●	compliance with ongoing regulatory requirements;

●	market acceptance of our products;

●	changes in government regulations;

●	general economic conditions and other external factors;

●	actual or anticipated fluctuations in our quarterly financial and operating results; and

●	the degree of trading liquidity in our shares of Common Stock.

Warrants are speculative in nature.

The Warrants offered in this offering do not confer any rights of Common Stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire Common Stock at a fixed price for a limited period of time. Specifically, commencing on the date of issuance, holders of the Warrants may exercise their right to acquire Common Stock and pay an exercise price of $[__] per share (with an exercise price no less than 100% of the public offering price of a Unit), prior to five years from the date of issuance, after which date any unexercised Warrants will expire and have no further value. In addition, there is no established trading market for the Warrants and we do not expect a market to develop.

Holders of the Warrants will have no rights as a common shareholder until they acquire our Common Stock.

Until holders of the Warrants acquire Common Stock upon exercise of the Warrants, the holders will have no rights with respect to the Common Stock issuable upon exercise of the Warrants. Upon exercise of the Warrants, the holder will be entitled to exercise the rights of a common shareholder as to the security exercised only as to matters for which the record date occurs after the exercise.

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There is no established market for the warrants to purchase our Common Stock being offered in this offering.

There is no established trading market for the Warrants and we do not expect a market to develop. Although we have applied to list the Warrants on the Nasdaq Capital Market, there can be no assurance that there will be an active trading market for the Warrants. Without an active trading market, the liquidity of the Warrants will be limited.

Provisions of the warrants offered by this prospectus could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our governing organizational documents, certain provisions of the Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Warrants. These and other provisions of the Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

A decline in the price of our shares of Common Stock could affect our ability to raise further working capital and adversely impact our ability to continue operations.

The relatively low price of our shares of Common Stock, and a decline in the price of our shares of Common Stock, could result in a reduction in the liquidity of our Common Stock and a reduction in our ability to raise capital. Because a significant portion of our operations has been and will continue to be financed through the sale of equity securities, a decline in the price of our shares of Common Stock could be especially detrimental to our liquidity and our operations. Such reductions and declines may force us to reallocate funds from other planned uses and may have a significant negative effect on our business plans and operations, including our ability to continue our current operations. If the price for our shares of Common Stock declines, it may be more difficult to raise additional capital. If we are unable to raise sufficient capital, and we are unable to generate funds from operations sufficient to meet our obligations, we will not have the resources to continue our operations.

The market price for our shares of Common Stock may also be affected by our ability to meet or exceed expectations of analysts or investors. Any failure to meet these expectations, even if minor, may have a material adverse effect on the market price of our shares of Common Stock.

Financial Industry Regulatory Authority (“FINRA”) sales practice requirements may also limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our Common Stock and have an adverse effect on the market for our shares.

“Penny Stock” rules may make buying or selling our Common Stock difficult.

Trading in our Common Stock has previously been subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer that recommends our Common Stock to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our Common Stock, which could severely limit the market price and liquidity of our Common Stock.

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We currently do not intend to pay dividends on our Common Stock. As result, your only opportunity to achieve a return on your investment is if the price of our Common Stock appreciates.

We currently do not expect to declare or pay dividends on our Common Stock. In addition, in the future we may enter into agreements that prohibit or restrict our ability to declare or pay dividends on our Common Stock. As a result, your only opportunity to achieve a return on your investment will be if the market price of our Common Stock appreciates and you sell your shares at a profit.

We could issue additional Common Stock, which might dilute the book value of our Common Stock.

Our Board has authority, without action or vote of our shareholders, to issue all or a part of our authorized but unissued shares. Such stock issuances could be made at a price that reflects a discount or a premium from the then-current trading price of our Common Stock. In addition, in order to raise capital, we may need to issue securities that are convertible into or exchangeable for our Common Stock. These issuances would dilute the percentage ownership interest, which would have the effect of reducing your influence on matters on which our shareholders vote and might dilute the book value of our Common Stock. You may incur additional dilution if holders of stock warrants or options, whether currently outstanding or subsequently granted, exercise their options, or if warrant holders exercise their warrants to purchase shares of our Common Stock.

Future Issuance of Our Common Stock, Preferred Stock, Options and Warrants Could Dilute the Interests of Existing Stockholders.

We may issue additional shares of our Common Stock, preferred stock, options and warrants in the future. The issuance of a substantial amount of Common Stock, options and warrants could have the effect of substantially diluting the interests of our current stockholders. In addition, the sale of a substantial amount of Common Stock or preferred stock in the public market, or the exercise of a substantial number of warrants and options either in the initial issuance or in a subsequent resale by the target company in an acquisition which received such Common Stock as consideration or by investors who acquired such Common Stock in a private placement could have an adverse effect on the market price of our Common Stock.

RISKS RELATED TO THE OFFERING

Investors in This Offering Will Experience Immediate and Substantial Dilution in Net Tangible Book Value.

The public offering price per share of our Common will be substantially higher than the net tangible book value per share of our outstanding Common Stock. As a result, investors in this offering will incur immediate dilution of $[  ] per share, based on the assumed public offering price of $[  ] per share. Investors in this offering will pay a price per share that substantially exceeds the book value of our assets after subtracting our liabilities. See “Dilution” for a more complete description of how the value of your investment will be diluted upon the completion of this offering.

We May Need Additional Capital, and the Sale of Additional Shares or Equity or Debt Securities Could Result in Additional Dilution to Our Stockholders.

We believe that our existing cash, together with the net proceeds from this offering, will be sufficient to meet our anticipated cash needs for at least the next two years. We may, however, require additional cash resources due to changed business conditions or other future developments. If these resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain one or more credit facilities. The sale of additional equity securities could result in additional dilution to our stockholders and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a Common Stockholder. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. It is uncertain whether financing will be available in amounts or on terms acceptable to us, if at all.

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If we raise additional funds through government grants, collaborations, strategic alliances, licensing arrangements or marketing and distribution arrangements, we may have to relinquish valuable rights to our technologies, future revenue stream or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to develop and market products that we would otherwise prefer to develop and market ourselves.

We Have Broad Discretion in the Use of the Net Proceeds from This Offering and May Not Use Them Effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

Substantial future sales of shares of our Common Stock in the public market could cause our stock price to fall.

Holders of shares of Common Stock that we have issued, including shares of Common Stock issuable upon conversion and/or exercise of outstanding convertible notes, shares of preferred stock options and warrants, may be entitled to dispose of their shares pursuant to an exemption from registration under the Securities Act. Additional sales of a substantial number of our shares of our Common Stock in the public market, or the perception that sales could occur, could have a material adverse effect on the price of our Common Stock. Our Common Stock is quoted on the OTCQB Marketplace and there is not now, nor has there been, any significant market for shares of our Common Stock, and an active trading market for our shares may never develop or be sustained. Investors are currently able to use Rule 144 promulgated under the Securities Act to sell shares of our Common Stock and, if they do so, the then-prevailing market prices for our Common Stock may be reduced. Any substantial sales of our Common Stock may have an adverse effect on the market price of our securities.

Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. If there are more shares of Common Stock offered for sale than buyers are willing to purchase, then the market price of our Common Stock may decline to a market price at which buyers are willing to purchase the offered shares of Common Stock and sellers remain willing to sell the shares. Following the effectiveness of the registration statement of which this prospectus forms a part, all of the shares of Common Stock sold to Northbridge pursuant to the Investment Agreement will be freely tradable without restriction or further registration under the Securities Act.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $[  ] after deducting the underwriting discounts and commissions and estimated offering expenses, or if the underwriter exercises their over-allotment option in full.

We intend to use the net proceeds of this offering and any proceeds from the exercise of Warrants for general corporate purposes, which may include working capital, retiring trade payables, marketing, development of product pipeline, technology development, legal fees, other corporate expenses, acquisitions of complementary products, product candidates, technologies or businesses, and repayment of notes payable (used for general corporate expenses). However, we currently have no present agreements or commitments for any such acquisitions and no guarantee can be made that we will make such acquisitions in the future.

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We currently expect to use the net proceeds of this offering and any proceeds from the exercise of Warrants primarily for the following purposes:

●	approximately $2,300,000 for the repayment of loans (used for general corporate expenses) that accrue interest at 15% per year and a maturity date of March 8, 2022:

●	the remainder for working capital and other general corporate purposes.

We believe that the expected net proceeds from this offering and our existing cash and cash equivalents, together with interest thereon, will be sufficient to fund our operations for at least the next two years, although we cannot assure you that this will occur.

The amount and timing of our actual expenditures will depend on numerous factors, including the status of our development efforts, sales and marketing activities and the amount of cash generated or used by our operations. We may find it necessary or advisable to use portions of the proceeds for other purposes, and we will have broad discretion and flexibility in the application of the net proceeds. Pending these uses, the proceeds will be invested in short-term bank deposits.

MARKET FOR OUR COMMON STOCK AND RELATED STOCKHOLDER MATTERS

Market and Other Information

Our Common Stock is quoted on the OTCQB under the trading symbol “SURG”. Our shares began trading on July 24, 2007.

As of June 14, 2021, there were approximately 3,067 holders of record of our Common Stock. The last reported sales price for our Common Stock, as reported on the OTCQB on June 16, 2021, was $0.12.

Dividend Policy

To date, we have not paid any dividends on our Common Stock and do not anticipate paying any such dividends in the foreseeable future. The declaration and payment of dividends on the Common Stock is at the discretion of our board of directors and will depend on, among other things, our operating results, financial condition, capital requirements, contractual restrictions or such other factors as our board of directors may deem relevant. We currently expect to use all available funds to finance the future development and expansion of our business and do not anticipate paying dividends on our Common Stock in the foreseeable future.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements involve risks and uncertainties and include statements regarding, among other things, our projected revenue growth and profitability, our growth strategies and opportunity, anticipated trends in our market and our anticipated needs for working capital. They are generally identifiable by use of the words “may,” “will,” “should,” “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” or the negative of these words or other variations on these words or comparable terminology. These statements may be found under the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business,” as well as in this prospectus generally. In particular, these include statements relating to future actions, prospective products, market acceptance, future performance or results of current and anticipated products, sales efforts, expenses, and the outcome of contingencies such as legal proceedings and financial results. Such forward-looking statements include, without limitation, statements regarding:

●	our need for, and our ability to raise, additional equity or debt financing on acceptable terms, if at all;

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●	our need to take additional cost reduction measures, cease operations or sell our operating assets, if we are unable to obtain sufficient additional financing;

●	our belief that we have sufficient liquidity to finance normal operations;

●	the options we may pursue in light of our financial condition;

●	the amount of cash necessary to operate our business;

●	the expected expenses of, and benefits and results from, our research and development efforts;

●	general economic conditions;

●	the anticipated future financial performance and business operations of our company; and

●	our ability to retain our core group of personnel.

We operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for us to predict all of those risks, nor can we assess the impact of all of those risks on our business or the extent to which any factor may cause actual results to differ materially from those contained in any forward-looking statement. The forward-looking statements in this prospectus are based on assumptions management believes are reasonable. However, due to the uncertainties associated with forward-looking statements, you should not place undue reliance on any forward-looking statements. Further, forward-looking statements speak only as of the date they are made, and unless required by law, we expressly disclaim any obligation or undertaking to publicly update any of them in light of new information, future events, or otherwise.

CAPITALIZATION

The following table sets forth our consolidated cash and capitalization as of March 31, 2021. Such information is set forth on the following basis:

●	on an actual basis.

●	on a pro forma basis, giving effect to the sale by us of [ ] Units, at an assumed public offering price of $[ ] per Unit, after deducting underwriting discounts and commissions and estimated offering expenses.

The pro forma information below is illustrative only and our capitalization following the completion of this offering will be adjusted based on the actual public offering price and other terms of this offering determined at pricing. You should read this table together with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our audited and unaudited consolidated financial statements and the related notes appearing elsewhere in this prospectus.

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	Actual as of March 31, 2021 (unaudited)	Pro Forma
Cash and cash equivalents	$1,602,474	$

Stockholders’ deficit:
Series A preferred stock: $0.001 par value; 13,000,000 shares authorized; 13,000,000 shares issued and outstanding at March 31, 2021	13,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 721,598 shares issued and outstanding at March 31, 2021	722
Common stock: $0.001 par value; 500,000,000 shares authorized; 150,792,608 shares issued and outstanding at March 31, 2021	152,849

Additional paid in capital	15,849,971
Accumulated deficit	(26,407,630)
Total stockholders’ deficit	$(10,391,088)	$

A $1.00 increase or decrease in the assumed public offering price per share would increase or decrease our pro forma cash, additional paid-in capital, total stockholders’ equity (deficit) and total capitalization by approximately $______ assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriting discount and estimated offering expenses payable by us.

DILUTION

If you invest in our securities, your investment will be diluted immediately to the extent of the difference between the public offering price per share of Common Stock that is part of the Unit, and the pro forma net tangible book value per share of Common Stock immediately after this offering.

Net tangible book value (deficit) represents the amount of our total tangible assets reduced by our total liabilities. Tangible assets equal our total assets less intangible assets. Pro forma net tangible book value per share represents our pro forma net tangible book value divided by the number of shares of Common Stock outstanding. As of [  ], 2021, our actual net tangible deficit value was $[  ] and our net tangible book deficit per share was $[  ].

After giving effect to the sale of Units that we are offering (attributing no value to the warrants) at the assumed public offering price of $[  ] per share, and after deducting the underwriting discount and commission and estimated offering expenses, our pro forma net tangible book value (deficit) as of [  ], 2021 would have been $[  ], or $[  ] per share. This represents an immediate increase in pro forma net tangible book value (deficit) of $[__] per share to existing stockholders and immediate dilution of $[  ] per share to new investors purchasing Units in the offering.

The following table illustrates this per share dilution:

	As of March 31, 2020	Pro Forma(1)
Assumed public offering price per Unit
Net tangible book deficit value per share as of [ ], 2021	$	$
Increase in pro forma net tangible book value per share attributable to new investors	$
Pro forma net tangible book value per share after giving effect to this offering
Dilution in net tangible book value per share to new investors

(1)	Calculated on a pro forma basis, giving effect to the conversion of all our outstanding shares of preferred stock into Common Stock.

If the underwriter’s overallotment option is exercised, our adjusted pro forma net tangible book value following the offering will be $[__] per share, and the dilution to new investors in the offering will be $[__] per share.

A $1.00 increase or decrease in the assumed public offering price per Unit would increase or decrease our pro forma as adjusted net tangible book value after this offering by approximately $[  ], and dilution per share to new investors by approximately $[  ] for an increase of $1.00, or $[( )] for a decrease of $1.00, after deducting the underwriting discount and estimated offering expenses payable by us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This Management’s Discussion and Analysis of Financial Condition and Results of Operations includes a number of forward-looking statements that reflect Management’s current views with respect to future events and financial performance. You can identify these statements by forward-looking words such as “may” “will,” “expect,” “anticipate,” “believe,” “estimate” and “continue,” or similar words. Those statements include statements regarding the intent, belief or current expectations of us and members of its management team as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements.

Readers are urged to carefully review and consider the various disclosures made by us in this report and in our other reports filed with the Securities and Exchange Commission. Important factors currently known to us could cause actual results to differ materially from those in forward-looking statements. We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in the future operating results over time. We believe that its assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company’s services, fluctuations in pricing for materials, and competition.

In February 2021, we filed a separate registration statement on Form S-1 with the SEC pursuant to which approximately 25% of the fully diluted equity of LogicsIQ will be sold to the public (the “LogicsIQ IPO”). If the LogicsIQ IPO is completed, LogicsIQ will remain our majority-owned subsidiary, and we will therefore have the ability to control the outcome of significant decisions regarding the operations, management and other aspects of LogicsIQ’s business.

COMPARISON OF THREE MONTHS ENDED MARCH 31, 2021 AND 2020

Revenues during the three months ended March 31, 2021 and 2020 consisted of the following:

	March 31, 2021 (unaudited)	March 31, 2020 (unaudited)
Revenue	$10,988,948	$15,787,799
Cost of revenue (exclusive of depreciation and amortization)	9,857,309	15,058,914
Gross profit	$1,131,639	$728,885

Revenue decreased $4,798,851 (30%) primarily as a result of a decreases in revenue for: ECS of $2,832,287, LogicsIQ of $2,043,516 and Surge Blockchain of $260,668 offset by increase in True Wireless of $337,620 while gross profit increased $402,754 (55%) primarily as a result of an increase in gross profit of $643,640 in True Wireless.

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Costs and expenses during the three months ended March 31, 2021 and 2020 consisted of the following:

	March 31, 2021 (unaudited)	March 31, 2020 (unaudited)
Depreciation and amortization	$217,958	$265,464
Selling, general and administration	3,021,851	3,228,660
Total	$3,239,809	$3,494,124

Depreciation and amortization decreased $47,506 primarily as a result of fully depreciated assets.

Selling, general and administrative expenses during the three months ended March 31, 2021 and 2020 consisted of the following:

	March 31, 2021 (unaudited)	March 31, 2020 (unaudited)
Contractors and consultants	$308,826	$492,503
Professional services	537,319	579,976
Compensation	956,752	729,918
Webhosting/internet	217,915	187,146
Advertising and marketing	446,760	100,552
Other	554,279	1,138,565
Total	$3,021,851	$3,228,660

Selling, general and administrative costs (S, G & A) decreased by $206,809 (6%). The detail changes are discussed below:

*	Contractors and consultants decreased to $308,826 in 2021 from $492,503 in 2020 primarily due decrease in IT consultants and outsourced management fees.

*	Compensation increased from $729,918 in 2020 to $956,752 in 2021 primarily as a result of the increase in direct payroll moved shared services.
*	Webhosting/internet costs increased to $217,915 in 2021 from $187,146 in 2020.

*	Professional services decreased from $579,976 in 2020 to $537,319 in 2021 primarily as a result of decreased IT services.

*	Advertising and marketing costs increased to $446,760 in 2021 from $100,552 in 2020 primarily due to the Company implementing new advertising and marketing campaigns.
*	Other costs decreased to $554,279 in 2021 from $1,390,900 in 2020 primarily due to a decrease in shared services on a consolidated basis.

Other (expense) income during the three months ended March 31, 2021 and 2020 consisted of the following:

	March 31, 2021 (unaudited)	March 31, 2020 (unaudited)
Interest, net	$(1,303,859)	$(482,722)
Change in fair value of derivative liability	303,850	(31,816)
Derivative expense	(1,775,057)	(348,334)
Gain on equity investment in Centercom	(73,773)	32,369
Gain (loss) on settlement of liabilities	141,578	538,436
	$(2,707,261)	$(292,067)

Interest expense increased to $1,303,859 in 2021 from $482,722 in 2020 primarily due to an increase in total borrowings.

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During the three months ended March 31, 2021, the Company identified certain embedded features within its borrowings that required the Company to classify the features as derivative liabilities. The Company recognized a change in fair value during the three months ended March 31, 2021 of $303,850. In addition, the Company recorded a derivative expense of $1,775,057 which represents the debt discount and derivative features that exceed the face value of the notes.

The loss on equity investment in Centercom of $73,773 in 2021 compared to an equity gain of $32,369 in 2020. During the three months ended March 31, 2021, the Company settled outstanding liabilities through the issuance of 875,000 shares of Common Stock and recorded a loss on settlement of $507,500. During the three months ended March 31, 2020, the Company settled outstanding liabilities and recorded a gain on settlement of $538,436.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the periods ended March 31, 2021 and 2020, are as follows:

	Surge Blockchain & Other	LogicsIQ	TW	ECS	Total
Three Months ended March 31, 2021
Revenue	$37,734	$3,408,403	$628,325	$6,914,486	$10,988,948
Cost of revenue (exclusive of depreciation and amortization)	(4,434)	(2,966,753)	(185,537)	(6,700,585)	(9,857,309)
Gross margin	33,300	441,650	442,788	213,901	1,131,639
Costs and expenses	(2,144,500)	(455,398)	(242,401)	(397,510)	(3,239,809)
Operating profit (loss)	$(2,111,200)	$(13,748)	$200,387	$(183,609)	$(2,108,170)

Three Months ended March 31, 2020
Revenue	$298,402	$5,451,919	$290,705	$9,746,773	$15,787,799
Cost of revenue (exclusive of depreciation and amortization)	(303,503)	(4,738,537)	(491,557)	(9,525,317)	(15,058,914)
Gross margin	(5,101)	713,382	(200,852)	221,456	728,885
Costs and expenses	(1,716,882)	(343,138)	(1,049,910)	(384,194)	(3,494,124)
Operating income (loss)	$(1,721,983)	$370,244	$(1,250,762)	$(162,738)	$(2,765,239)

March 31, 2021
Total assets	$1,874,911	$1,866,783	$616,221	$4,431,936	$8,789,851
Total liabilities	12,274,317	3,181,477	3,477,262	247,883	19,180,939

December 31, 2020
Total assets	$911,316	$1,079,806	$515,592	$4,818,357	$7,325,071
Total liabilities	10,922,335	2,440,758	4,301,249	386,695	18,051,037

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Each segment was impacted by COVID-19 in varying degrees. It is difficult to determine an exact impact, but the majority in the decrease in revenue from $15,787,799 as of March 31, 2020 to $10,988,948 as of March 31, 2021 can be attributed to COVID-19. We believe as restrictions are lifted across the country, each segment will see revenue growth, meeting or exceeding prior levels. The gross margin improved from March 31, 2020 to March 31, 2021 by $402,754. Each segment was consistent year over year, except True Wireless. With the downturn in True Wireless revenue over the past several years, we instituted an expense reduction campaign, resulting in a $643,640 change in gross margin period over period. Costs and expenses were flat period over period, with only slight decrease of over all expenses of $254,315 or 7%. Again, the biggest reason was the expense reduction campaign instituted in the True Wireless segment.

LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

At March 31, 2021 and December 31, 2020, our current assets were $2,553,931 and $1,251,029, respectively, and our current liabilities were $14,974,306 and $15,303,661, respectively, which resulted in a working capital deficit of $12,420,375 and $14,052,632, respectively.

Total assets at March 31, 2021 and December 31, 2020 amounted to $8,789,851 and $7,325,071, respectively. At March 31, 2021, assets consisted of current assets of $2,553,931, net property and equipment of $223,594, net intangible assets of $3,923,615, goodwill of $866,782, equity investment in Centercom of $340,839, and operating lease right of use asset of 819,632, as compared to current assets of $1,251,029, net property and equipment of $236,810, net intangible assets of $4,125,742, goodwill of $866,782, equity investment in Centercom of $414,612 and operating lease right of use asset of $368,638 at December 31, 2020.

At March 31, 2021, our total liabilities of $19,180,939 increased $1,129,902 from $18,051,037 at December 31, 2020.

At March 31, 2021, our total stockholders’ deficit was $10,391,088 as compared to $10,725,966 at December 31, 2020. The principal reason for the increase in stockholders’ deficit was the impact of the net loss of $4,815,431 offset by equity issuances during 2021

.

The following table sets forth the major sources and uses of cash for the three months ended March 31, 2021 and 2020.

	March 31, 2021 (unaudited)	March 31, 2020 (unaudited)

Net cash used in operating activities	$(3,435,354)	$(1,043,922)
Net cash used in investing activities	(2,615)	(3,072)
Net cash provided by financing activities	4,366,448	1,139,500
Net change in cash and cash equivalents	$928,479	$92,506

At March 31, 2021, the Company had the following material commitments and contingencies.

Notes payable – related party - See Note 7 to the Condensed Consolidated Financial Statements.

Notes payable and long-term debt - See Note 8 to the Condensed Consolidated Financial Statements.

Convertible promissory notes - See Note 9 to the Condensed Consolidated Financial Statements.

Related party transactions - See Note 14 to the Condensed Consolidated Financial Statements.

Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs. The Company expects to need $3,000,000 in cash requirements over the next 12 months to meet basic operating costs.

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Known trends and uncertainties – The Company is planning to acquire other businesses with similar business operations. The uncertainty of the economy may increase the difficulty of raising funds to support the planned business expansion.

We believe we will continue to incur net losses and do not expect positive cash flows from operations until the 4th quarter of 2021. At that time, we believe the impact of COVID-19 will have receded enough to allow us to fully implement our sales strategy, resulting in increased revenue in all segments of our business. The Company will continue to fund operations until cash flow positive through the use of promissory notes, both related and non-related party. These notes made up the majority of the $4,366,448 generated by financing activities during the three months ended March 31, 2021.

On March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and included a provision for the Small Business Administration (“SBA”) to implement its Paycheck Protection Program (“PPP”). The PPP provides small businesses with funds to pay up to eight (8) weeks of payroll costs, including benefits. Funds received under the PPP may also be used to pay interest on mortgages, rent, and utilities. Subject to certain criteria being met, all or a portion of the loans may be forgiven. The loans bear interest at an annual rate of one percent (1%), are due two (2) years from the date of issuance, and all payments are deferred for the first six (6) months of the loan. Any unforgiven balance of loan principal and accrued interest at the end of the six (6) month loan deferral period is amortized in equal monthly installments over the remaining 18-months of the loan term. On April 17, 2020, the Company closed a $498,082 SBA guaranteed PPP loan with Bank3. The Company expects to use the loan proceeds as permitted and apply for and receive forgiveness for the entire loan amount. In addition, the Company received $636,600 in several Economic Injury Disaster Loans with the Small Business Administration. These loans all carry a 3.75% interest rate payable over 30 years. First payment due 12 months from date of note.

COMPARISON OF YEAR ENDED DECEMBER 31, 2020 AND 2019

Revenues during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Revenue	$54,406,788	$25,742,941
Cost of revenue (exclusive of depreciation and amortization)	51,938,111	22,623,521
Gross profit	$2,468,677	$3,119,420

Revenue increased $28,663,847 (111%) primarily as a result of the increase of the ECS revenues of $24,094,753 and an increase of $9,195,691 in revenues from LogicsIQ offset by decreases of $3,044,411 in True Wireless, Inc. and $3,697,947 in Surge Blockchain LLC. Gross profit decreased by $650,743 (21%) primarily as a result of a decreases in gross profit of $201,847 in True Wireless, Inc. and $765,572 of Surge Blockchain LLC that offset the gross profit gains from the increased revenues of the other subsidiaries.

Costs and expenses during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Depreciation and amortization	$1,173,369	$227,322
Selling, general and administration	11,440,976	10,660,126
Total	$12,614,345	$10,887,448

Depreciation and amortization increased $946,047 primarily as a result of the addition of the ECS assets. The asset purchase agreement dated September 27, 2019 created an intangible asset. The amortization of this was recorded for a full year in 2020 and only 3 months in 2019.

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Selling, general and administrative expenses during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Contractors and consultants	$2,170,279	$2,134,202
Professional services	1,043,459	1,761,292
Compensation	3,605,624	1,895,932
Webhosting/internet	683,276	651,370
Advertising and marketing	273,031	1,116,046
DRIP fees	-	547,000
Bad debt expense	1,750,239	985,633
Other	1,915,068	1,568,651
Total	$11,440,976	$10,660,126

Selling, general and administrative costs (S, G & A) increased by $780,850 (7%). The 2020 period includes $554,386 in expenses for the ECS companies that are not included in the 2019 expenses. The detail changes are discussed below:

●	Contractors and consultants expense increased less than 2% from $2,134,202 in 2019 to $2,170,279 in 2020.

●	Professional services decreased $717,833 in 2020 primarily due to a decrease in the use of outside management services. The 2020 period includes $24,043 in expenses of the ECS companies that are not included in the 2019 expenses.

●	Compensation increased from $1,895,932 in 2019 to $3,605,624 in 2020 primarily as a result of the increase in staff support positions to support the expected increase in revenue in the coming months and to replace the outside management services. The 2020 period includes $158,095 in expense of the ECS companies that are not included in the 2019 expenses.

●	Webhosting/internet costs increased less than 5% to $683,276 in 2020 from $651,370 in 2019.

●	Distributive Resolution & Integration Program (“DRIP”) fees decreased from $547,000 in 2019 to $0 in 2020, as a result of the Company terminating a DRIP with the Asian American Trade Association to provide products and services for up to 40,000 locations in 2019. The DRIP fees were a one-time location activation fee.

●	Advertising and marketing costs decreased to $273,031 in 2020 from $1,116,046 in 2019 primarily due to the Company reducing advertising and marketing costs while evaluating future advertising and marketing campaigns.

●	Bad debt expense increased to $1,750,239 in 2020 from $985,633 in 2019 primarily due to the Company’s evaluation of the receivables generated during the initial rollout of the SurgePays portal and providing an appropriate allowance for bad debts.

●	Other costs increased to $1,915,068 in 2020 from $1,568,651 in 2019 primarily due to an increase in fidelity, cyber security and professional liability insurance, additional office space, shareholder communications and travel. The 2020 period includes $73,448 in expenses of the ECS companies that are not included in 2019 expenses.

Other (expense) income during the years ended December 31, 2020 and 2019 consisted of the following:

	2020	2019
Interest, net	$(3,383,996)	$(227,016)
Change in fair value of derivative liability	577,936	4,013
Derivative expense	(566,789)	-
Gain on equity investment in CenterCom	210,912	25,192
Gain (loss) on settlement of liabilities	2,575,979	(481,187)
Other income	10,000	-
	$(575,958)	$(678,998)

Interest expense increased to $3,383,996 in 2020 from $227,016 in 2019 primarily due to an increase in total borrowings.

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During the year ended December 31, 2020, the Company identified certain embedded features within its borrowings that required the Company to classify the features as derivative liabilities. The Company recognized a change in fair value in 2020 of $577,936. In addition, the Company recorded a derivative expense of $566,789 which represents the debt discount and derivative features that exceed the face value of the notes. The increase in derivative expense is the result of additional borrowings in 2020 with a default note conversion trigger.

The gain on equity investment in CenterCom of $210,912 in 2020 compared to $25,192 in 2019.

On June 23, 2020, the Company entered into a Stock Cancellation Agreement with Yossi Attia (the “Stock Cancellation Agreement”). Prior to entering into the Stock Cancellation Agreement, Mr. Attia owned 3,333,333 shares of Common Stock (the “Attia Shares”) without a restrictive legend. Pursuant to the Stock Cancellation Agreement, the Company agreed to pay $500,000 to Mr. Attia for the return and cancellation of 2,380,952 of the Attia Shares. The Company has the option, on or prior to July 23, 2020, to pay Mr. Attia $0.21 per share for the return and cancellation of any or all of the remaining 952,381 Attia Shares. This resulted in a gain on settlement of debt of $2,080,000 recorded in the second quarter of 2020.

During 2019, the Company settled outstanding liabilities through the issuance of 875,000 shares of Common Stock and recorded a loss on settlement of $481,187. During 2020, the Company settled outstanding liabilities through the issuance of 8,150,000 shares of Common Stock and recorded a gain on settlement of $2,556,979.

Segment Information

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the years ended December 31, 2020 and 2019, are as follows:

	Surge Blockchain & Other	Surge Logics	TW	ECS	Total
Year ended December 31, 2020
Revenue	$741,863	$16,430,057	$2,372,977	$34,861,891	$54,406,788
Cost of revenue (exclusive of depreciation and amortization)	(849,225)	(14,213,769)	(3,003,099)	(33,872,018)	(51,938,111)
Gross margin	(107,362)	2,216,288	(630,122)	989,873	2,468,677
Costs and expenses	(8,066,653)	(2,147,406)	(937,196)	(1,463,090)	(12,614,345)
Operating profit (loss)	$(8,174,015)	$68,882	$(1,567,318)	$(473,217)	$(10,145,668)

Year ended December 31, 2019
Revenue	$4,295,434	$7,234,366	$3,446,003	$10,767,138	$25,742,941
Cost of revenue (exclusive of depreciation and amortization)	(1,665,839)	(4,721,923)	(5,845,663)	(10,390,096)	(22,623,521)
Gross margin	2,629,595	2,512,443	(2,399,660)	377,042	3,119,420
Costs and expenses	(6,340,282)	(2,388,181)	(1,749,975)	(409,010)	(10,887,448)
Operating loss	$(3,710,687)	$124,262	$(4,149,635)	$(31,968)	$(7,768,028)

December 31, 2020
Total assets	$1,729,041	$199,366	$(353,476)	$4,883,357	$7,325,071
Total liabilities	10,912,205	2,450,888	4,301,249	386,695	18,051,037

December 31, 2019
Total assets	$4,782,722	$249,196	$(33,718)	$4,988,173	$9,986,373
Total liabilities	10,115,799	734,875	3,815,175	20,139	14,685,988

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Each segment was impacted by COVID-19 in varying degrees. We believe as restrictions are lifted across the country, each segment will see revenue growth, meeting or exceeding prior levels. The revenue increased from $25,742,941 for year ended 2019 to $54,406,788 for year ended 2020, resulting in an increase of $25,742,941 or 111.3% increase. The full impact of the acquisition of the ECS segment resulting in an increase of $24,094,753, year-over-year. The gross margin decreased from $3,119,420 for 2019 to $2,468,677 in 2020. COVID-19 impact on Surge Blockchain resulted in a decrease of $3,553,571 in revenue and a corresponding decrease in gross margin of $2,736,957. Operating expenses increased as a result of the full year impact of the ECS acquisition.

LIQUIDITY, CAPITAL RESOURCES AND GOING CONCERN

At December 31, 2020 and 2019, our current assets were $1,251,029 and $3,574,885, respectively, and our current liabilities were $15,303,661 and $7,054,124, respectively, which resulted in a working capital deficit of $14,052,632 and $3,479,239, respectively. The decrease in current assets is a result of recognizing bad debt expense to write off uncollectible accounts receivable. The increase in current liabilities is the result of incurring additional debt in 2020 with payment terms less than one-year.

Total assets at December 31, 2020 and 2019 amounted to $7,325,071 and $9,986,373, respectively. The decrease in total assets is a result of recognizing bad debt expense to write off uncollectible accounts receivable. At December 31, 2020, assets consisted of current assets of $1,251,029, net property and equipment of $236,810, net intangible assets of $4,125,742, goodwill of $866,782, equity investment in Centercom of $414,612, and operating lease right of use asset of $368,638, as compared to current assets of $3,574,885, net property and equipment of $294,616, net intangible assets of $4,769,117, goodwill of $866,782, equity investment in Centercom of $203,700 and operating lease right of use asset of $210,816 at December 31, 2019. The operating lease right of use increased related to a new lease acquired in the ECS assets purchase agreement.

At December 31, 2020, our total liabilities of $18,051,037 increased $3,365,049 from $14,685,988 at December 31, 2019. The Company entered into several promissory notes during 2020, creating additional debt in 2020 over 2019.

At December 31, 2020, our total stockholders’ deficit was $10,725,966 as compared to $4,699,615 at December 31, 2019. The principal reason for the increase in stockholders’ deficit was the impact of the net loss of $10,721,626 offset by equity issuances during 2020.

We believe we will continue to incur net losses and do not expect positive cash flows from operations until the 4th quarter of 2021. At that time, we believe the impact of COVID-19 will have receded enough to allow us to fully implement our sales strategy, resulting in increased revenue in all segments of our business.

The following table sets forth the major sources and uses of cash for the years ended December 31, 2020 and 2019.

	2020	2019

Net cash used in operating activities	$(4,326,048)	$(6,533,141)
Net cash used in investing activities	8,354	(32,241)
Net cash provided by financing activities	4,645,649	6,466,810
Net change in cash and cash equivalents	$327,955	$(98,572)

As a result of increased financing activities in 2020, the cash increased in 2020 by $327,955.

At December 31, 2020, the Company had the following material commitments and contingencies.

Notes payable – related party - See Note 8 to the Condensed Consolidated Financial Statements.

Notes payable and long-term debt - See Note 9 to the Condensed Consolidated Financial Statements.

Convertible promissory notes - See Note 10 to the Condensed Consolidated Financial Statements.

Related party transactions - See Note 15 to the Condensed Consolidated Financial Statements.

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Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs.

OFF-BALANCE SHEET ARRANGEMENTS

We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

CRITICAL ACCOUNTING ESTIMATES

Our significant accounting policies are described in Note 2 of the Consolidated Financial Statements. During the year ended December 31, 2019, we were required to make material estimates and assumptions that affect the reported amounts and related disclosures of assets, liabilities, revenue and expenses as a result of the acquisitions completed during 2019. The estimates will require us to rely upon assumptions that were highly uncertain at the time the accounting estimates are made, and changes in them are reasonably likely to occur from period to period. Changes in estimates used in these and other items could have a material impact on our financial statements in the future. Our estimates will be based on our experience and our interpretation of economic, political, regulatory, and other factors that affect our business prospects. Actual results may differ significantly from our estimates.

BUSINESS

Business Overview

SurgePays, Inc. (“SurgePays,” “we”, “our” or “the Company”), incorporated in Nevada on August 18, 2006, is a technology-driven company building a next generation supply chain software platform that can offer wholesale goods and services more cost efficiently than traditional and existing wholesale distribution models.

Our current focus is offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. We leverage Direct Store Delivery and the cost saving efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible while increasing profit margins for these stores. These products include herbal stimulants, energy shots, dry foods, communication accessories, novelties, PPP products, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient wholesale e-commerce platform.

As of June 14, 2021, our human capital resources consist of thirty-three (33) employees to and approximately ten (10) independent contractors. Historically all salaries have been consolidated under SurgePays while contractor expenses are paid by the appropriate subsidiary. As of January 1, 2021, all salaries are allocated to the appropriate subsidiary. The Company’s operations and sales function management teams are currently planning human capital measures and objectives for the business as the country emerges from the COVID-19 Pandemic.

Surge Blockchain

SurgePays Blockchain Software is a multi-purpose e-commerce platform offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. The merchant or clerk is able to use the portal interface – similar to a website – with image driven navigation to add wireless minutes to any prepaid wireless carrier’s phone and access to other services such as bill payment and loading debit cards. We believe what makes us unique is that it also offers the merchant the ability to order wholesale consumable goods at a significant discount from traditional distributors through the portal with one touch ease. We are essentially a wholesale e-commerce storefront that offers products direct from manufactures while cutting out the middleman. The goal of the SurgePays Portal is to leverage the competitive advantage and efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible to convenience stores, corner markets, bodegas, and supermarkets while increasing profit margins for these stores. These products include herbal stimulants, energy pills and shot drinks, dry foods, communication accessories, novelties, PPP products, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient wholesale e-commerce platform.

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The revenue decrease of $3,553,571 from fiscal 2019 to fiscal year 2020 is a direct result of COVID-19. The majority of our sales are a direct result of independent sales organizations (“ISOs”) face-to-face meetings with store owners. The pandemic shutdown virtually eliminated our sales. As an organization, we limited the reduction in overall expenses with the intention of weathering the pandemic, thus our cost of revenue increased from 38.78% in 2019 to 114.47% in 2021.

ECS

ECS has been a financial technology tech and wireless top-up platform for over 15 years. On October 1, 2019, we acquired ECS primarily for the favorable ACH banking relationship; a fintech transactions platform processing over 20,000 transactions a day at approximately 8,000 independently owned retail stores. The goal was to incorporate our blockchain components into the existing ECS network. After a year of development and integration, we believe the ECS platform has been successfully merged into our platform with secure ledger data backups and will continue to serve as the proven backbone for wireless top-up transactions and wireless product aggregation.

The revenue increase of $24,094,753 from fiscal 2019 to fiscal 2020 is related to the acquisition as of October 1, 2019. The financials for 2019 consisted of only the 4th quarter, while 2020 financials were a full year of operations. Gross margin percent was consistent year over year.

True Wireless

True Wireless is licensed through the FCC to provide Lifeline Service (subsidized wireless service to qualifying low-income customers) in 5 states. Utilizing the T-Mobile wireless backbone, True Wireless provides discounted and free wireless service to veterans and other disadvantaged customers who qualify for certain federal programs such as SNAP (EBT) and Medicaid.

The revenue decrease of $1,073,026 from fiscal 2019 to fiscal year 2020 is a direct result of COVID-19. The majority of our sales are dependent upon on-site locations. The pandemic shutdown impacted the number of locations we were able to setup over the year.

LogicsIQ

LogicsIQ is a performance-driven marketing firm focused on the mass tort industry for attorneys and law firms. We primarily perform client acquisition and retention services for attorneys and law firms by operating highly scalable digital marketing campaigns, called performance campaigns, using our proprietary technology and data-driven analytics. These performance campaigns, and the related follow-up by our experienced in-house team, enable our attorney and law firm advertising clients to more effectively and economically connect with potential clients they are seeking to represent in existing or planned litigation. Our proven strategy of delivering cost-effective lead acquisitions and retained cases to our attorney and law firm clients means those clients are better able to manage their media and advertising budgets and reach targeted audiences more quickly and effectively.

Our customized performance campaign offers are targeted at clients interested in completing signed retainers. The first step is to understand the specific criteria of our client. After this, we proceed to generate consumer traffic to our digital media platforms or our clients’ media platforms. Although there is no assurance of generating revenue from this move, we go all the way, bearing all the costs and risks involved. When we use our resources in acquiring consumer traffic, we want to help our clients amass cost-effective retained cases effectively. This, in turn, guarantees maximum profit margins for them.

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In 2017, the focus transitioned to providing life enhancing products to the underbanked. This ultimately led to the development of the SurgePays platform and strategic acquisitions.

The revenue increase of $9,195,691 from fiscal 2019 to fiscal 2020 was related to expansion of revenue streams.

In February 2021, we filed a separate registration statement on Form S-1 with the SEC pursuant to which approximately 25% of the fully diluted equity of LogicsIQ will be sold to the public. If the LogicsIQ IPO is completed, LogicsIQ will remain our majority-owned subsidiary, and we will therefore have the ability to control the outcome of significant decisions regarding the operations, management and other aspects of LogicsIQ’s business.

Experienced Leadership Team

Our management team consists of 4 executives with over 20 years in the prepaid wireless, underbanked and convenience store distribution industry while presiding over companies with a collective revenue run of over $2 billion. Our finance team is led by a CFO with a background in private equity backed, and publicly traded companies ranging from $100 million to over $1.3 billion in annual revenue while our software development team is led by a CTO who got his start in the early days of operating systems. The combination of operating skills from our management team with the experience of successfully leading major multi-million-dollar, multinational companies give our organization a significant strength relative to most small- and medium-sized beverage companies.

Growth Strategies

Our primary long-term goal is to become a top provider of goods and services to independently owned retail stores across the country. We intend to achieve this goal by driving organic growth and acquisitions behind our existing portfolio of life enhancing underbanked products, in all major markets and regions, through an aligned network of retailer and ISO partners.

Our key growth strategies include the following:

●	developing a powerful, performance-oriented, and metric-driven organizational culture;

●	developing sales/trade tool kits to empower our sales force network and ISOs to engage with customers nationwide;

●	developing brand/marketing tool kits for current and new brands and segments;

●	expanding distribution of same store sales with current clients, while adding new clients;

●	strengthening our supply chain to achieve best in class costs, on-time/as promised logistics and superior customer service;

●	improving gross product margins with rearchitected cost of goods sold, improved efficiency, and improved net revenue with new products;

●	continuous development and improvements to our software platforms improving efficiencies and overall clients experience

●	upgrading infrastructure, systems and processes with enterprise resource planning systems, improved financial reporting, operating expense control, and strengthened key metrics and accounting and control procedures; and

●	strengthening our financial foundation via accessing the capital markets, solidifying long-term banking partners and facilities, and pursuing transformative organic and acquisitory growth.

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SurgePays’ strategy for increasing revenues is based on developing, maintaining, and expanding our nationwide network of retail stores. Our relationship-driven approach to selling along with providing many of the top selling products at a wholesale discount greater than traditional distributors gives management confidence of continued growth into the foreseeable future.

Sales and Marketing

Sales Growth will be through Acquisition and Organic.

Acquisitions

A key part of our business strategy includes acquiring companies to support our growth and enhance our product portfolio. Our acquisition strategy has two channels:

●	We will acquire existing distributors of products with a sales network of stores. Upon acquisition, we will maximize the relationship with this store base by upselling our additional product offerings while utilizing the efficiencies and economies of scale from our core business to increase profit.

●	We will acquire manufacturers of products that are either currently sold to our target based of stores, or regionally established companies that we can take nationwide, increasing exposure and thus increasing profits margins. This channel will also increase our competitive advantage by exclusively offering certain products and or offering these products at a discount compared to traditional distributors.

Organic – Sales team

Our business strategy of organically expanding our network of retail locations, or points of distribution, also includes 2 channels:

●	We currently have an in-house sales and merchandising team, whose compensation is highly variable and highly performance based. Each salesperson has individual targets for increasing “base” volume through distribution expansion, and “incremental” volume through promotions and other in-store merchandising and display activity. As distribution to new major customers, new major channels, or new major markets increases, we will expand the sales and marketing team on a variable basis.

●	We will also utilize the Independent Sales Organizations model similar to credit card processing vendors. These independent contractors represent various non-competing products and or already cover a sales route. While traveling or through a network of existing relationships, they sign up new stores to the SurgePays platform and are compensated a commission for ongoing sales.

Disrupting the Supply Chain

The traditional distribution components of transportation, warehousing, profit, and labor normally accounts for 25% of the retail cost of a product sold in convenience stores. The value proposition is realized by us through eliminating the markup the old-school supply chain adds to the wholesale price of goods. With Direct Store Delivery (DSD), goods can be taken to the retailer directly from the manufacturer and this will invariably reduce the cost price of the product to the store owner. Store owners can make their orders using one-click ordering on our software interface to get commonly sold wholesale products shipped directly to them. We have established models and programs to market and sell these products or services of our stores. We have the capability and capacity to scale significantly quick to bring approved products into stores nationwide.

Normally the higher prices at convenience stores are due to the traditional distribution model. The independent retailer generally doesn’t get a better deal on products when buying by the case as opposed to the pallet. As a result, the convenience store supply chain adds 25% to the normal wholesale price of products. These distributor costs consist mainly of third party transportation, warehousing, labor and profit. The value proposition is realized by significantly reducing this markup by eliminating the need for these costs via Direct Store Delivery (DSD).

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SurgePays disrupts the current C-store wholesale product distribution model by leveraging blockchain technology to provide store owners a software platform interface, similar to an e-commerce marketplace, where they can order wholesale goods that will be shipped directly from the manufacturer.

The same way residential B2C purchasing habits have changed due to the advent of relationship-centric retail platforms online, SurgePays offers independent store owners the ability to conveniently and efficiently order wholesale products at a lower cost than what traditional product distribution is capable of providing. With Direct Store Delivery, goods can be shipped to the retailer directly from the manufacturer which will invariably reduce the wholesale cost of the product. Store owners can select products from a variety of the most commonly sold categories using one-click ordering.

In most cases, the store owner realizes a 10%-15% lower price on the wholesale products they are currently buying or in many cases, can select from a wider variety of products from manufacturers nationwide.

Another significant advancement is that formerly regional manufacturers are now able to offer their the products beyond their existing footprint reach to stores nationwide. This increase in the supply of product options to stores should create a competitive wholesale market to keep prices affordable and in turn provide better pricing and improve margins to these independent store owners.

Our ability to support sales transactions nationwide has been bolstered by developing our software in a manner that fosters automation after the order is placed at the store level. Centercom, our operations center in central america, provides us a competitive advantage on economies of scale for adding bilingual customer care and support personnel to grow as needed to provide stellar relationship management.

Competition

Many of our current and potential competitors are well established and have longer operating histories, significantly greater financial and operational resources, and name recognition than we have. Most traditional convenience store distributors are companies that have been in business for over 50 years and utilize the historical “manufacturing plant to truck to warehouse to truck to store” logistics model. However, we believe that with our diverse product line, better efficiencies resulting in lower wholesale cost of goods sold, we have the ability to obtain a large market share and continue to generate sales growth and compete in the industry. The principal competitive factors in all our product markets are technical features, quality, availability, price, customer support, and distribution coverage. The relative importance of each of these factors varies depending on the region. We believe using our direct store distribution model nationwide will open significant opportunities for growth.

The markets in which we operate can be generally categorized as highly competitive. In order to maximize our competitive advantages, we continue to expand our product portfolio to capitalize on market trends, changes in technology and new product releases. Based on available data for our served markets, we estimate that our market share of the convenience store sales business at this time is less than 1%. A substantial acquisition would be necessary to meaningfully and rapidly change our market share percentage.

Distributors generally do not have a broad set of product and service offerings or capabilities, and no single distributor currently provides all the top selling consumables while offering products and services to enhance the lifestyle of the underbanked such as prepaid wireless, gift cards, bill payment and reloadable debit cards. We believe this creates a significant opportunity for a dynamic paradigm shift to a nationwide wholesale e-commerce platform.

Nationwide Product Deployment

The SurgePays Blockchain platform streamlines the process for bringing products directly to the retail store. Our sales protocols have been tested and proven transferable from one product offering to another while ultimately providing our network of stores with better pricing and a larger product selection.

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Competitive Edge

Our competitive edge is simple; we have the ability through our software platform, along with our relationships, capacity, efficiency, economies of scale and experience necessary to bring our products or services to market in an effective and efficient manner to ensure success. Our blockchain platform streamlines the process for bringing products directly to the targeted retail store. Our sales protocols have been tested and proven transferable from one product offering to another while ultimately improving our target stores with better pricing and more product selection.

Our strategy for increasing revenues is based on developing, maintaining, and expanding our nationwide network of retail stores. Our relationship-driven approach to selling along with providing many of the top selling c-store products at a wholesale discount greater than traditional distributors gives management confidence of continued growth into the foreseeable future.

Research and Development Activities

We conduct research and development on an ongoing basis, including new and existing products to offer and software product development to ensure we are delivering the most efficient, secure, and fast transactions at the store level. The SurgePays software platform is housed on the Amazon Web Service Cloud for redundancy, stability, and reliability. Traditionally, convenience stores are high volume and fast paces stores where space at the register is at a premium, thus leaving no room for a computer so wireless top-ups or cell phone activations are done over a Verifone terminal traditionally used for processing credit cards. We believe that our future success will depend in part upon our ability to continue the enhancement of our software platform and application to transact via tablets and other smaller devices while developing new products that meet or anticipate such changes in our served markets. Many of the stores we serve are now connected to the internet. This has allowed us to innovate our software to be more adaptive to equipment that is more compatible with the space constraints of the register area in a store.

Much of the development for specific products we offer is done by the manufacturers and is dictated by market conditions. For example: When the iPhone 12 was released, we simply added iPhone 12 chargers and adapters to its suite of smartphone accessories. Our continuity is secure due to our ability to adapt through adding new products seamlessly.

Seasonality

We experience some seasonality whereby the peak tax season months show a higher level of sales and consumption. However, the structure of our business and range of products in our portfolio mitigate any major fluctuations. Our revenue during the peak tax season months in the spring have historically been approximately 5% greater than the peak other months, and as our product portfolio continues to expand, the level of seasonal peaks we expect to diminish.

Where You Can Find More Information

Our website address is www.surgepays.com. We do not intend for our website address to be an active link or to otherwise incorporate by reference the contents of the website into this prospectus. The SEC maintains an Internet website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

Corporate Information

We were previously known as North American Energy Resources, Inc. and KSIX Media Holdings, Inc. Prior to April 27, 2015, we operated solely as an independent oil and natural gas company engaged in the acquisition, exploration and development of oil and natural gas properties and the production of oil and natural gas through its wholly owned subsidiary, NAER. On April 27, 2015, NAER entered into a Share Exchange Agreement with KSIX Media whereby KSIX Media became a wholly owned subsidiary of NAER and which resulted in the shareholders of KSIX Media owning approximately 90% of the voting stock of the surviving entity. While we continued the oil and gas operations of NAER following this transaction, on August 4, 2015, we changed its name to KSIX Media Holdings, Inc. On December 21, 2017, we changed its name to Surge Holdings, Inc. to better reflect the diversity of its business operations. We changed its name to SurgePays, Inc. on October 29, 2021.

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Historically, we operated through its direct and indirect subsidiaries: (i) KSIX Media, Inc., incorporated in Nevada on November 5, 2014; (ii) KSIX, LLC, a Nevada limited liability company that was formed on September 14, 2011; (iii) Surge Blockchain, LLC, formerly Blvd. Media Group, LLC, a Nevada limited liability company that was formed on January 29, 2009; (iv) DigitizeIQ, LLC an Illinois limited liability company that was formed on July 23, 2014; (v) Surge Cryptocurrency Mining, Inc., formerly North American Exploration, Inc., a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); (vi) LogicsIQ Inc, an Nevada corporation that was formed on October 2, 2018; (vii) True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC); (viii) Surge Payments, LLC, a Nevada limited liability company; (ix) Surgephone Wireless, LLC, a Nevada limited liability company; and (x) SurgePays Fintech, Inc., a Nevada limited liability company. On January 22, 2021, the issued and outstanding equity securities of DIQ and KSIX were transferred to LogicsIQ and became a wholly owned subsidiaries of LogicsIQ.

Historically, our principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution.

Our current focus is offering wholesale goods and services direct to convenience stores, bodegas, minimarts, tiendas and other corner stores providing goods and services primarily to the underbanked community. SurgePays leverages Direct Store Delivery and the cost saving efficiencies of direct e-commerce to provide as many commonly sold consumable products as possible while increasing profit margins for these stores. These products include herbal stimulants, energy shots, dry foods, communication accessories, novelties, PPP products, bagged snacks, processed meats, automotive parts and many more goods, all in one convenient wholesale e-commerce platform.

Historically, our principal business has been digital advertising and lead generation through two of its wholly owned subsidiaries—DIQ, which is a full-service digital advertising agency specializing in survey generation and landing page optimization specifically designed for mass tort action lawsuits and KSIX, which is an Internet marketing company and has an advertising network designed to create revenue streams for its affiliates and to provide advertisers with increased measurable audience. KSIX has an online advertising network that works directly with advertisers and other networks to promote advertiser campaigns and manage offer tracking, reporting and distribution.

Our executive offices are located at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133, and our telephone number is (800) 760-9689. Our website is www.surgeholdings.com. Our website and the information contained in, or accessible through, our website will not be deemed to be incorporated by reference into this prospectus and does not constitute part of this prospectus.

Properties

We presently occupy space at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133. This building is owned by an entity owned by Mr. Cox, our CEO and Chairman and the controlling shareholder of the Company. We also occupy space at 1375 E Woodfield Road, Schaumburg IL 60173.

We will acquire additional office space as its needs warrant.

Legal Proceedings

From time to time, we may be engaged in various lawsuits and legal proceedings in the ordinary course of our business. Except as described below, we are currently not aware of any legal proceedings the ultimate outcome of which, in our judgment based on information currently available, would have a material adverse effect on our business, financial condition or results of operations.

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The following is summary of threatened, pending, asserted or un-asserted claims against us or any of its wholly owned subsidiaries.

1.	Regulatory matter before the Corporation Commission of Oklahoma: Oklahoma Corporation Commission v True Wireless, Inc., Cause No. PUD 202000038

On February 14, 2020, the Oklahoma Corporation Commission filed a complaint against True Wireless, Inc., related to a compliance dispute. The Oklahoma Corporation Commission has taken issue with some subscribers enrolled outside the designated service area. Local counsel is preparing filing of exceptions and Motion for Hearing En Banc in before Oklahoma Corporation Commission. The Oklahoma Corporation Commission is seeking a substantial fine in excess of $100,000.00 and revocation of its license in Oklahoma.

2.	Global Reconnect, LLC and Terracom, Inc. v. Jonathan Coffman, Jerry Carroll, True Wireless, & Surge Holdings: In the Chancery Court of Hamilton County, TN, Docket # 20-00058, filed on Jan 21, 2020.

On January 21, 2020, a complaint was filed related to a noncompetition dispute. Terracom believes Mr. Coffman and Mr. Carroll are in violation of their non-compete agreements by working for us and True Wireless, Inc. Oklahoma and Tennessee state law does not recognize non-compete agreements and are not usually enforced in the state courts of these states, as such we believe True Wireless has a strong case against Terracom. The matter is entering the discovery process. Both Mr. Carroll and Mr. Coffman are no longer working for True Wireless in sales. Mr. Carroll is off the payroll and Mr. Coffman works for SurgePays, Inc., but not in wireless sales. The complaint requests general damages plus fees and costs for tortious interference with a business relationship in their prayer for relief. They have made no written demand for damages at this point in time. This matter is simply an anti-competitive attempt by Terracom to cause distress to True Wireless.

3.	Juno Financial v. AATAC and Surge Holdings Inc. AND Surge Holdings Inc. v. AATAC; Circuit Court of Hillsborough County, Florida, Case # 20-CA-2712 DIV A:

On March 23, 2020, a complaint was filed related to a breach of contract dispute. The complaint was brought by a factoring company regarding Account Stated and Open Account claims against us. We have filed a cross-complaint against defendant AATAC for Breach of Contract, Account Stated, Open Account and Common Law Indemnity. The matter is currently in discovery. Juno Financial, a factoring company, is seeking in excess of $1,700,000.00. Surge never received any goods in this matter and has never owned or possessed the goods in this matter.

4. ALTCORP TRADING, LLC, a Costa Rica limited liability company; et al, Plaintiffs, vs. Surge Holdings, Inc., a Nevada corporation; VSTOCK Ttransfer, LLC, a California limited liability company, et al; District Court Clark County, Nevada; Case No.: A-20-823039-B:

In a settlement agreement signed on January 1, 2021 which became fully effective upon the court entering an order dismissing the case on January 19, 2021, Surge reached a settlement on all claims first asserted by plaintiffs AltCorp Trading, LLC and Stanley Hills, LLC in a case filed in Nevada state court in October 2020. On March 4, 2021, the plaintiffs filed a motion to enforce the settlement agreement (“Motion to Enforce”) in this action, seeking payment of a liquidated damages amount that Surge disputes and deny is due. Surge timely opposed this motion on March 18, 2021. The court heard the Motion to Enforce on April 12, 2021, and deferred ruling on the motion, instead ordering the parties to conduct supplemental briefing before a continued hearing on May 13, 2021. Surge timely filed its supplemental opposition as ordered by the court on April 23, 2020. At the hearing on the Motion to Enforce, the court concluded that a future hearing will be scheduled to consider the issues presented. At this time, such hearing has not been scheduled.

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5. SurgePays, Inc., formerly named as Surge Holdings, Inc., a Nevada corporation, Plaintiff, vs. Glen Eagles Acquisition LP, a Delaware limited partnership, Defendant; District Court Clark County, Nevada; Case No.: A-21-831204-B:

On March 4, 2021, Glen Eagles Acquisition LP (“Glen Eagles”) demanded payment of either $1,000,000 cash or $2,500,000 worth of Surge’s common stock based on false allegations of impropriety. In sum, Glen Eagles contended that Surge had diluted its shares and denied Glen Eagles the benefit of its June, 2020 stock exchange transaction with Surge. At the time of Glen Eagles’ demand to Surge, however, Surge’s stock price was comparable to and even greater than its price at the time of the June 2020 exchange transaction. On March 16, 2021, Surge filed suit against Glen Eagles, seeking declaratory relief and alleging Glen Eagles breached the implied covenant of good faith and fair dealing inherent in the June, 2020 exchange agreement by demanding additional payment. On April 19, 2021, Glen Eagles filed an answer and a counterclaim against Surge and its Chief Executive Officer, Brian Cox, alleging claims for declaratory relief, breach of contract, breach of the implied covenant of good faith and fair dealing, unjust enrichment, fraudulent concealment, and seeking the appointment of a receiver. A scheduling order from the court is forthcoming, with tentative dates for a calendar call scheduled for June 2, 2021 and a bench trial scheduled for June 20, 2021.

DIRECTORS AND EXECUTIVE OFFICERS

The names of our executive officers and directors and their age, title, and biography as of February 9, 2021 are set forth below.

Set forth below is certain biographical information concerning our current executive officers and directors. We currently have two executive officers as described below.

Directors and Executive Officers	Position/Title	Age

Kevin Brian Cox	Chief Executive Officer and Chairman	45
Anthony P. Nuzzo, Jr.	President and Director	52
Anthony Evers	Chief Financial Officer	57
David C. Ansani	Chief Administrative Officer	55
Carter Matzinger	Chief Strategic Officer	46
David N. Keys	Independent Director	64
David May	Independent Director	52
Jay Jones	Independent Director	43

The following information sets forth the backgrounds and business experience of the directors and executive officers.

Kevin Brian Cox – Chief Executive Officer and a Director – Mr. Cox has been Chief Executive Officer and a Director since July 2017. He also served as Chief Financial Officer of the Company from July 2017 to March 2018 and as President of the Company from July 2017 to February 2019. He was the majority owner of True Wireless from January 2011 through April 2018, when True Wireless became a wholly owned subsidiary of the Company. He became CEO of True Wireless in January 2011 and served in this capacity until December 2, 2018. Mr. Cox got his start in telecom in 2004 when he founded his first telephone company (CLEC). Through organic growth and acquisition, he ran 3 CLECs providing service to 200,000 residential subscribers and became the largest prepaid home phone company in the country before selling in 2009. Mr. Cox is a minority partner, investor and or stakeholder in several other technology companies including telecom, wireless and network transactions and has realized over $550,000,000 in sales from companies he has founded or acquired. Mr. Cox graduated from Murray State University with a B.A. in Economics.

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Anthony P. Nuzzo Jr. – President, Chief Operating Officer and Director – Mr. Nuzzo has been the Chief Operating Officer and a director of the Company since July 2017. In February 2019, he was appointed President of the Company. In 1991 Mr. Nuzzo formed Nuzzo Enterprises, Inc. d/b/a Jackson Hewitt Tax Service, a tax franchise, and successfully expanded the company to include twenty-two locations spread over six counties in Chicago, IL and the Syracuse, NY area. In June 2003, Mr. Nuzzo became one of five co-founders and Managing Members to successfully launch Leading Edge Recovery Solutions, LLC., which, in 2008, was ranked 21st in the U.S. within the Financial Services Industry, and ranked 346th overall, by the Inc. 500 Fastest Growing Private Companies annual publication. In 2009, Mr. Nuzzo left for a new challenge and purchased Glass Mountain Capital, LLC. Mr. Nuzzo set out to create an Accounts Receivable Management company that focused on helping the consumer while achieving goals set by the clients. While Mr. Nuzzo remains Chairman and Chief Executive Officer of Glass Mountain, positions he has held since 2009, Mr. Nuzzo appointed a President and Executive Vice President to lead Glass Mountain’s day to day operations in 2019. In early 2017, Mr. Nuzzo successfully launched a near shore BPO, CenterCom Global in Central America. Mr. Nuzzo believes CenterCom will give all clients a near shore option that will drive down costs and build efficiencies.

David C. Ansani – Secretary and Chief Administrative Officer – Mr. Ansani has been Chief Administrative Officer since August 2017 and was a Director from August 2017 until February 2021. He was also appointed Secretary of the Company in February 2019. From 2010 to the present date, he has served as Chief Compliance Officer/Human Resources Officer/In-House Counsel for Glass Mountain Capital, LLC, the Accounts Receivable Management company purchased by Mr. Nuzzo in 2009. In this capacity, he reviews and evaluates compliance issues and concerns within the organization. The position ensures that management and employees are in compliance with applicable laws, rules and regulations of regulatory agencies (FDCPA, TCPA, GLB, CFPB, etc.); that company policies and procedures are being followed; and that behavior in the organization meets the company’s standards of conduct. Mr. Ansani received his B.A. and MBA from the University of Chicago, and J.D. from the Chicago-Kent College of Law.

Anthony Evers – Chief Financial Officer – Mr. Evers has been the Chief Financial Officer of the Company since May 1, 2020. Prior to joining the Company, Mr. Evers served as Chief Financial Officer for Vista Health System from October 2019 to March 2020. Between June 2019 and October 2019, Mr. Evers served as CFO of Santa Cruz Valley Regional Hospital. Between 2015 and 2019, Mr. Evers served as CFO and CIO of KSB Hospital. Prior to that, he served as CFO of various organizations, including Norwegian American Hospital and Horizon Homecare and Hospice. During his career, Mr. Evers has been the financial lead in over 20 merger and divesture transactions ranging from a single physician practice to multi-entity nursing homes. Throughout his career, Mr. Evers has served on numerous boards of directors, including Wheaton Franciscan Healthcare, Covenant Healthcare, All Saints Health System, Rogers Hospital, and the Animal Shelter in Beaver Dam WI. He has also served as a member of the Dixon Illinois Chamber of Commerce. Mr. Evers has also served as the audit and finance committee chair at several of these organizations. Mr. Evers obtained his Bachelor of Business Administration in Finance and Master of Science in Accounting from University of Wisconsin-Whitewater. Mr. Evers also successfully obtained his Certified Public Accountant and Certified Internal Auditor credentials.

Carter Matzinger – Chief Strategic Officer - Mr. Matzinger is the Chief Strategic Officer of the Company and served as Chief Executive Officer and Chief Financial Officer of the Company from April 2015 to July 2017. Mr. Matzinger was a Director of the Company from April 2015 to February 2021. He remains an employee of the Company and serves as President of LogicsIQ, a wholly owned subsidiary of the Company. He has over 18 years of diverse experience including working with many Fortune 500 companies including: The Limited, CompuServe, Goodyear Tire, and Amoco. For the past nine years, Mr. Matzinger has worked in the field of online marketing and has specialized in building large affiliate networks. He works closely with online advertisers and advertising networks to expand the reach of profitability of the Company. His experience in search engine optimization, list management, and pay-per-click advertising provides a vast network of relationships and industry expertise. Mr. Matzinger is the co-founder and President of Blvd Media Group, LLC (now Surge Blockchain, LLC), and KSIX LLC. Mr. Matzinger is a graduate of the University of Utah in 1997 B.A. in Business Administration.

David N. Keys - Director - Mr. Keys has been a director of the Company since July 2019. Mr. Keys began his career with Deloitte serving in the audit group in the Las Vegas and New York City executive offices. David was the Executive Vice President, CFO and member of the executive committee of the Board of Directors of American Pacific, a chemical company that was publicly traded on the NASDAQ for the entirety of the time he was a director and executive officer. Since 2004, Mr. Keys has been an independent financial and operations consultant. Mr. Keys currently serves as Chairman of the Board and Audit Committee of RSI International Systems Inc. (TSXV: RSY), and on the Board of private companies, including Prosetta Biosciences Inc., Akonni Biosystems Inc., Walker Digital Table Systems, LLC, and Coast Flight Training and Management Inc. He previously served on the Boards of Directors of AmFed Financial Inc., Norwest Bank of Nevada and Wells Fargo Bank of Nevada. Mr. Keys also served on the Advisory Board of Directors of FM Global, a leading provider of property and casualty insurance. Mr. Keys is a Certified Public Accountant (CPA), Certified Valuation Analyst (CVA), Certified Management Accountant (CMA), Chartered Global Management Accountant (CGMA), Certified Information Technology Professional (CITP), Certified in Financial Forensics (CFF), and Certified in Financial Management (CFM). David is a member of the National Roster of Neutrals of the American Arbitration Association. He received a Bachelor of Science in accounting from Oklahoma State University.

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David May – Director – Mr. May has been a director of the Company since February 2021. Mr. May has been a banking professional since 1994. Throughout his career, he has established himself as one of the leading convenience store and convenience store wholesaler financiers in the Mid-South through his cultivation of personal relationships and service to members of this close-knit community. David has been Senior Vice President of Commercial Banking since 2007 with Landmark Community Bank, a Memphis based commercial bank with over a billion dollars in assets with offices in the Memphis and Nashville, Tennessee markets. He has been a bank officer for both community banks and large regional banks over his 27-year banking career. David is a graduate of the Southeastern School of Commercial Banking at Vanderbilt University and, in the past, served as Chairman of the Board for seven years for The Agency for Youth and Family Development, a residential treatment facility for adolescent males. He is also a founding owner of Global Defense Specialists, a military aircraft fleet sustainment company specializing in Lockheed F-16’s and C-130’s and Northrop F-5 jet fighters.

Jay Jones – Director – Mr. Jones has been a director of the Company since February 2021. During his nearly 30-year career in the telecom industry, Jay Jones has been involved in all facets of the business, including network engineering, application development, corporate development, management of mid-size organizations, product development, business operations, and strategy. He is currently CEO of 321 Communications Inc, a competitive local exchange carrier and wireless mobile virtual network operator providing telecom services to residential and business customers. Jay serves as an executive consultant to Paricus LLC, a business process outsourcing company that provides call center services, software development, and other telecom related services and has offices in Colombia and the United States. He is co-founder of software development companies Unavo Inc. and Kavocky Group, where his role is focused on strategic business strategies while also working closely with both companies’ partners to assess new investment opportunities.

None of the above directors and executive officers has been involved in any legal proceedings as listed in Regulation S-K, Section 401(f), except as follows:

On November 20, 2018, the Oklahoma Corporation Commission (the “OCC”) entered a Final Order Approving Consent Decree (the “Order”) regarding the operations of True Wireless Inc. (our wholly owned subsidiary) as a wireless telecommunications provider in Oklahoma. This Order finalized a settlement resolving violations of the OCC’s rules governing the marketing of subsidized wireless telecommunications services from mobile locations (i.e., other than from brick-and-mortar locations). As part of that settlement, True Wireless agreed to restructure its management team to shift regulatory compliance and managerial responsibilities to other persons whose focus is on the day-to-day operations of True Wireless. As of December 7, 2018, Mr. Cox had resigned as an officer, director and manager of True Wireless. Mr. Cox is not an employee of True Wireless and does not participate in any of our or its subsidiaries’ operations in Oklahoma. Mr. Cox was expressly permitted by the settlement to remain as CEO of the Surge Holdings, Inc. (now known as SurgePays, Inc.), the parent of True Wireless.

Family Relationships

There are no family relationships among any of our directors or executive officers.

Board Composition, Committees, and Independence

Audit Committee. We intend to establish an audit committee, which will consist of independent directors. The audit committee’s duties would be to recommend to our board of directors the engagement of independent auditors to audit our financial statements and to review its accounting and auditing principles. The audit committee would review the scope, timing and fees for the annual audit and the results of audit examinations performed by the internal auditors and independent public accountants, including their recommendations to improve the system of accounting and internal controls. The audit committee would at all times be composed exclusively of directors who are, in the opinion of our board of directors, free from any relationship which would interfere with the exercise of independent judgment as a committee member and who possess an understanding of financial statements and generally accepted accounting principles.

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Compensation Committee. Our board of directors does not have a standing compensation committee responsible for determining executive and director compensation. Instead, the entire board of directors fulfills this function, and each member of the Board participates in the determination. Given the small size of the Company and its Board and our limited resources, locating, obtaining and retaining additional independent directors is extremely difficult. In the absence of independent directors, the Board does not believe that creating a separate compensation committee would result in any improvement in the compensation determination process. Accordingly, the board of directors has concluded that the Company and its stockholders would be best served by having the entire board of directors’ act in place of a compensation committee. When acting in this capacity, the Board does not have a charter.

In considering and determining executive and director compensation, our board of directors’ reviews compensation that is paid by other similar public companies to its officers and takes that into consideration in determining the compensation to be paid to our officers. The board of directors also determines and approves any non-cash compensation to any employee. We do not engage any compensation consultants to assist in determining or recommending the compensation to our officers or employees.

Code of Ethics

Our Board of Directors has not adopted a Code of Business Conduct and Ethics.

Term of Office

Our directors are appointed at the annual meeting of shareholders and hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal in accordance with our bylaws. Our officers are appointed by the Board and hold office until the annual meeting of the Board next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish us with copies of all reports filed by them in compliance with Section 16(a). To our knowledge, based solely on a review of reports furnished to it, our officers, directors and ten percent holders have made the required filings

Involvement in Certain Legal Proceedings

To the best of our knowledge, other than as described above, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the SEC Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows the compensation for our Chief Executive Officer and all other of our executive officers and any of our employees whose cash compensation exceeded $100,000 for the years ended December 31, 2020 and 2019.

	Annual Compensation				Long-Term Compensation(3)
Name and					Restricted	Securities
Principal		Salary	Bonus	Other Annual	Stock	Underlying	Total
Position	Year	(1)	(2)	Compensation	Awards	Options	Compensation

Carter Matzinger	2020	$122,738	$60,000	$4,471.66	$—	$—	$187,209.66
Chief Strategic Officer	2019	$122,738	$2,500	$2,679.42	$—	$—	$127,917.42

Kevin Brian Cox	2020	$250,000	$—	$30,727.46	$—	$—	$280,727.46
CEO and Director	2019	$67,708.35	$—	$26,524.4	$—	$—	$94,232.75

David C. Ansani	2020	$250,979	$—	$11,586.88	$—	$—	$262,565.88
Chief Administrative Officer	2019	$212,658	$—	$12,831.69	$—	$—	$225,489.69

Anthony Evers(4)	2020	$225,092	$—	$12,032.87	$—	$—	$237,124.87
CFO	2019	$—	$—	$—	$—	$—	$—

Anthony P. Nuzzo	2020	$323,333.36	$—	$21,698.48	$—	$—	$345,031.84
President and Director	2019	$55,208.35	$—	$11,737.77	$—	$—	$66,946.12

(1)	Management base salaries can be increased by our Board of Directors based on the attainment of financial and other performance guidelines set by our management.

(2)	Salaries listed do not include annual bonuses to be paid based on profitability and performance. These bonuses will be set, from time to time, by a disinterested majority of our Board of Directors. No bonuses will be set until such time as the aforementioned occurs.

(3)	We plan to adopt an Equity Incentive Plan (the “Incentive Plan”) for both management and strategic consultants following the Offering and intends to seek stockholder approval of the Incentive Plan. The Incentive Plan is expected to include incentive stock options, non-qualified stock options, or stock bonuses. In addition, we anticipate executing long-term employment contracts with both senior management and strategic contractors, along with other members of the future management team, during the 2021 calendar year. It is anticipated these management agreements will contain compensation terms that could include a combination of cash salary, annual bonuses, insurance and related benefits, matching IRA contributions, restricted stock awards based upon longevity and management incentive stock options.

(4)	Mr. Evers joined us as Chief Financial Officer effective May 1, 2020.

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Equity Incentive Plan

We plan to adopt the Incentive Plan to authorizes the issuance of up to [____] shares of Common Stock pursuant to options or shares of Common Stock granted pursuant to the Incentive Plan. The terms and conditions of any options granted, and the terms and conditions of any stock issued, including the price of the shares of Common Stock issuable on the exercise of vested options, will be governed by the provisions of the Incentive Plan and any agreements with the Incentive Plan participants.

Pursuant to the Incentive Plan, awards may be in the form of Incentive Stock Options, Non-Qualified Stock Options, or Stock Bonuses.

Incentive Stock Options

All of our employees will be eligible to receive Incentive Stock Options pursuant to the Incentive Plan as may be determined by the Compensation Committee which, once established, will administer the Incentive Plan.

Options granted pursuant to the Incentive Plan terminate at such time as may be specified when the option is granted.

The total fair market value of the shares of Common Stock (determined at the time of the grant of the option) for which any employee may receive options which are first exercisable in any calendar year may not exceed $100,000.

In the discretion of the Compensation Committee, once established, options granted pursuant to the Incentive Plan may include instalment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Compensation Committee may also accelerate the date upon which any option (or any part of any option) is first exercisable. However, no option, or any portion thereof may be exercisable until one year following the date of grant. In no event shall an option granted to an employee then owning more than l0% of our Common Stock be exercisable by its terms after the expiration of five years from the date of grant, nor shall any other option granted pursuant to the Incentive Plan be exercisable by its terms after the expiration of ten (10) years from the date of grant.

Non-Qualified Stock Options

Our employees, directors and officers, and consultants or advisors will be eligible to receive Non-Qualified Stock Options pursuant to the Incentive Plan as may be determined by our Compensation Committee which, once established, will administer the Incentive Plan, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our Common Stock.

Options granted pursuant to the Incentive Plan shall terminate at such time as may be specified when the option is granted.

In the discretion of the Compensation Committee options granted pursuant to the Incentive Plan may include instalment exercise terms for any option such that the option becomes fully exercisable in a series of cumulating portions. The Compensation Committee may also accelerate the date upon which any option (or any part of any option) is first exercisable. In no event shall an option be exercisable by its terms after the expiration of ten years from the date of grant.

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Stock Bonuses

Our employees, directors and officers, and consultants or advisors will be eligible to receive a grant of our shares, provided however that bona fide services must be rendered by such consultants or advisors and such services must not be in connection with a capital-raising transaction or promoting our Common Stock. The grant of the shares rests entirely with our Compensation Committee which, once established, will administer the Incentive Plan. It will also be left to the Compensation Committee to decide the type of vesting and transfer restrictions which will be placed on the shares.

Outstanding Equity Awards at Fiscal Year-End
Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date

None.

Option Exercises and Stock Vested
	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting

None.

Employee Pension, Profit Sharing or other Retirement Plan

We do not have a defined benefit, pension plan, profit sharing or other retirement plan, although we may adopt one or more of such plans in the future.

Compensation of Executive Officers

Effective May 1, 2020, we began to compensate Mr. Anthony Evers, our Chief Financial Officer, an annual salary of $270,000 paid in accordance with our standard employee payroll practices. We also paid the full cost of Mr. Evers’ health insurance premiums.

Effective August 20, 2020, we began to compensate Mr. Kevin Brian Cox, our Chief Executive Officer and Chairman of the Board, an annual salary of $250,000 paid in accordance with our standard employee payroll practices. We also provide Mr. Cox with a monthly car allowance of $1,800.

Effective August 20, 2020, we began to compensate Mr. Anthony P. Nuzzo, our President, Chief Operating Officer and a member of the Board, an annual salary of $323,333.36 paid in accordance with our standard employee payroll practices. We also provided Mr. Nuzzo with a monthly car allowance of $1,800.

Our Company’s executive compensation plan is based on attracting and retaining qualified professionals which possess the skills and leadership necessary to enable our Company to achieve earnings and profitability growth to satisfy our stockholders. We must, therefore, create incentives for these executives to achieve both Company and individual performance objectives through the use of performance-based compensation programs. No one component is considered by itself, but all forms of the compensation package are considered in total. Wherever possible, objective measurements will be utilized to quantify performance, but many subjective factors still come into play when determining performance.

As a growth stage Company with a plan of action of both vertical and horizontal industry acquisitions (and potential retention of management of acquired businesses), the main elements of compensation packages for executives shall consist of a base salary, stock options under the proposed plan discussed above under this section, and bonuses (cash and/or equity) based upon performance standards to be negotiated.

As we continue to grow, both through acquisition or through revenue growth from existing business interests, and financial conditions improve, these base salaries, bonuses, and incentive compensation will be reviewed for possible adjustments. Base salary adjustments will be based on both individual and Company performance and will include both objective and subjective criteria specific to each executive’s role and responsibility to us.

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Compensation of Directors

We did not make any equity or other compensation payments to non-employee director during fiscal 2020.

On July 17, 2019, we entered into a Director Agreement with David N. Keys (the “Keys Director Agreement”) whereby Mr. Keys is to be reimbursed for (i) all reasonable out-of-pocket expenses incurred in attending any in-person meetings; and (ii) any costs associated with filings required to be made by Mr. Keys in regard to any beneficial ownership of securities.

In conjunction with the Keys Director Agreement, we entered into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. Keys. The Indemnification Agreement indemnifies to the fullest extent permitted under Nevada law for any claims arising out of or resulting from, amongst other things, (i) any actual, alleged or suspected act or failure to act by Mr. Keys in his capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by Mr. Keys in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreement, Mr. Keys is indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by Mr. Keys in respect of any claim as which he shall have been adjudged liable to us, unless the court having jurisdiction rules otherwise. The Indemnification Agreement provides for indemnification of Mr. Keys during his directorship and for a period of six (6) years thereafter.

Other than as provided above with respect to the Keys Director Agreement and the Indemnification Agreement, at the time of this filing, directors receive no remuneration for their services as directors of the Company, nor does the Company reimburse directors for expenses incurred in their service to our Board of Directors. We plan to put in place an industry standard director compensation package during the fiscal year 2021.

On February 11, 2021, David C Ansani and Carter Matzinger resigned from the Board of Directors of SurgePays, Inc. Neither Mr. Matzinger’s nor Mr. Ansani’s resignations were due to any disagreements with the Company on any of the Company’s operations, policies or practices. On February 23, 2021, Jay Jones and David May were appointed to the Board of Directors. There are no family relationships between either Mr. May or Mr. Jones and any director or other executive officer of the Company, nor are there any transactions to which the Company was or are a participant and in which either Mr. May or Mr. Jones have a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. May or Mr. Jones and any other person pursuant to which they were selected as members of the Board. Mr. May and Mr. Jones will both enter into compensatory arrangements with the Company at a later date.

Change of Control

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of us.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following sets forth information as of March 31, 2021, regarding the number of shares of our Common Stock beneficially owned by (i) each person that we know beneficially owns more than 5% of our outstanding Common Stock, (ii) each of our directors and executive officers and (iii) all of our directors and executive officers as a group.

The amounts and percentages of our Common Stock beneficially owned are reported on the basis of SEC rules governing the determination of beneficial ownership of securities. Under the SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right, and the conversion of preferred stock. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Unless otherwise indicated, each of the shareholders named in the table below, or his or her family members, has sole voting and investment power with respect to such shares of our Common Stock. Except as otherwise indicated, the address of each of the shareholders listed below is: 3124 Brother Blvd, Suite 410, Bartlett, TN 38133.

Name of Beneficial Owner(1)	Total Common Stock Shares Beneficially Owned	% of Common Stock Class(2)	Total Series A Preferred Shares Owned (Total Votes) (5)	% of Series A Class(2)	Total Series C Preferred Shares Owned (Total Votes) (6)	% of Series C Class(2)	Total % of Voting Capital Stock (8)

Directors and Executive Officers:
			10,500,000		603,364
Kevin Brian Cox (3)	26,376,782	17.29%	(105,000,000)	80.77%	(150,841,000)	83.62%	60.97%
Anthony Evers (9)	363,549	*	-	-	-	-	*

					72,000
Anthony P. Nuzzo (4)	2,599,069	1.11%	-	-	(18,000,000)	9.98%	4.45%
David C. Ansani (10)	7,000	*					*
			2,500,000		46,232
Carter Matzinger	566,000		(25,000,000)	19.23%	(11,558,000)	6.40%	8.02%

David A May	708,509	*					*
David N. Keys	268,859	*					*

			13,000,000		721,596
All Directors and Executive Officers as a Group (7 persons)	30,889,768	20.25%	(130,000,000)	100%	(180,399,000)	100%	73.73%

5% Shareholders:
Sidney J. Lorio Jr. & Gloria D Lorio (7)	9,849,398	6.46%	-	-	-	-	2.13%

*	Less than one (1) percent

(1)	The person named in this table has sole voting and investment power with respect to all shares of Common Stock reflected as beneficially owned.

(2)	Based on (i) 152,513,146 shares of Common Stock outstanding, (ii) 13,000,000 shares of Series A outstanding, and (iii) 721,596 shares of Series C outstanding as of June 14, 2021.

(3)	Based on (i) 26,376,782 shares of Common Stock, including 21,562,897 shares owned by Kevin Brian Cox and 4,813,885 shares owned by EWP Communications, LLC, a Tennessee liability company, of which Mr. Cox is a beneficial owner; (ii) shares of Series A Preferred Stock convertible into 105,000,000 shares of Common Stock, including 75,000 shares of Series A Preferred Stock owned by EWP Communications, LLC, a Tennessee liability company, of which Mr. Cox is a beneficial owner.; and (iii) shares of Series C Preferred Stock convertible into 150,841,000 shares of Common Stock.

(4)	Based on (i) 2,599,060 shares of Common Stock owned by Anthony P. Nuzzo Jr. and (ii) shares of Series C Preferred Stock convertible into 18,000,000 shares of Common Stock.

(5)	Each share of Series A Preferred Stock is entitled to vote ten (10) shares of Common Stock for each one (1) share of Series A Preferred Stock held and each 10 shares of Series A Preferred Stock is convertible into one share of Common Stock.

(6)	Each share of Series C Preferred Stock is convertible into 250 shares of Common Stock. Series C Preferred Stock is entitled to vote on an as-converted basis.

(7)	With an address at: 2116 Parkwood Drive, Bedford, TX 76021.

(8)	Based on 462,912,146 votes represented by our outstanding capital stock.

(9)	Shares are held in Mr. Evers’ IRA,

(10)	Shares are held in Mr. Ansani’s IRA.

There are no arrangements, known to us, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change in control of us.

We are not aware of any arrangements that may result in “changes in control” as that term is defined by the provisions of Item 403(c) of Regulation S-K.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Since January 1, 2019, other than compensation arrangements, the following is a description of transactions to which we were a participant or will be a participant to, in which:

●	the amounts involved exceeded or will exceed the lesser of 1% of our total assets or $120,000; and

●	any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

We presently occupy space at 3124 Brother Blvd, Suite 410, Bartlett, TN 38133. This building is owned by an entity owned by Mr. Cox, our CEO and Chairman and the controlling shareholder of the Company. Axia Management, LLC (“Axia”) is also owned by Mr. Cox.

For the years ended December 31, 2020 and 2019, outsourced management services fees of $0 and $1,020,000, respectively, were paid to Axia Management, LLC (“Axia”) as compensation for services provided. These costs are included in Selling, general and administrative expenses in the consolidated statements of operations. Axia is owned by the Company’s Chief Executive Officer.

At December 31, 2020 and 2019, the Company had trade payables to Axia of $373,012 and $666,112, respectively.

For the years ended December 31, 2020 and 2019, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $218,334 and $704,683, respectively. These costs are included in Cost of revenue in the consolidated statements of operations. The Company’s Chief Executive Officer is a minority owner of 321 Communications.

At December 31, 2020 and 2019, the Company had trade payables to 321 Communications of $25,336 and $140,923, respectively.

The Company contracted with CenterCom Global, S.A. de C.V. (“CenterCom Global”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the year ended December 31, 2020 and 2019 were $2,821,925 and $2,384,780, respectively, and are included in Cost of revenue in the consolidated statements of operations. The Company’s President has a 50% interest in CenterCom Global.

At December 31, 2020 and 2019, the Company had trade payables to CenterCom Global of $1,252,331 and $282,159, respectively.

We contracted with Glass Mountain BPO, S.A. de C.V. (“GMBPO”) on January 1, 2021, to provide comprehensive services related to customer service calls, email, chat and texting services, development and infrastructure support, social media and general support. The services provided by GMBPO are billed on an hourly basis. Mr. Nuzzo, a director and officer and a 10% shareholder of the Company’s voting equity has a controlling interest in GMBPO.

On January 26, 2021, we entered into a shared services agreement (“Shared Services Agreement”) by and among us, our subsidiaries (collectively, the “SurgePays Parties”), and LogicsIQ and LogicsIQ’s subsidiaries (collectively, the “LogicsIQ Parties”). Pursuant to the Shared Services Agreement, the SurgePays Parties will provide the LogicsIQ Parties with general and administrative services, including treasury, compliance, communications and human resource services. Pursuant to the Shared Services Agreement, the LogicsIQ Parties will reimburse the SurgePays Parties for all expenses and out of pocket costs incurred by the SurgePays Parties and will pay the SurgePays Parties for the resources and overhead support used to provide the services.

On January 22, 2021, LogicsIQ and SurgePays entered into a Unit Purchase Agreement, pursuant to which SurgePays transferred 100% of the outstanding equity in KSIX, LLC, a Nevada limited liability company (“KSIX”), to LogicsIQ in exchange for $10.00 (the “KSIX Agreement”). The KSIX Agreement contained standard covenants, terms, and warranties from each party in the KSIX Agreement.

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On January 22, 2021, LogicsIQ and SurgePays entered into a Unit Purchase Agreement, pursuant to which SurgePays transferred to LogicsIQ 100% of the outstanding equity in Digitize IQ, LLC (“Digitize IQ”), an Illinois limited liability company in exchange for $10.00 (the “DQ Agreement”). The DQ Agreement contained standard covenants, terms, and warranties from each party in the DQ Agreement.

See Note [___] to our Condensed Consolidated Financial Statements for long-term debt due to related parties.

Director Independence

Our Common Stock is currently quoted on the OTCQB. Because our Common Stock is not currently listed on a national securities exchange, we have used the definition of “independence” of The NASDAQ Stock Market to make this determination. NASDAQ Listing Rule 5605(a)(2) provides that an “independent director” is a person other than an officer or employee of the Company or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing rules provide that a director cannot be considered independent if:

●	the director is, or at any time during the past three years was, an employee of the Company;

●	the director or a family member of the director accepted any compensation from the Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the independence determination (subject to certain exclusions, including, among other things, compensation for board or board committee service);

●	a family member of the director is, or at any time during the past three years was, an executive officer of the Company;

●	the director or a family member of the director is a partner in, controlling stockholder of, or an executive officer of an entity to which the Company made, or from which the Company received, payments in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenue for that year or $200,000, whichever is greater (subject to certain exclusions); or

●	the director or a family member of the director is employed as an executive officer of an entity where, at any time during the past three years, any of the executive officers of the company served on the compensation committee of such other entity; or the director or a family member of the director is a current partner of the Company’s outside auditor, or at any time during the past three years was a partner or employee of the Company’s outside auditor, and who worked on the Company’s audit.

We periodically review the independence of each director. Pursuant to this review, our directors and officers, on an annual basis, are required to complete and forward to the Corporate Secretary a detailed questionnaire to determine if there are any transactions or relationships between any of the directors or officers (including immediate family and affiliates) and us. If any transactions or relationships exist, we then consider whether such transactions or relationships are inconsistent with a determination that the director is independent. At this time the Board has determined that Mr. Keys qualifies as independent director.

Disclosure of SEC Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

DESCRIPTION OF CAPITAL STOCK

Authorized Capital

As of June 14, 2021, we were authorized to issue 500,000,000 shares of Common Stock, $0.001 par value, 13,000,000 shares of Series A preferred stock, $0.001 par value, and 1,000,000 shares of Series C preferred stock, $0.001 par value.

Common Stock

Each share of our Common Stock entitles its holder to one vote in the election of each director and on all other matters voted on generally by our stockholders, other than any matter that (1) solely relates to the terms of any outstanding series of preferred stock or the number of shares of that series and (2) does not affect the number of authorized shares of preferred stock or the powers, privileges and rights pertaining to the Common Stock. No share of our Common Stock affords any cumulative voting rights. This means that the holders of a majority of the voting power of the shares voting for the election of directors can elect all directors to be elected if they choose to do so.

Holders of our Common Stock will be entitled to dividends in such amounts and at such times as our Board of Directors in its discretion may declare out of funds legally available for the payment of dividends. We currently intend to retain our entire available discretionary cash flow to finance the growth, development and expansion of our business and do not anticipate paying any cash dividends on the Common Stock in the foreseeable future. Any future dividends will be paid at the discretion of our Board of Directors.

If we liquidate or dissolve our business, the holders of our Common Stock will share ratably in all our assets that are available for distribution to our stockholders after our creditors are paid in full and the holders of all series of our outstanding preferred stock, if any, receive their liquidation preferences in full.

Our Common Stock has no preemptive rights and is not convertible or redeemable or entitled to the benefits of any sinking or repurchase fund.

As of June 14, 2021, there were 152,513,146 shares of Common Stock issued and outstanding.

Warrants being offered in this offering

Overview. The following summary of certain terms and provisions of the Warrants offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agency agreement between us and the Warrant Agent, and the form of warrant, both of which are filed as exhibits to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions set forth in the warrant agency agreement, including the annexes thereto, and form of warrant.

The Warrants issued in this offering entitle the registered holder to purchase Common Stock at a price equal to $[__] per share, subject to adjustment as discussed below, immediately following the issuance of such Warrant and terminating at 5:00 p.m., New York City time, five (5) years after the closing of this offering.

The exercise price and number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the Warrants will not be adjusted for issuances of Common Stock at prices below its exercise price.

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Exercisability. The Warrants are exercisable at any time after their original issuance and at any time up to the date that is five (5) years after their original issuance. The Warrants may be exercised upon surrender of the Warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of Warrants being exercised. Under the terms of the Warrant Agreement, we must use our best efforts to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Warrants until the expiration of the Warrants. If we fail to maintain the effectiveness of the registration statement and current prospectus relating to the Common Stock issuable upon exercise of the Warrants, the holders of the Warrants shall have the right to exercise the Warrants solely via a cashless exercise feature provided for in the Warrants, until such time as there is an effective registration statement and current prospectus.

Exercise Limitation. A holder may not exercise any portion of a Warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding Common Stock after exercise, as such percentage ownership is determined in accordance with the terms of the Warrant, except that upon prior notice from the holder to us, the holder may waive such limitation up to a percentage not in excess of 9.99%.

Exercise Price. The exercise price per whole share of Common Stock purchasable upon exercise of the Warrants is no less than 100% of public offering price of the Units. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Fractional Shares. No fractional shares of Common Stock will be issued upon exercise of the Warrants. As to any fraction of a share of Common Stock which the holder would otherwise be entitled to purchase upon such exercise, the Company will round up or down, as applicable, to the nearest whole share of Common Stock.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent; Global Certificate. The Warrants will be issued in registered form under a warrant agency agreement between the Warrant Agent and us. The Warrants shall initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (DTC) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Common Stock, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Common Stock, the holders of the Warrants will be entitled to receive the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction.

Rights as a Stockholder. The Warrant holders do not have the rights or privileges of holders of Common Stock or any voting rights until they exercise their Warrants and receive Common Stock. After the issuance Common Stock upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Governing Law. The Warrants and the warrant agency agreement are governed by New York law.

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Preferred Stock

Series “A” Preferred Stock

We, pursuant to our consent of the Board of Directors filed a Certificate of Designation with the Nevada Secretary of State which designated 10,000,000 shares of our authorized preferred stock as Series “A” Preferred Stock, par value $0.001 (the “Series A Preferred Stock”). The Series A Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of our designated and outstanding preferred shares;

●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to Common Stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of Common Stock for each share of Series A Preferred Stock;

●	Entitled to same notice of meeting provisions as Common Stockholders;

●	Protective provisions require approval of 75% of the Series A Preferred Stock outstanding to modify the provisions or increase the authorized Series A Preferred Stock; and

●	Each ten Preferred Stock can be converted into one share of Common Stock at the option of the holder.

On March 29, 2018, we, pursuant to the consent of the Board of Directors, filed a Certificate of Amendment to Certificate of Designation with the Nevada Secretary of State which increased the number of authorized Series A Preferred Stock from 10,000,000 to 13,000,000.

On April 11, 2018, we issued 3,000,000 shares of Series A Preferred Stock as consideration for the True Wireless, Inc. merger. As discussed in Note 1, our equity is the historical equity of TW retroactively restated to reflect the number of shares issued by us in the transaction. These preferred shares were recorded as a retroactive 2017 transaction as incentive to complete the merger.

Upon close of the merger, we recorded 10,000,000 shares of Series A Preferred Stock as a part of the recapitalization transaction for services previously rendered by our former Chief Executive Officer and Chairman of the Board of Directors.

As of June 14, 2021, there were 13,000,000 shares of Series A issued and outstanding all of which are held by two executive officers of the Company (one of which is a member of the Board). These 13 million shares have the equivalent of 130 million votes or approximately 28% of the total votes (462,912,146) outstanding as of June 14, 2021.

Series “C” Convertible Preferred Stock

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

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The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	We do not have any rights of redemption;

●	Voting rights equal to 250 shares of Common Stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as Common Stockholders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Share can be converted into two hundred fifty (250) shares of Common Stock at the option of the holder.

On June 29, 2018, each of Kevin Brian Cox (“Cox”), our Chief Executive Officer, and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with us whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly issued Company Series C Convertible Preferred Stock. The calculation of weighted average shares was retroactively restated in order to properly account for the above noted share exchange.

During the year ended December 31, 2018, we issued 48,400 shares of Series C Preferred in exchange for the conversion of a note payable of $3,000,000 and accrued interest of $24,952.

On January 17, 2019, we announced the completion of an agreement to acquire a 40% equity ownership of CenterCom. Upon execution of the agreement, we issued 72,000 shares of Preferred C stock (convertible into 18,000,000 shares of Common Stock) to a director, officer and minority owner of the Company who has a controlling interest in CenterCom. The Company recorded its investment in CenterCom of $178,508, which is the Company’s 40% ownership of CenterCom’s net book value upon close of the completion of the transaction, as “Investment in CenterCom” in long term assets on the accompanying condensed consolidated balance sheets.

On February 15, 2019, Carter Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by us into 6,232 shares of Preferred C stock.

As of June 14, 2021, there were 721,596 shares of Series C issued and outstanding all of which are held by three executive officers of the Company (two of which are members of the Board). These 721,596 shares have the equivalent of 180,399,000 votes or approximately 39% of the total votes (462,912,146) outstanding as of June 14, 2021.

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 31, 2019	2,012,500	$0.43
Exercisable – December 31, 2019	2,012,500	$0.43
Granted	984,284	$0.48
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2019	6,849,635	$0.71
Granted	3,116,230	$0.53
Exercised	-	$-
Forfeited/Cancelled	(250,000)	$-
Outstanding – December 31, 2020	9,715,865	$0.65
Exercisable – December 31, 2020	9,715,865	$0.6

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Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 – 3.00	9,715,865	1.52 years	$0.65	9,715,865	$0. 65

At December 31, 2020 the total intrinsic value of warrants outstanding and exercisable was $0.

As discussed in Note 9, during the year ended December 31, 2020, the Company paid $95,000 for the cancellation of 250,000 warrants.

On February 15, 2019, the Company executed a consulting agreement with a third party for professional services. Upon execution of the agreement, the Company agreed to issue 100,000 warrants to purchase the Company’s Common Stock with an exercise price of $3.00 per share, a term of 3 years, and immediate vesting. In addition, the consultant is eligible to receive 150,000 warrants upon achievement of certain milestones as discussed in the agreement. The 250,000 warrants have an aggregated fair value of approximately $30,782 that was calculated using the Black-Scholes.

For the year ended December 31, 2020, when computing fair value of share-based payments, the Company has considered the following variables:

December 31, 2019
Risk-free interest rate	2.50%
Expected life of grants	3 years
Expected volatility of underlying stock	168.71%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

The Company did not issue any warrants as compensation for services during the year ended December 31, 2020.

During the year ended December 31, 2020 and 2019, the Company recorded total stock-based compensation expense related to the warrants of $0 and $33,700, respectively. The unrecognized compensation expense at December 31, 2020 was approximately $0.

As of March 31, 2021, and December 31, 2020, there were 4,887,135 and 6,849,635 warrants outstanding, respectively.

Limitations on Liability and Indemnification of Officers and Directors

Nevada Corporation Law limits or eliminates the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our bylaws include provisions that require us to indemnify our directors or officers against monetary damages for actions taken as a director or officer of our company. We are also expressly authorized to carry directors’ and officers’ insurance to protect our directors, officers, employees and agents for certain liabilities. Our articles of incorporation do not contain any limiting language regarding director immunity from liability.

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The limitation of liability and indemnification provisions under the Nevada Corporation Law and in our articles of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. However, these provisions do not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as injunction or rescission in the event of a breach of a director’s fiduciary duties. Moreover, the provisions do not alter the liability of directors under the federal securities laws. In addition, your investment may be adversely affected to the extent that, in a class action or direct suit, we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Authorized but Unissued Shares

Our authorized but unissued shares of Common Stock and Preferred Stock will be available for future issuance without stockholder approval, except as may be required under the listing rules of any stock exchange on which our Common Stock is then listed. We may use additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Common Stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, future sales of shares of Common Stock, or the availability for future sale of shares of Common Stock, will have on the market price of shares of our Common Stock prevailing from time to time. Future sales of substantial amounts of our Common Stock in the public market or the perception that such sales might occur may adversely affect market prices prevailing from time to time. Furthermore, there may be sales of substantial amounts of our Common Stock in the public market after the existing legal and contractual restrictions lapse. This may adversely affect the prevailing market price and our ability to raise equity capital in the future. See “Risk Factors—Risks Associated with our Common Stock— Substantial Future Sales of Shares of Our Common Stock In The Public Market Could Cause Our Stock Price To Fall.”

Based on the number of shares of Common Stock outstanding as of [_____], 2021, after giving pro forma effect to the closing of this offering we will have shares of Common Stock outstanding, assuming (1) no exercise of the underwriter’s option to purchase additional shares of Common Stock and (2) no exercise of outstanding options or warrants. Of those shares, all of the shares sold in this offering will be freely tradable.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the purchase, ownership and disposition of our Common Stock purchased in this offering but is for general information purposes only and does not purport to be a complete analysis of all the potential tax considerations relating thereto. This summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as of the date hereof. These authorities may be changed, possibly retroactively, so as to result in U.S. federal income and estate tax consequences different from those set forth below. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and we have not obtained, and do not intend to obtain, an opinion of counsel or ruling from the IRS with respect to the U.S. federal income tax considerations relating to the purchase, ownership or disposition of our Common Stock or warrants.

This summary does not address any alternative minimum tax considerations, any considerations regarding the tax on net investment income, or the tax considerations arising under the laws of any state, local or non-U.S. jurisdiction, or under any non-income tax laws, including U.S. federal gift and estate tax laws, except to the limited extent set forth below. In addition, this summary does not address tax considerations applicable to an investor’s particular circumstances or to investors that may be subject to special tax rules, including, without limitation:

●	banks, insurance companies or other financial institutions;

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●	tax-exempt organizations or governmental organizations;

●	regulated investment companies and real estate investment trusts;

●	controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid U.S. federal income tax;

●	brokers or dealers in securities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

●	persons that own, or are deemed to own, more than five percent of our capital stock (except to the extent specifically set forth below);

●	tax-qualified retirement plans;

●	certain former citizens or long-term residents of the United States;

●	partnerships or entities or arrangements classified as partnerships for U.S. federal income tax purposes and other pass-through entities (and investors therein);

●	persons who hold our Common Stock or warrants as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction or integrated investment;

●	persons who hold or receive our Common Stock or warrants pursuant to the exercise of any employee stock option or otherwise as compensation;

●	persons who do not hold our Common Stock or warrants as a capital asset within the meaning of Section 1221 of the Code; or

●	persons deemed to sell our Common Stock or warrants under the constructive sale provisions of the Code.

In addition, if a partnership (or entity or arrangement classified as a partnership for U.S. federal income tax purposes) holds our Common Stock or warrants, the tax treatment of a partner generally will depend on the status of the partner and upon the activities of the partnership. Accordingly, partnerships that hold our Common Stock or warrants, and partners in such partnerships, should consult their tax advisors.

You are urged to consult your own tax advisors with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our Common Stock and warrants arising under the U.S. federal estate or gift tax laws or under the laws of any state, local, non-U.S., or other taxing jurisdiction or under any applicable tax treaty.

Consequences to U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. Holder of our Common Stock or warrants. For purposes of this discussion, you are a U.S. Holder if, for U.S. federal income tax purposes, you are a beneficial owner of our Common Stock or warrants, other than a partnership, that is:

●	an individual citizen or resident of the United States;

●	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States, any State thereof or the District of Columbia;

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●	an estate whose income is subject to U.S. federal income tax regardless of its source; or

●	a trust (x) whose administration is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (y) which has made a valid election to be treated as a “United States person.”

Distributions

As described in the section titled “Dividend Policy,” we have never declared or paid cash dividends on our Common Stock and do not anticipate paying any dividends on our Common Stock in the foreseeable future. However, if we do make distributions on our Common Stock, those payments will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital and will first reduce your basis in our Common Stock, but not below zero, and then will be treated as gain from the sale of stock as described below under “—Sale, Exchange or Other Taxable Disposition of Common Stock.”

Dividend income may be taxed to an individual U.S. Holder at rates applicable to long-term capital gains, provided that a minimum holding period and other limitations and requirements are satisfied. Any dividends that we pay to a U.S. Holder that is a corporation will qualify for a deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations equal to a portion of any dividends received, subject to generally applicable limitations on that deduction. U.S. Holders should consult their own tax advisors regarding the holding period and other requirements that must be satisfied in order to qualify for the reduced tax rate on dividends or the dividends-received deduction.

Constructive Distributions

The terms of the warrants allow for changes in the exercise price of the warrants under certain circumstances. A change in exercise price of a warrant that allows holders to receive more shares of Common Stock on exercise may increase a holder’s proportionate interest in our earnings and profits or assets. In that case, such holder may be treated as though it received a taxable distribution in the form of our Common Stock. A taxable constructive stock distribution would generally result, for example, if the exercise price is adjusted to compensate holders for distributions of cash or property to our stockholders.

Not all changes in the exercise price that result in a holder’s receiving more Common Stock on exercise, however, would be considered as increasing a holder’s proportionate interest in our earnings and profits or assets. For instance, a change in exercise price could simply prevent the dilution of a holder’s interest upon a stock split or other change in capital structure. Changes of this type, if made pursuant to bona fide reasonable adjustment formula, are not treated as constructive stock distributions for these purposes. Conversely, if an event occurs that dilutes a holder’s interest and the exercise price is not adjusted, the resulting increase in the proportionate interests of our stockholders could be treated as a taxable stock distribution to our stockholders.

Any taxable constructive stock distributions resulting from a change to, or a failure to change, the exercise price of the warrants that is treated as a distribution of Common Stock would be treated for U.S federal income tax purposes in the same manner as distributions on our Common Stock paid in cash or other property, resulting in a taxable dividend to the recipient to the extent of our current or accumulated earnings and profits (with the recipient’s tax basis in its Common Stock or warrants, as applicable, being increased by the amount of such dividend), and with any excess treated as a return of capital or as capital gain. U.S. Holders should consult their own tax advisors regarding whether any taxable constructive stock dividend would be eligible for tax rates applicable to long-term capital gains, or the dividends-received deduction described under “—Distributions,” as the requisite applicable holding period requirements might not be considered to be satisfied.

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Sale, Exchange or Other Taxable Disposition of Common Stock

A U.S. Holder will generally recognize capital gain or loss on the sale, exchange or other taxable disposition of our Common Stock. The amount of gain or loss will equal the difference between the amount realized on the sale and such U.S. Holder’s tax basis in such Common Stock. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for such Common Stock. Gain or loss will be long-term capital gain or loss if the U.S. Holder has held the Common Stock for more than one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Sale, Exchange, Redemption, Lapse or Other Taxable Disposition of a Warrant

Upon a sale, exchange, redemption, lapse or other taxable disposition of a warrant, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized (if any) on the disposition and such U.S. Holder’s tax basis in the warrant. The amount realized will include the amount of any cash and the fair market value of any other property received in exchange for the warrant. The U.S. Holder’s tax basis in the warrant generally will equal the amount the holder paid for the warrant. Gain or loss will be long-term capital gain or loss if the U.S. Holder has held the warrant for more than one year. Long-term capital gains of non-corporate U.S. Holders are generally taxed at preferential rates. The deductibility of capital losses is subject to certain limitations.

Exercise of a Warrant

The exercise of a warrant for shares of Common Stock generally will not be a taxable event for the exercising U.S. Holder, except with respect to cash, if any, received in lieu of a fractional share. A U.S. Holder will have a tax basis in the shares of Common Stock received on exercise of a warrant equal to the sum of the U.S. Holder’s tax basis in the warrant surrendered, reduced by any portion of the basis allocable to a fractional share, plus the exercise price of the warrant. A U.S. Holder generally will have a holding period in shares of Common Stock acquired on exercise of a warrant that commences on the date of exercise of the warrant.

Consequences to Non-U.S. Holders

The following is a summary of the U.S. federal income tax consequences that will apply to a Non-U.S. Holder of our Common Stock or warrants. A “non-U.S. Holder” is a beneficial owner of our Common Stock or warrants (other than a partnership or an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that, for U.S. federal income tax purposes, is not a U.S. Holder.

Distributions

Subject to the discussion below regarding effectively connected income, any dividend, including any taxable constructive stock dividend resulting from certain adjustments, or failure to make adjustments, to the exercise price of a warrant (as described above under “Consequences to U.S. Holders—Constructive Distributions”), paid to a Non-U.S. Holder generally will be subject to U.S. withholding tax either at a rate of 30% of the gross amount of the dividend or such lower rate as may be specified by an applicable income tax treaty. In order to receive a reduced treaty rate, a Non-U.S. Holder must provide us with an IRS Form W-8BEN, IRS Form W-8BEN-E or other applicable IRS Form W-8 properly certifying qualification for the reduced rate. These forms must be updated periodically. A Non-U.S. Holder eligible for a reduced rate of U.S. withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. If a Non-U.S. Holder holds our Common Stock or warrants through a financial institution or other agent acting on the non-U.S. Holder’s behalf, the Non-U.S. Holder will be required to provide appropriate documentation to the agent, which then may be required to provide certification to us or our paying agent, either directly or through other intermediaries.

Dividends received by a Non-U.S. Holder that are effectively connected with its conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States) are generally exempt from such withholding tax if the Non-U.S. Holder satisfies certain certification and disclosure requirements. In order to obtain this exemption, the Non-U.S. Holder must provide us with an IRS Form W-8ECI or other applicable IRS Form W-8 properly certifying such exemption. Such effectively connected dividends, although not subject to withholding tax, are taxed at the same graduated U.S. federal income tax rates applicable to U.S. Holders, net of certain deductions and credits. In addition, dividends received by a corporate Non-U.S. Holder that are effectively connected with its conduct of a U.S. trade or business may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable income tax treaty. Non-U.S. Holders should consult their own tax advisors regarding any applicable tax treaties that may provide for different rules.

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Gain on Sale, Exchange or Other Taxable Disposition of Common Stock or Warrants

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of our Common Stock or a warrant unless:

●	the gain is effectively connected with the non-U.S. Holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);

●	the Non-U.S. Holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs and certain other conditions are met; or

●	shares of our Common Stock or our warrants, as applicable, constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a USRPHC) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. Holder’s disposition of, or the non-U.S. Holder’s holding period for, our Common Stock or warrants, as applicable.

We believe that we are not currently and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our other business assets, there can be no assurance that we will not become a USRPHC in the future. Even if we become a USRPHC, however, if our Common Stock becomes regularly traded on an established securities market (as defined by applicable Treasury regulations), such Common Stock will be treated as U.S. real property interests only if the Non-U.S. Holder actually or constructively held more than five percent of such regularly traded Common Stock at any time during the shorter of the five-year period preceding the non-U.S. Holder’s disposition of, or the non-U.S. Holder’s holding period for, our Common Stock. In addition, provided that our Common Stock is regularly traded on an established securities market (as defined by applicable Treasury regulations), a warrant will not be treated as a U.S. real property interest with respect to a Non-U.S. Holder if such holder did not own, actually or constructively, warrants whose total fair market value on the date they were acquired (and on the date or dates any additional warrants were acquired) exceeded the fair market value on that date (and on the date or dates any additional warrants were acquired) of five percent of all our Common Stock.

If the Non-U.S. Holder is described in the first bullet above, it will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate Non-U.S. Holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual Non-U.S. Holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. Holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Federal Estate Tax

Common Stock or warrants beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of their death will generally be includable in the decedent’s gross estate for U.S. federal estate tax purposes. Such shares, therefore, may be subject to U.S. federal estate tax, unless an applicable estate tax treaty provides otherwise.

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Backup Withholding and Information Reporting

Generally, we must report annually to the IRS the amount of dividends paid to you, your name and address and the amount of tax withheld, if any. A similar report will be sent to you. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence if you reside outside of the United States.

Payments of dividends on or of proceeds from the disposition of our Common Stock or warrants made to you may be subject to information reporting and backup withholding. Backup withholding may apply at a current rate of 24% unless you (i) provide the payor with a correct taxpayer identification number and comply with applicable certification requirements, or (ii) establish an exemption, for example, by properly certifying your non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that you are a U.S. person that is not an exempt recipient.

Backup withholding is not an additional tax; rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance

The Foreign Account Tax Compliance Act (“FATCA”) generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “foreign financial institution” (as specially defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on and gross proceeds from the sale or other disposition of our Common Stock or warrants paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes an exemption. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. The withholding provisions under FATCA generally apply to dividends paid by us. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, recently proposed Treasury regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury regulations until final Treasury regulations are issued. Non-U.S. Holders should consult their own tax advisors regarding the possible implications of this legislation on their investment in our Common Stock or warrants.

Each prospective investor should consult its own tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, owning and disposing of our Common Stock or warrants, including the consequences of any proposed changes in applicable laws.

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UNDERWRITING

We have entered into an underwriting agreement with Maxim Group LLC (“Maxim”), as underwriter, with respect to the securities subject to this offering. Subject to certain conditions, we have agreed to sell such underwriter such securities listed next to its name in the below table at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriters	Number of Units
Maxim Group LLC

Total

The underwriting agreement provides that the obligation of such underwriter to pay for and accept delivery of the securities offered by this prospectus is subject to the approval of certain legal matters by its legal counsel and certain other conditions. Such underwriter is obligated to take and pay for all of the securities if any of the securities are taken. Such underwriter is not, however, required to take or pay for securities covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable for 45 days from the date of this prospectus to purchase up to [___] additional shares of Common Stock and/or up to an additional [____] Warrants at a price of [___] per share of Common Stock and $[__] per Warrant, respectively, to cover over-allotments, if any, of the securities offered by this prospectus.

Discount, Commissions and Expenses

Maxim has advised us that it will offer the Units to the public at the price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $[__] per Unit. Such underwriter may allow, and certain dealers may reallow, a discount from the concession not in excess of $ [__] per Unit to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be changed by such underwriter. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The Units offered by such underwriter are subject to receipt and acceptance by it and is subject to such underwriter’s right to reject any order in whole or in part. The underwriter has informed us that it does not intend to confirm sales to any accounts over which it exercises discretionary authority.

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the underwriters of the over-allotment option:

Total
	Per Share	Total No Exercise	Total Full Exercise
Public offering price	$	$	$
Underwriting discounts and commissions (7%)	$	$	$
Proceeds, before expenses, to us	$	$	$
Non-accountable expense allowance (1%) (1)	$	$	$

We have also agreed to reimburse such underwriter for certain out-of-pocket expenses, including “road show” expenses, out of pocket due diligence expense and fees of such underwriter’s counsel (not to exceed $110,000 in the aggregate).

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Underwriters Warrants

We have agreed to issue to the underwriters warrants to purchase up to a total of [●] shares of Common Stock (5% of the shares of Common Stock included in the Units and 5% of any shares of Common Stock sold pursuant to the over-allotment option). The warrants are exercisable at [●] per share (110% of the public offering price) commencing on a date which is six (6) months from the effective date of the offering under this prospectus and expiring on a date which is no more than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110(f)(2)(G). The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. In addition, the warrants provide for registration rights upon request, in certain cases. We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

Right of First Refusal

We have also granted the underwriter a right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent for any future public or private equity or debt offering, including equity-linked offerings, by us for the eighteen-month period following the closing of the offering.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Lock-up Agreements

We, our officers, directors and certain of our stockholders have agreed, subject to limited exceptions, for a period of six months following the date of this prospectus, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of, directly or indirectly any shares of our common stock or any securities convertible into or exchangeable such common stock either owned as of the date of this prospectus or thereafter acquired without the prior written consent of Maxim. Such underwriter may, in its sole discretion and at any time or from time to time before the termination of the lock-up period, without notice, release all or any portion of the securities subject to lock-up agreements.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering, Maxim may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by such underwriter of shares in excess of the number such underwriter is obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriter is not greater than the number of securities that it may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriter may close out any covered short position by either exercising their over-allotment option and/or purchasing securities in the open market.

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●	Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriter will consider, among other things, the price of securities available for purchase in the open market as compared to the price at which it may purchase securities through the over-allotment option. If the underwriter sells more securities than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriter is concerned that there could be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock and warrants or preventing or retarding a decline in the market price of the common stock or warrants. As a result, the price of our common stock and warrants may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriter make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor the underwriter may make any representations that the underwriter will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Passive Market Making

In connection with this offering, the underwriter and any selling group members may engage in passive market making transactions in our common stock and warrants on the Exchange in accordance with Rule 103 of Regulation M under the Securities Exchange Act of 1934, as amended, during a period before the commencement of offers or sales of our common stock and warrants and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by Maxim. Other than this prospectus in electronic format, the information on any selling group member’s website and any information contained in any other website maintained by such underwriter, selling group member or their affiliates is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or such underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer restrictions outside the United States

Other than in the United States, no action has been taken by us or the underwriter that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area - Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (“Prospectus Directive”), as implemented in Member States of the European Economic Area (each, a “Relevant Member State”), from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of us or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers (“AMF”). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

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This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D. 744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1 and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ-$$-Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998 (“Decree No. 58”), other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999 (“Regulation no. 1197l”) as amended (“Qualified Investors”); and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

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Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (the “FIEL”) pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissăo do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it, or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it, or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

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Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

This document is personal to the recipient only and not for general circulation in Switzerland.

United Arab Emirates

Neither this document nor the securities have been approved, disapproved or passed on in any way by the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates, nor have we received authorization or licensing from the Central Bank of the United Arab Emirates or any other governmental authority in the United Arab Emirates to market or sell the securities within the United Arab Emirates. This document does not constitute and may not be used for the purpose of an offer or invitation. No services relating to the securities, including the receipt of applications and/or the Allotment or redemption of such shares, may be rendered within the United Arab Emirates by us.

No offer or invitation to subscribe for securities is valid or permitted in the Dubai International Financial Centre.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended (“FSMA”)) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to us.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (“FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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TRANSFER AGENT AND REGISTRAR

The transfer agent of our Common Stock is VStock Transfer, LLC. Their address is 18 Lafayette Place, Woodmere, NY 11598.

LEGAL MATTERS

Certain legal matters with respect to the securities offered hereby will be passed upon by Lucosky Brookman LLP, Woodbridge, New Jersey. Certain other legal matters will be passed upon for the underwriter by Pryor Cashman LLP, New York, New York, in connection with this offering.

EXPERTS

The consolidated financial statements as of December 31, 2020 and 2019, and for each of the years in the two-year period ended December 31, 2020, have been included herein in reliance upon the report of Rodefer Moss & Co, PLLC, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits of the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the registration statement, including the exhibits and schedules thereto.

The SEC maintains an Internet web site, which is located at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may access the registration statement of which this prospectus is a part at the SEC’s Internet web site. We are subject the information reporting requirements of the Exchange Act, and we will file reports, proxy statements and other information with the SEC.

All documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are subsequently filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the effectiveness of the registration statement but prior to the termination of the offering shall be deemed to be incorporated by reference into the prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost by contacting: SurgePays, Inc., Attn: Office of the Corporate Secretary, 3124 Brother Blvd, Suite 410, Bartlett, TN 38133. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at https://www.surgepays.com/. The information on such website is not incorporated by reference and is not a part of this prospectus.

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SurgePays, Inc.

70

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of

SurgePays, Inc. & Subsidiaries

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of SurgePays, Inc. & Subsidiaries (the “Company”) as of December 31, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the years in the two-year period ended December 31, 2020 and the related notes (collectively referred to as the financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2020 and 2019, and the results of its consolidated operations and its consolidated cash flows for each of the years in the two-year period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Emphasis of Matter - Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company incurred losses for 2020 and 2019, and at December 31, 2020 had an accumulated deficit and negative working capital. Further, in March of 2020 the World Health Organization declared COVID-19 a pandemic. COVID-19 could disrupt the economy, the Company’s supply chain, and access to capital sources thus adversely affecting the Company’s ability to continue its operations. Management’s evaluation of the events and conditions and management’s plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result should management be unable to successfully implement its plan. Our opinion is not modified with respect to this matter.

/s/ Rodefer Moss & Co, PLLC

We have served as the Company’s auditor since 2017

Brentwood, Tennessee

March 31, 2021

F-1

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31, 2020	December 31, 2019

ASSETS
Current assets:
Cash and cash equivalents	$673,995	$346,040
Accounts receivable, less allowance for doubtful accounts of $116,664 and $774,841, respectively	180,499	3,056,213
Note receivable	—	14,959
Lifeline revenue due from USAC	212,621	60,790
Inventory	178,309	—
Prepaid expenses	5,605	96,883
Total current assets	1,251,029	3,574,885

Property and Equipment, less accumulated depreciation of $105,484 and $38,656, respectively	236,810	294,616
Intangible assets less accumulated amortization of $1,627,779 and $519,404, respectively	4,125,742	4,769,117
Goodwill	866,782	866,782
Investment in Centercom	414,612	203,700
Operating lease right of use asset, net	368,638	210,816
Other long-term assets	61,458	66,457
Total assets	$7,325,071	$9,986,373

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses - others	$5,589,547	$3,637,577
Accounts payable and accrued expenses - related party	1,753,837	998,517
Credit card liability	383,073	449,158
Deferred revenue	443,300	38,040
Derivative liability	1,357,528	190,846
Operating lease liability	210,556	90,944
Line of credit	912,870	912,870
Debt – related party	2,369,000	—
Notes payable and current portion of long-term debt, net	2,283,950	736,172
Total current liabilities	15,306,509	7,054,124

Long-term debt less current portion – related party	1,120,440	2,205,440
Operating lease liability – net	155,167	119,872
Trade payables - long term	854,868	869,868
Notes payable and long term portion of debt - net	616,901	—
Convertible promissory notes payable - net	—	4,436,684
Total liabilities	$18,051,037	$14,685,988

Commitments and contingencies

Stockholders’ deficit:

Series A preferred stock: $0.001 par value; 100,000,000 shares authorized; 13,000,000 and 13,000,000 shares issued and outstanding at December 31, 2020 and 2019, respectively	13,000	13,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 721,598 and 721,598 shares issued and outstanding at December 31, 2020 and 2019, respectively	722	722
Common stock: $0.001 par value; 500,000,000 shares authorized; 127,131,210 shares and 102,193,579 shares issued and outstanding at December 31, 2020 and 2019, respectively	127,131	102,193
Additional paid in capital	10,725,380	6,055,042
Accumulated deficit	(21,592,199)	(10,870,572)
Total stockholders’ deficit	(10,725,966)	(4,699,615)
Total liabilities and stockholders’ deficit	$7,325,071	$9,986,373

See accompanying notes to consolidated financial statements

F-2

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

	For the Year Ended December 31,
	2020	2019

Revenue	$54,406,788	$25,742,941

Cost of revenue (exclusive of depreciation and amortization shown below)	51,938,111	22,623,521

Gross profit	2,468,677	3,119,420

Cost and expenses
Depreciation and amortization	1,173,369	227,322
Selling, general and administrative	11,440,976	10,660,126
Total costs and expenses	12,614,345	10,887,448

Operating loss	(10,145,668)	(7,768,028)

Other income (expense):
Interest expense	(3,383,996)	(227,016)
Derivative expense	(566,789)	—
Change in fair value of derivative liability	577,936	4,013
Gain on investment in Centercom	210,912	25,192
Gain/(loss) on settlement of liabilities	2,575,978	(481,187)
Other income	10,000	—
Total other income (expense)	(575,959)	(678,998)

Net loss before provision for income taxes	(10,721,627)	(8,447,026)

Provision for income taxes	—	—

Net loss	$(10,721,626)	$(8,447,026)

Net loss per common share, basic and diluted	$(0.10)	$(0.09)

Weighted average common shares outstanding – basic and diluted	106,720,836	96,186,742

See accompanying notes to consolidated financial statements.

F-3

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Deficit

	Series A Preferred		Series C Preferred		Common Stock		Additional Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2019	13,000,000	$13,000	643,366	$643	88,046,391	$88,047	$333,623	$(2,423,546)	$(1,988,233)

Issuance of Common Stock and warrants for services rendered	-	-	-	-	666,000	666	328,908	-	329,574

Issuance of Common Stock for settlement of accounts payable	-	-	-	-	875,000	875	506,625	-	507,500

Issuance of Common Stock and warrants with debt	-	-	-	-	100,000	100	119,960	-	120,060

Sale of Common Stock and warrants	-	-	-	-	9,172,855	9,172	3,201,328	-	3,210,500

Issuance of Common Stock for asset purchase	-	-	-	-	3,333,333	3,333	996,667	-	1,000,000

Issuance of Series C Preferred Stock for investment in Centercom	-	-	72,000	72	-	-	178,436	-	178,508

Issuance of Series C Preferred Stock for conversion of related party advances	-	-	6,232	7	-	-	389,495	-	389,502

Net income	-	-	-	-	-	-	-	(8,447,026)	(8,447,026)

Balance, December 31, 2019	13,000,000	13,000	721,598	722	102,193,579	102,193	6,055,042	(10,870,572)	(4,699,615)

Issuance of Common Stock and options for services rendered	-	-	-	-	86,000	86	182,882	-	182,968

Sale of Common Stock and warrants	-	-	-	-	5,678,174	5,678	1,062,822	-	1,068,500

Issuance of Common Stock and warrants with debt recorded as debt discount	-	-	-	-	2,892,000	2,892	990,888	-	993,780

Shares issued for conversion of debt	-	-	-	-	13,426,698	13,427	2,271,613	-	2,285,040

Make whole Common Stock issued pursuant to SPA	-	-	-	-	3,980,711	3,981	373,511	-	377,492

Issuance of Common Stock for modification of debt	-	-	-	-	480,000	480	67,170	-	67,650

Issuance of Common Stock for an acquisition	-	-	-	-	775,000	775	219,071	-	219,846

Repurchase of shares for cash	-	-	-	-	(2,380,952)	(2,381)	(497,619)	-	(500,000)

Net loss	-	-	-	-	-	-	-	(10,721,627)	(8,447,026)
Balance, December 31, 2020	13,000,000	$13,000	721,598	$722	127,131,210	$127,131	$10,725,380	$(21,592,199)	$(10,725,966)

See accompanying notes to consolidated financial statements

F-4

SURGEPAYS, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	For the Year Ended December 31,
	2020	2019

Operating activities
Net loss	$(10,721,627)	$(8,447,026)
Adjustments to reconcile net income loss to net cash used in operating activities:
Depreciation and amortization	1,173,369	227,322
Amortization of right of use assets	197,381	55,608
Amortization of debt discount	2,016,764	68,764
Stock-based compensation	182,968	329,574
Change in fair value of derivative liability	(577,936)	(4,013)
Derivative expense	566,789	-
Bad debt expense	1,750,239	977,792
Accrued interest on note receivable	-	(38,471)
(Gain) loss on settlement of liabilities	(2,644,960)	474,953
Gain on equity investment in Centercom	(210,912)	(25,192)
Changes in operating assets and liabilities:
Accounts receivable	1,146,611	(3,599,534)
Lifeline revenue due from USAC	(151,831)	790,176
Customer phone supply	-	1,356,701
Inventory	(178,309)	-
Prepaid expenses	91,278	(86,021)
Other assets	4,999	(4,999)
Credit card liability	(63,156)	54,317
Deferred revenue	405,260	(50,000)
Loss contingency	-	(31,690)
Current portion of operating lease liability	(200,296)	(55,608)
Accounts payable and accrued expenses	2,887,321	1,474,476
Net cash used in operating activities	(4,326,048)	(6,533,141)

Investing activities
Advances under notes receivable	-	(14,959)
Repayments of notes receivable	14,959	-
Purchase of equipment	(6,605)	(227,630)
Net cash received in business combination	-	210,348
Net cash provided by (used) in investing activities	8,354	(32,241)

Financing activities
Issuance of Common Stock and warrants	1,068,500	3,210,500
Repurchase of Common Stock	(500,000)	-
Note payable, related party - borrowings	1,579,710	-
Note payable, related party - repayments	(295,710)	-
Note payable - borrowings	3,481,582	250,000
Note payable - repayments	(280,636)	(70,000)
Convertible promissory notes - borrowings	-	638,000
Convertible promissory notes - repayments	(245,797)	-
Cash paid for debt issuance costs	(162,000)	-
Line of credit - advances	-	1,130,000
Line of credit - repayments	-	(217,130)
Loan proceeds under related party financing arrangement	-	2,199,440
Loan repayments under related party financing arrangement	-	(674,000)
Net cash provided by financing activities	4,645,649	6,466,810

Net change in cash and cash equivalents	327,955	(98,572)

Cash and cash equivalents, beginning of period	346,040	444,612

Cash and cash equivalents, end of period	$673,995	$346,040

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$98,113	$77,825
Income taxes	$-	$-

Non-cash investing and financing activities:
Exchange of related party advances for Series C Preferred Stock	$-	$389,502
Exchange of investment in CenterCom for Series C Preferred Stock	$-	$178,508
Common Stock issued for an acquisition	$210,794	$1,000,000
Debt acquired in acquisition	$-	$4,000,000
Common Stock and warrants issued with debt recorded as debt discount	$993,780	$120,060
Derivative liability on convertible notes recorded as debt discount	$1,457,402	$176,348
Operating lease liability	$355,203	$266,424
Make whole Common Stock issued pursuant to SPA	$165,000	$-
Issuance of Common Stock for modification of debt	$67,650	$-

See accompanying notes to consolidated financial statements

F-5

SURGEPAYS, INC. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 2020

1	BUSINESS

The accompanying consolidated financial statements include the accounts of SurgePays Inc., (“Surge”), formerly Ksix Media Holdings, Inc. and Surge Holdings, Inc., incorporated in Nevada on August 18, 2006, and its wholly owned subsidiaries, Ksix Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; Ksix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; Surge Cryptocurrency Mining, Inc. (“Crypto”), formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); Surge Logics Inc. (“Logics”), an Nevada corporation that was formed on October 2, 2018; SurgePays Fintech Inc (“Tech”), an Nevada corporation that was formed on August 22, 2019; Surge Payments LLC (“Payments”), an Nevada corporation that was formed on December 17, 2018; SurgePhone Wireless LLC (“Surge Phone”), an Nevada corporation that was formed on August 29, 2019 and True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”), (collectively the “Company” or “we”). On October 29, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation to change its name to SurgePays, Inc.

All significant intercompany balances and transactions have been eliminated in consolidation.

Recent Developments

On September 30, 2019, the Company entered into an Asset Purchase Agreement (the “Purchase Agreement”) with GBT Technologies Inc., a Nevada corporation (“GBT”).

Under the Purchase Agreement, the Company has purchased substantially all of the assets, and specified liabilities, of GBT’s ECS Prepaid business, Electronic Check Services business, and the Central State Legal Services business (collectively the “ECS Business”). The Purchase Agreement provides that the Company assumed GBT’s liabilities incurred after the effective date of the Purchase Agreement, but only to the extent such obligations and liabilities were not caused by or related to any action or inaction by GBT prior to the effective date of the Purchase Agreement. The Purchase Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company acquired substantially all of the assets related to the ECS Business for total consideration of five million dollars ($5,000,000). The Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of four million dollars ($4,000,000) to GBT (the “Note”), and through the issuance of three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) restricted shares of the Company’s Common Stock to GBT (the “Shares”). GBT may not convert the Note to the extent that such conversion would result in beneficial ownership by GBT and/or its affiliates of more than 4.99% of the issued and outstanding Common Stock of the Company.

Membership Interest Purchase Agreement

On January 30, 2020, the Company entered into a Membership Interest Purchase Agreement (the “MIPA”) by and among the Company, ECS Prepaid, LLC, a Missouri limited liability company (“ECS Prepaid”), Dennis R. Winfrey, an individual, and Peggy S. Winfrey, an individual (together, the “Winfreys”), whereby the Company purchased from the Winfreys all of the Membership Interests of ECS Prepaid owned by the Winfreys (the “ECS Prepaid Membership Interests”). In consideration for the ECS Prepaid Membership Interests, the Company issued to Suray Holdings LLC, an entity jointly controlled by the Winfreys, 450,000 shares of Common Stock of the Company.

ECS and CSLS Stock Purchase Agreement

On January 30, 2020, the Company entered into a Stock Purchase Agreement (the “ECS and CSLS SPA”) by and among the Company, Electronic Check Services, Inc., a Missouri corporation (“ECS”), Central States Legal Services, Inc., a Missouri corporation (“CSLS”), and the Winfreys, whereby the Company purchased from the Winfreys all of the issued and outstanding stock of each of ECS and CSLS (the “ECS and CSLS Stock”). In consideration for the ECS and CSLS Stock, the Company issued 50,000 shares of Common Stock to Suray (the “ECS and CLS Purchase Share Issuance”).

F-6

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The Company’s consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents, and accounts receivable. The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. Accounts receivables potentially subject the Company to concentrations of credit risk. Company closely monitors extensions of credit. Estimated credit losses have been recorded in the consolidated financial statements. Recent credit losses have been within management’s expectations. One customer accounted for more than 11% of revenues in 2020. One customer accounted for more than 16% of revenues in 2019.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

F-7

Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at December 31, 2020 and 2019.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of December 31, 2020 and 2019, the Company had reserves of $116,664 and $774,841, respectively.

Concentrations

As of December 31, 2020 and 2019, one customer represented approximately 47% and 80% of total gross outstanding receivables, respectively.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. As of December 31, 2020 and 2019, the Company had inventory of $178,309 and $0, respectively.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheets for substantially all lease arrangements.

On January 1, 2019, the Company adopted ASC 842 using the modified retrospective approach and recognized a right of use (“ROU”) asset and liability in the consolidated balance sheets related to the operating lease for office space. Results for the years ended December 31, 2020 and 2019 are presented under ASC 842.

As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Refer to Note 12. Leases for additional disclosures required by ASC 842.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

F-8

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short and long term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

●	Level 1 — quoted prices in active markets for identical assets or liabilities.
●	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.
●	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Derivative Liabilities

The Company evaluates its options, warrants, convertible notes, or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. The change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a binomial option pricing model to compute the fair value of the derivative liability and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

The Company had derivative liabilities of $1,357,528 and $190,846 as of December 31, 2020 and 2019, respectively.

F-9

Revenue recognition

The Company recognizes revenue in accordance with ASC 606 to more closely align revenue recognition with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of December 31, 2020 and 2019 contained a significant financing component.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

F-10

Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by entity for the years ended December 31, 2020 and 2019:

	For the Years Ended
	December 31, 2020	December 31, 2019
True Wireless, Inc.	$2,372,977	$3,446,003
Surge Blockchain, LLC	535,315	4,233,263
Surge Logics, Inc.	16,430,057	7,234,366
ECS	34,861,891	10,767,138
Other	206,548	62,171
Total revenue	$54,406,788	$25,742,941

True Wireless is licensed to provide wireless services to qualifying low-income customers in five states. Revenues are recognized when the services have been provided and the government subsidy has been earned.

Surge Blockchain revenues are generated through the SurgePaysPortal multi-purpose software are recognized when the goods and services have been delivered and earned.

Surge Logics is a full-service digital advertising agency and revenues are recognized at a period in time once performance obligations are met and services are provided as customer deposits are received in advance. The majority of the revenue is recognized within the month the obligation was created and recognized, after the lead is identified and sent to the customer.

ECS is a leading provider of prepaid wireless load and top-ups, check cashing and wireless SIM activation to convenience stores and bodegas nationwide. Revenues are generated and recognized at time of sale.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of common stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Contingent shares issuance arrangement, stock options or warrants
	For the Year Ended December 31, 2020	For the Year Ended December 31,2019

Convertible note	26,031,553	1,129,013
Common stock options	850,176	-
Common stock warrants	9,715,865	6,849,635
Total contingent shares issuance arrangement, stock options or warrants	36,597,594	7,978,648

F-11

Income taxes

We use the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Through December 23, 2014, KSIX and BLVD operated as limited liability companies and all income and losses were passed through to the owners. Through October 12, 2015, DIQ operated as a limited liability company and all income and losses were passed through to its owner. Subsequent to the acquisition dates, these limited liability companies were owned by Surge and became subject to income tax.

Through April 1, 2018, TW operated as a limited liability company and all income and losses were passed through to the owners. In order to facilitate the merger discussed above, TW converted from a limited liability company to a Subchapter C Corporation.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2017.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision for the year ended December 31, 2020.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation.

F-12

Recent adopted accounting pronouncements

In January 2017, the FASB issued ASU 2017-04 Intangibles-Goodwill and Other (“ASC 350”): Simplifying the Accounting for Goodwill Impairment (“ASU 2017-04”). ASU 2017-04 simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. In computing the implied fair value of goodwill under Step 2, an entity had to perform procedures to determine the fair value at the impairment testing date of its assets and liabilities (including unrecognized assets and liabilities) following the procedure that would be required in determining the fair value of assets acquired and liabilities assumed in a business combination. Instead, under ASU 2017-04, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax-deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. ASU 2017-04 is effective for annual or any interim goodwill impairment tests for fiscal years beginning after December 15, 2019 and an entity should apply the amendments of ASU 2017-04 on a prospective basis. The adoption of ASU 2017-04 did not have a material impact on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework—Changes to the Disclosure Requirements for Fair Value Measurement”. This update is to improve the effectiveness of disclosures in the notes to the financial statements by facilitating clear communication of the information required by U.S. GAAP that is most important to users of each entity’s financial statements. The amendments in this update apply to all entities that are required, under existing U.S. GAAP, to make disclosures about recurring or nonrecurring fair value measurements. The amendments in this update are effective for all entities for fiscal years beginning after December 15, 2019, and interim periods within those fiscal years. The Company adopted the new standard during the quarter ended March 31, 2020 and the adoption did not have a material effect on the consolidated financial statements and related disclosures.

Recent issued accounting pronouncements

In August 2020, the FASB issued ASU 2020-06 Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in Update No. 2020-06 simplify the complexity associated with applying U.S. GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exception for contracts in an entity’s own equity. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently in the process of determining the effect that the adoption will have on its financial position and results of operations.

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” ASU 2020-04 provides optional expedients and exceptions to account for contracts, hedging relationships and other transactions that reference LIBOR or another reference rate if certain criteria are met. The amendments of ASU No. 2020-04 are effective immediately, as of March 12, 2020, and may be applied prospectively to contract modifications made and hedging relationships entered into on or before December 31, 2022. The Company is evaluating the impact that the amendments of this standard would have on the Company’s consolidated financial statements

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The Company is currently evaluating the potential impact of this guidance on its consolidated financial statements.

Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

F-13

3	LIQUIDITY

At December 31, 2020 and 2019, our current assets were $1,251,029 and $3,574,885, respectively, and our current liabilities were $15,306,509 and $7,054,124, respectively, which resulted in a working capital deficit of $14,055,480 and $3,479,239, respectively.

Total assets at December 31, 2020 and 2019 amounted to $7,325,071 and $9,986,373, respectively. At December 31, 2020, assets consisted of current assets of $1,251,029, net property and equipment of $236,810, net intangible assets of $4,125,742, goodwill of $866,782, equity investment in Centercom of $414,612, and operating lease right of use asset of $368,638, as compared to current assets of $3,574,885, net property and equipment of $294,616, net intangible assets of $4,769,117, goodwill of $866,782, equity investment in Centercom of $203,700 and operating lease right of use asset of $210,816 at December 31, 2019.

At December 31, 2020, our total liabilities of $18,051,037 increased $3,365,049 from $14,685,988 at December 31, 2019.

At December 31, 2020, our total stockholders’ deficit was $10,725,966 as compared to $4,699,615 at December 31, 2019. The principal reason for the increase in stockholders’ deficit was the impact of the net loss of $10,721,626 offset by equity issuances during 2020.

The following table sets forth the major sources and uses of cash for the years ended December 31, 2020 and 2019.

	2020	2019

Net cash used in operating activities	$(4,348,049)	$(6,533,141)
Net cash used in investing activities	8,354	(32,241)
Net cash provided by financing activities	4,645,649	6.466,810
Net change in cash and cash equivalents	$305,954	$(98,572)

At December 31, 2020, the Company had the following material commitments and contingencies.

Notes payable – related party - See Note 8 to the Condensed Consolidated Financial Statements.

Notes payable and long-term debt - See Note 9 to the Condensed Consolidated Financial Statements.

Convertible promissory notes - See Note 10 to the Condensed Consolidated Financial Statements.

Related party transactions - See Note 15 to the Condensed Consolidated Financial Statements.

Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs.

Known trends and uncertainties – The Company is planning to acquire other businesses with similar business operations. The uncertainty of the economy may increase the difficulty of raising funds to support the planned business expansion.

We believe we will continue to incur net losses and do not expect positive cash flows from operations until the 4th quarter of 2021. At that time, we believe the impact of COVID-19 will have rescinded enough to allow us to fully implement our sales strategy, resulting in increased revenue in all segments of our business. The Company will continue to fund operations until cash flow positive through the use of promissory notes, both related and non-related party. These notes made up the majority of the $4,645,649 generated by financing activities during 2020.

F-14

On March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and included a provision for the Small Business Administration (“SBA”) to implement its Paycheck Protection Program (“PPP”). The PPP provides small businesses with funds to pay up to eight (8) weeks of payroll costs, including benefits. Funds received under the PPP may also be used to pay interest on mortgages, rent, and utilities. Subject to certain criteria being met, all or a portion of the loans may be forgiven. The loans bear interest at an annual rate of one percent (1%), are due two (2) years from the date of issuance, and all payments are deferred for the first six (6) months of the loan. Any unforgiven balance of loan principal and accrued interest at the end of the six (6) month loan deferral period is amortized in equal monthly installments over the remaining 18-months of the loan term. On April 17, 2020, the Company closed a $498,082 SBA guaranteed PPP loan with Bank3. The Company expects to use the loan proceeds as permitted and apply for and receive forgiveness for the entire loan amount. In addition, the Company received $636,600 in several Economic Injury Disaster Loans with the Small Business Administration. These loans all carry a 3.75% interest rate payable over 30 years. First payment due 12 months from date of note.

4	ASSET PURCHASE AGREEMENT

On September 30, 2019, the Company entered into the Purchase Agreement with GBT.

Under the Purchase Agreement, the Company has purchased substantially all of the assets, and specified liabilities, of GBT’s ECS Prepaid business, Electronic Check Services business, and the Central State Legal Services business. The Purchase Agreement provides that the Company assumed GBT’s liabilities incurred after the effective date of the Purchase Agreement, but only to the extent such obligations and liabilities were not caused by or related to any action or inaction by GBT prior to the effective date of the Purchase Agreement. The Purchase Agreement provides, among other things, that on the terms and subject to the conditions set forth therein, the Company acquired substantially all of the assets related to the ECS Business for total consideration of five million dollars ($5,000,000). The Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of four million dollars ($4,000,000) to GBT, and through the issuance of three million three hundred thirty-three thousand three hundred thirty-three (3,333,333) restricted shares of the Company’s Common Stock to GBT. As of the date of this report, the purchase price allocation has yet to be valued. GBT may not convert the Note to the extent that such conversion would result in beneficial ownership by GBT and/or its affiliates of more than 4.99% of the issued and outstanding Common Stock of the Company.

The Note has an effective date of September 27, 2019 and has a term of eighteen (18) months until the maturity date. The Note shall not bear interest and shall be convertible at the option of GBT starting from the sixth month anniversary of the effective date. The conversion price of the Note shall equal the volume weighted average price of the Company’s Common Stock on the trading market which the common stock is then trading over the previous twenty (20) days prior to the conversion date, provided that the conversion price shall never be lower than $0.10 or higher than $0.70. The Note provides that the Company retains the right to prepay all or any portion of the principal without any prepayment penalty. In addition, in connection with the issuance of the Note, GBT agreed that, for the eighteen (18) months following the effective date, GBT will not dispose of the Shares or shares issued as a result of the conversion of the Note, in an amount greater than seven and one-half percent (7.5%) of the trading volume of the Company’s shares of Common Stock during the previous month.

Following the closing of the merger transaction, the Company’s investment in ECS consisted of the following:

Purchase Price
Convertible note	$4,000,000
Common stock	1,000,000
Total purchase price	$5,000,000

Allocation of purchase price
Cash	$210,348
Equipment	63,289
Intangibles	4,903,876
Accounts payable and accrued expenses	(177,513)
Total allocation of purchase price	$5,000,000

(1)	The 3,333,333 restricted shares of the Company’s Common Stock issued at closing of the merger transaction had a closing price of approximately $0.30 per share on the date of the transaction.

F-15

Following the closing of the merger transaction, ECS’s financial statements as of the closing were consolidated with the consolidated financial statements of the Company.

The following presents the unaudited pro-forma combined results of operations of the Company with the ECS Business as if the entities were combined on January 1, 2019.

Year Ended
December 31, 2019
Revenues	$59,064,637
Net loss	$(8,902,134)
Net loss per share	$(0.09)
Weighted average number of shares outstanding	96,186,742

5	PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	December 31, 2020	December 31, 2019
Computer Equipment and Software	$312,796	$312,760
Furniture and Fixtures	9,774	1,416
Leasehold Improvements	19,724	21,513
	342,294	335,689
Less: Accumulated Depreciation	(105,484)	(41,073)
	$236,810	$294,616

Depreciation expense was $64,413 and $27,293 for the years ended December 31, 2020 and 2019, respectively.

6	INTANGIBLE ASSETS

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	December 31, 2020	December 31, 2019
ECS Membership agreement	$465,000	$-
Customer relationships	183,255	183,255
Noncompetition agreement	201,389	201,389
Trade names	617,474	617,474
Proprietary software	4,286,403	4,286,402
	5,753,521	5,288,520
Less: Accumulated Depreciation	(1,627,779)	(519,403)
	$4,125,742	$4,769,117

Amortization expense of intangible assets for the years ended December 31, 2020 and 2019 total $1,108,375 and $200,028, respectively. As of December 31, 2020, the weighted average remaining useful lives of these assets were 6.80 years.

The carrying amount of goodwill was $866,782 at December 31, 2020 and 2019. There were no changes in the carrying amount of goodwill during the period.

No impairment in the carrying amount of goodwill was recognized during the years ended December 31, 2020 and 2019.

7	CREDIT CARD LIABILITY

The Company previously utilized a credit card issued in the name of DIQ to pay for certain of its trade obligations. During the year ended December 31, 2020 and 2019, the Company utilized a credit card issued in the name of Surge Holdings, Inc. to pay certain trade obligations totaling $102,941 and $1,106,280, respectively. At December 31, 2020 and 2019, the Company’s total credit card liability was $383,073 and $449,158, respectively.

8	NOTES PAYABLE – RELATED PARTY

In December 2018, the Company executed a promissory note payable agreement with SMDMM Funding, LLC (“SMDMM”), an entity that is owned by the Company’s Chief Executive Officer. The promissory note was for a principal sum up to $1.1 million at an annual interest rate of 6%, due on December 27, 2021. During the year ended December 31, 2020, the Company did not withdraw any net advances on the note.

In August 2019, the Company executed a promissory note payable agreement with SMDMM. The promissory note was for a principal sum up to $217,000 at an annual interest rate of 6%, due on August 15, 2022. During the year ended December 31, 2020, the Company did not withdraw any net advances on the note.

F-16

During the fourth quarter 2019, the Company executed a promissory note payable agreement with SMDMM. The promissory note was for a principal sum up to $883,000 at an annual interest rate of 15%, due on November 21, 2022. During the year ended December 31, the Company did not withdraw any net advances on the note.

During the year ended December 31, the Company executed a series of promissory notes payable agreement with SMDMM. The promissory notes were for a principal sum up to $1,136,500 at an annual interest rate of 10%, due on demand. During the year ended December 31, the Company drew advances on the note totaling $1,136,500 million.

During the year ended December 31, 2020, the Company made accrued interest payments of $39,600. The outstanding principal balance under the promissory notes due to SMDMM was $3,341,940 and $2,205,440 at December 31, 2020 and 2019, respectively. Accrued interest owed to SMDMM was $272,127 and $64,741 at December 31, 2020 and 2019, respectively.

During the year ended December 31, 2020, the Company executed a series of promissory notes with AN Holdings, LLC, an entity owned by the Company’s President. The promissory notes were for an aggregate principal sum of $443,210 at an annual interest rate of 15%, due on demand. During the year ended December 31, 2020, the Company made accrued interest payments of $15,164. The Company repaid $295,710. As of December 31, 2020, the outstanding balance on the notes was $147,500. Accrued interest owed to was $5,888 at December 31, 2020.

9	NOTES PAYABLE AND LONG-TERM DEBT

As of December 31, 2020 and 2019, notes payable and long-term debt, net of debt discount, consists of:

	December 31, 2020	December 31, 2019
Notes payable to seller of DigitizeIQ, LLC due as noted below [1]	$-	$485,000
Convertible note payable to River North Equity LLC dated July 13, 2016 with interest at 10% per annum; due April 13, 2017; convertible into Common Stock [2]	-	27,500
Promissory note payable to a lender dated November 4, 2019; accruing interest at 18% per annum; due November 3, 2020; 100,000 shares of restricted Common Stock granted on execution recorded as a debt discount[3]	250,000	250,000
Promissory note payable to Bank3 dated April 17, 2020; accruing interest at 1% per annum, due October 17, 2021.	498,082	-
Note payable to US Small Business Administration dated May 25, 2020; accruing interest at 3.75% per annum; due May 25, 2050.	150,000	-
Note payable to US Small Business Administration dated July 5, 2020; accruing interest at 3.75% per annum; due July 5, 2050.	150,000	-
Note payable to US Small Business Administration dated July 5, 2020; accruing interest at 3.75% per annum; due July 5, 2050.	15,100	-
Note payable to US Small Business Administration dated July 7, 2020; accruing interest at 3.75% per annum; due July 7, 2050.	150,000	-
Note payable to US Small Business Administration dated July 21, 2020; accruing interest at 3.75% per annum; due July 21, 2050.	150,000	-
Note payable to US Small Business Administration dated July 21, 2020; accruing interest at 3.75% per annum; due July 21, 2050.	21,500	-
Promissory note payable to BHP Capital NY dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[4]	100,343	-
Promissory note payable to Armada Capital Partners LLC dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[4]	118,394	-
Promissory note payable to Jefferson Street Capital LLC dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[4]	148,500	-
Promissory note payable to GS Capital Partners dated February 7, 2020 with interest at 14% per annum; due February 6, 2021; convertible into shares of Common Stock upon default[5]	216,000	-
Promissory note payable to Fourth Man LLC dated February 7, 2020 with interest at 14% per annum; due April 5, 2021; convertible into shares of Common Stock upon default[5]	187,018	-
Promissory note payable to GS Capital Partners dated March 5, 2020 with interest at 14% per annum; due February 6, 2021; convertible into shares of Common Stock upon default[6]	378,000	-
Promissory note payable to Tangiers Global LLC dated March 15, 2020 with interest at 14% per annum; due March 15, 2021; convertible into shares of Common Stock upon default[7]	50,695	-
Promissory note payable to LGH Investments LLC dated May 29, 2020 with interest at 10% per annum; due March 29, 2021; convertible into shares of Common Stock upon default[8]	400,000	-
Promissory note payable to Vista Capital LLC dated July 21, 2020 with interest at 10% per annum; due March 29, 2021; convertible into shares of Common Stock upon default[9]	270,000	-
Promissory note payable to Lucas Ventures dated December 14, 2020 with interest at 10% per annum; due September 10, 2021; convertible into shares of Common Stock upon default[10]	165,000	-
	3,418,632	762,500
Less: Debt discount	(517,781)	(26,328)
	$2,900,851	$736,172

F-17

[1]	Notes due seller of DigitizeIQ, LLC includes a series of notes as follows:

●	A second non-interest-bearing promissory note made payable to the seller in the amount of $250,000, which was due on January 12, 2016; (Balance at December 31, 2020 and 2019 - $0 and $235,000).

●	A third non-interest-bearing promissory note made payable to the seller in the amount of $250,000, which was due on March 12, 2016 and was repaid as of December 31, 2020.

In January 2020, the Company and the sellers settled the outstanding promissory notes and a gain on settlement for the outstanding principal balance $485,000 and related accrued interest of $97,806, was recorded on the consolidated statements of operations.

2 Convertible note payable to River North Equity, LLC (“RNE”) - The Company evaluated the embedded conversion for derivative treatment and recorded an initial derivative liability and debt discount of $23,190. The debt discount is fully amortized. In February 2020, the Company and RNE settled the outstanding debt.

3 Promissory note – The Company evaluated the 100,000 restricted shares of the Company’s Common Stock granted with the note and recorded a debt discount of $31,200. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $0 and $26,328 as of December 31, 2020 and 2019, respectively. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $28,294.

4 On January 30, 2020, the Company entered into Securities Purchase Agreements (the “January 2020 SPAs”), with severally and not jointly, with BHP, Armada, Jefferson (the “January 2020 Investors”), pursuant to which the January 2020 Investors purchased from the Company, for an aggregate purchase price of $500,000 (the “January 2020 Purchase Price”), Promissory Notes in the aggregate principal amount of $540,000 (the “January 2020 Notes”). The January 2020 Notes will be repaid according to a schedule of fixed interest and principal payments beginning in August 2020. As additional consideration for the January 2020 Investors loaning the January 2020 Purchase Price to the Company, the Company issued to each of the January 2020 Investors 250,000 shares of Common Stock for a total of 750,000 shares (the “January 2020 Share Issuance”). In connection with the January 2020 SPAs, the Company paid issuance costs of $40,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes.

F-18

The January 2020 Notes shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on February 5, 2021. No payments of principal or interest are due through July 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity. On August 7, 2020, the Company executed agreements with the January 2020 investors to postpone the first and second principal and interest payment due date to maturity date and extend the maturity date until April 5, 2021 in exchange for 195,000 shares of Common Stock. The shares were valued on day of grant with a fair value of $30,225 and is included as a component of interest expense in the consolidated statements of operations.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a $260,001 debt discount relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 750,000 shares upon day of grant with a fair value of $240,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the statements of operations.

There was total unamortized debt discount related to the January 2020 SPAs of $52,258 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $487,743.

5 On February 3 and February 6, 2020, the Company entered into Securities Purchase Agreements (the “February 2020 SPAs”), with severally and not jointly, with GS Capital Partners (“GSC”) and Fourth Man LLC (“Fourth”), (the “February 2020 Investors”), pursuant to which the February 2020 Investors purchased from the Company, for an aggregate purchase price of $400,000 (the “February 2020 Purchase Price”), Promissory Notes in the principal amount of $432,000 (the “February 2020 Notes”). The February 2020 Notes will be repaid according to a schedule of fixed interest and principal payments beginning in August 2020. As additional consideration for the February 2020 Investors loaning the February 2020 Purchase Price to the Company, the Company issued to each of the February 2020 Investors 300,000 shares of Common Stock for a total of 600,000 shares (the “February Share Issuance”). In connection with the February 2020 SPAs, the Company paid issuance costs of $32,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes. On August 5, 2020 and September 24, 2020, the Company executed agreements with the February 2020 Investors to postpone the first principal and interest payment due date to October 5, 2020 and extend the maturity date until April 5, 2021 in exchange for 225,000 shares of Common Stock. The shares were valued on day of grant with a fair value of $28,965 and is included as a component of interest expense in the consolidated statements of operations.

The terms of the February 2020 Notes are substantially the same as the terms of the January 2020 Notes. The Company recorded a debt discount of $214,000 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 600,000 shares upon day of grant with a fair value of $186,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

F-19

There was total unamortized debt discount related to the February 2020 SPAs of $42,658 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $389,342.

6 On March 5, 2020, the Company entered into a Securities Purchase Agreement (the “March 2020 SPA”), with GSC (the “March 2020 Investor”), pursuant to which the March 2020 Investor purchased from the Company, for an aggregate purchase price of $350,000 (the “March 2020 Purchase Price”), a Promissory Note in the principal amount of $378,000 (the “March 2020 Note”). The March 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the March 2020 Investor loaning the March 2020 Purchase Price to the Company, the Company issued to the March 2020 Investor 400,000 shares of Common Stock of the Company. In connection with the March 2020 SPAs, the Company paid issuance costs of $28,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes.

The March 2020 Note shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on March 5, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $241,200 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 400,000 shares upon day of grant with a fair value of $108,800 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the March 2020 SPAs of $47,018 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $330,982.

7 On April 1, 2020, the Company entered into a Securities Purchase Agreement (the “April 2020 SPA”), with Tangiers Global (“Tangiers”) (the “April 2020 Investor”), pursuant to which the April 2020 Investor purchased from the Company, for an aggregate purchase price of $150,000 (the “April 2020 Purchase Price”), a Promissory Note in the principal amount of $162,000 (the “April 2020 Note”). The April 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the April 2020 Investor loaning the April 2020 Purchase Price to the Company, the Company issued to the April 2020 Investor 172,000 shares of Common Stock of the Company.

The April 2020 Note shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on March 15, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $103,560 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

F-20

The Company valued the 172,000 shares upon day of grant with a fair value of $46,400 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the April 2020 SPA of $32,843 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $129,157.

8 On May 29, 2020, the Company entered into a Securities Purchase Agreement (the “May 2020 SPA”), with LGH Investments LLC (“LGH”) (the “May 2020 Investor”), pursuant to which the May 2020 Investor purchased from the Company, for an aggregate purchase price of $370,000 (the “May 2020 Purchase Price”), a Promissory Note in the principal amount of $400,000 (the “May 2020 Note”). The May 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the May 2020 Investor loaning the May 2020 Purchase Price to the Company, the Company issued to the May 2020 Investor 400,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 500,000 shares of Common Stock.

The May 2020 Note shall accrue interest at a rate of fourteen percent (10%) per annum and will mature on March 29, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $149,604 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 400,000 shares upon day of grant with a fair value of $124,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on May 29, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 500,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after May 29, 2020 through May 29, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $96,396 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the May 2020 SPA of $80,000 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $320,000.

9 On July 20, 2020, the Company entered into a Securities Purchase Agreement (the “July 2020 SPA”), with Vista Capital Investments LLC (“Vista”) (the “July 2020 Investor”), pursuant to which the July 2020 Investor purchased from the Company, for an aggregate purchase price of $250,000 (the “July 2020 Purchase Price”), a Promissory Note in the principal amount of $270,000 (the “July 2020 Note”). The July 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the July 2020 Investor loaning the July 2020 Purchase Price to the Company, the Company issued to the July 2020 Investor 270,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 338,000 shares of Common Stock.

F-21

The July 2020 Note shall accrue interest at a rate of fourteen percent (10%) per annum and will mature on April 20, 2021. No payments of principal or interest are due through January 2020 (six (6) months following issuance) and then there are three (3) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.70 (representing a 30% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $145,538 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 270,000 shares upon day of grant with a fair value of $62,100 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on July 20, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 338,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after July 20, 2020 through July 19, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $42,362 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the July 2020 SPA of $108,394 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $161,606.

10 On December 14, 2020, the Company entered into a Securities Purchase Agreement (the “December 2020 SPA”), with Lucas Ventures LLC (“Lucas”) (the “December 2020 Investor”), pursuant to which the December 2020 Investor purchased from the Company, for an aggregate purchase price of $153,000 (the “December 2020 Purchase Price”), a Promissory Note in the principal amount of $165,000 (the “December 2020 Note”). The December 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the December 2020 Investor loaning the December 2020 Purchase Price to the Company, the Company issued to the December 2020 Investor 300,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 150,000 shares of Common Stock.

The December 2020 Note shall accrue interest at a rate of ten percent (10%) per annum and will mature on September 14, 2021. No payments of principal or interest are due through January 2021 (six (6) months following issuance) and then there are three (3) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.70 (representing a 30% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $77,318 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

F-22

The Company valued the 300,000 shares upon day of grant with a fair value of $48,600 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on December 14, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 150,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after December 14, 2020 through December 14, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $39,082 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the December 2020 SPA of $154,611 as of December 31, 2020. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $10,389.

10	CONVERTIBLE PROMISSORY NOTES

As of December 31, 2020 and 2019, convertible promissory notes payable consists of:

	December 31, 2020	December 31, 2019
Convertible note payable to GBT Technologies Inc. dated September 27, 2019 with no interest; due March 27, 2021; convertible into Common Stock [1]	$-	$4,000,000
Convertible note payable to Power Up Lending Group Ltd. dated September 18, 2019 with at 12% per annum; due September 18, 2020; convertible into Common Stock [2]	-	233,000
Convertible note payable to BHP Capital NY dated October 7, 2019 with interest at 8% per annum; due April 7, 2021; convertible into shares of Common Stock [3]	-	135,000
Convertible note payable to Armada Capital Partners LLC dated October 7, 2019 with interest at 8% per annum; due April 7, 2021; convertible into shares of Common Stock [3]	-	135,000
Convertible note payable to Jefferson Street Capital LLC dated October 7, 2019 with interest at 8% per annum; due April 7, 2021; convertible into shares of Common Stock [3]	-	135,000
	-	4,638,000
Less: Debt discount	-	(201,316)
	$-	$4,436,684

1 As discussed above in Note 4, the Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of $4,000,000 to GBT, and through the issuance of three million three hundred thirty-three thousand three hundred thirty-three restricted shares of the Company’s Common Stock. The conversion price of the note shall equal the volume weighted average price of the Company’s Common Stock on the trading market which the Common Stock is then trading over the previous twenty (20) days prior to the conversion date, provided that the conversion price shall never be lower than $0.10 or higher than $0.70. The note provides that the Company retains the right to prepay all or any portion of the principal without any prepayment penalty. On June 23, 2020, the debt was converted into 8,000,000 shares of the Company’s Common Stock with a per share fair value of $0.24 per share. Upon issuance of the shares, the Company recorded a gain on settlement of $2,080,000 on the consolidated statements of operations.

F-23

2 The Company executed a convertible note with Power Up Lending Group (“PowerUp”) on September 18, 2019 and identified certain features embedded in the conversion feature of the note requiring the Company to classify it as a derivative liability. The conversion price of the note shall equal 65% the average price of the two lowest trading prices of the Company’s Common Stock on the trading market which the Common Stock is then trading over the previous twenty (20) days prior to the conversion date. On March 6, 2020, the Company prepaid $233,000 in cash to fully satisfy the note which would have matured on September 18, 2020. No shares of the Company’s Common Stock were issued or conveyed to PowerUp as a result of the prepayment.

3 On October 7, 2019, the Company entered into a Securities Purchase Agreement (the “SPA”), severally and not jointly, with BHP Capital NY Inc., a New York Corporation (“BHP”), Armada Capital Partners LLC, a Delaware limited liability company (“Armada”), and Jefferson Street Capital LLC, a New Jersey limited liability company (“Jefferson”), (“Buyer” or collectively the “Buyers”). In connection with the SPA, the Company issued three (3) notes, one to each Buyer, and three (3) warrants to purchase the Company’s Common Stock, one to each Buyer. The aggregate purchase price of the notes is $375,000 and the aggregate principal amount of the notes is $405,000.

Pursuant to the SPA, each of the Buyers purchased from the Company, for a purchase price of $125,000, a convertible promissory note, in the principal amount of $135,000. The purchase of each note was accompanied by the Company’s issuance of a warrant to purchase 125,000 shares of the Company’s Common Stock to each Buyer. On October 7, 2019, each Buyer delivered the purchase price to the Company as payment for each note.

Each note became effective as of October 7, 2019 and is due and payable on April 7, 2021. The notes entitle the Buyers to 8% interest per annum. Upon an Event of Default (as defined in the notes), the notes entitle the Buyers to interest at the rate of 18% per annum. The notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.75 (representing a 25% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a $266,181 debt discount relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The warrants were issued to the Buyers by the Company on October 7, 2019 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 125,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after October 7, 2019 through October 7, 2022. Each warrant contains an exercise price per share of $0.80, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note.

The Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $0 and $75,078 as of December 31, 2020 and 2019, respectively, related to the warrants issued. During the year ended December 31, 2020, the Company recorded amortization of debt discount related to these warrants totaling $161,217. During the year ended December 31, 2020, the Company paid $95,000 for the cancellation of 250,000 warrants. During the year ended December 31, 2020, the Company paid $245,797 of the outstanding balance in addition to converting $159,203 of outstanding balance to 13,426,98 shares of Company Common Stock. The aggregate outstanding balance on the notes was $0 and $405,000 as of December 31, 2020 and 2019, respectively.

F-24

Future maturities of all debt (excluding debt discount discussed above in Notes 8 and 9) are as follows:

For the Years Ending December 31,
2021	$5,565,820
2022	2,255,122
$7,820,942

11	DERIVATIVE LIABILITIES

As discussed above in Note 10, during the year ended December 31, 2020, the Company executed convertible notes with lenders and received gross proceeds of $2,182,000. The Company identified certain features embedded in the notes requiring the Company to classify the features as derivative liabilities. The conversion price of the notes is subject to adjustment for issuances of the Company’s Common Stock or any equity linked instruments or securities convertible into the Company’s Common Stock at a purchase price of less than the prevailing conversion price or exercise price. Such adjustment shall result in the conversion price and exercise price being reduced to such lower purchase price.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the year ended December 31, 2020:

Fair Value Measurement Using Level 3 Inputs
Total
Balance, December 31, 2019	$190,846
Change in fair value of derivative liabilities	(577,936)
Derivative liabilities recorded on issuance of convertible notes	2,024,191
Write-off of derivative liabilities upon settlement of debt	(279,573)
Balance, December 31, 2020	$1,357,528

During the year ended December 31, 2020, the fair value of the derivative feature was calculated using the following weighted average assumptions:

December 31, 2020
Risk-free interest rate	0.08 – 1.51%
Expected life of grants	0.75 year
Expected volatility of underlying stock	96 - 132%
Dividends	0%

As of December 31, 2020 and 2019, the derivative liability was $1,357,528 and $190,846, respectively. In addition, for the year ended December 31, 2020, the Company recorded $577,936 as a gain on the change in fair value of the derivative on the consolidated statement of operations. The Company determined that upon measuring the fair value of the derivative features, the total amount recorded as a debt discount exceed the face value of the notes issued and the Company therefore recorded derivative expense of $566,789 on the consolidated income statements.

12	LINE OF CREDIT

On January 25, 2018 the Company obtained a $500,000 line of credit (LOC) with a Bank. The LOC bears interest at 5% per annum and is secured by essentially all of the Company’s assets. The note is personally guaranteed by the owner of the majority of the Company’s voting shares. On December 21, 2018, the Company and the bank agreed to increase the LOC to $1,000,000 at an interest rate of 6% per annum. As of December 31, 2020 and 2019, the outstanding balance on the LOC was $912,870. The LOC matures on April 24, 2021.

13	LEASES

The Company determines if an arrangement contains a lease at inception. Right of use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

F-25

The Company leases office space in Memphis, TN and a call center space in El Salvador. The term of the office is for 2 years beginning on November 1, 2019 commencing with monthly payments of $1,600. The term of the call center lease is for 3 years beginning on March 1, 2019 commencing with monthly payments of $6,680. As part of the ECS transaction discussed above, the Company acquired office space in Springfield, MO. The term of the lease is for 3 years commencing on January 1, 2020 with monthly payments of $12,000.

During the year ended December 31, 2020 and 2019, the Company paid lease obligations of $200,296 and $55,608, respectively, under the leases.

The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

The lease terms include options to extend the leases when it is reasonably certain that the Company will exercise that option. These operating leases contain renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

Leases with a term of 12 months or less are not recorded on the balance sheets, per the election of the practical expedient noted above.

The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expense, including short term leases, were as follows:

	For the Year Ended	For the Year Ended
	December 31, 2020	December 31, 2019
Operating lease	$324,728	$80,760
Interest on lease liabilities	50,062	7,002
Total net lease cost	$374,790	$87,762

Supplemental balance sheet information related to leases was as follows:

	December 31, 2020	December 31, 2019
Operating leases:
Operating lease ROU assets - net	$368,638	$210,816

Current operating lease liabilities, included in current liabilities	$210,556	$90,944
Noncurrent operating lease liabilities, included in long-term liabilities	155,167	119,872
Total operating lease liabilities	$365,723	$210,816

F-26

Supplemental cash flow and other information related to leases was as follows:

	For the Year Ended	For the Year Ended
	December 31, 2020	December 31, 2019
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$200,296	$55,608

ROU assets obtained in exchange for lease liabilities:
Operating leases	$355,203	$266,424

Weighted average remaining lease term (in years):
Operating leases	1.80	2.12

Weighted average discount rate:
Operating leases	11.4%	5.5%

Total future minimum payments required under the lease obligations as of December 31, 2020 are as follows:

Twelve Months Ending December 31,
2020 (remainder of year)	$240,160
2021	164,041
2022	-
Total lease payments	$404,201
Less: amounts representing interest	(38,474)
Total lease obligations	$365,723

14	STOCKHOLDERS’ EQUITY

Preferred Stock

Series “A” Preferred Stock

The Company, pursuant to the consent of the Board of Directors filed a Certificate of Designation with the Nevada Secretary of State which designated 10,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks senior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to Common Stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of Common Stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each one Series “A” Preferred Shares can be converted into ten common shares at the option of the holder.

F-27

On April 11, 2018, the Company issued 3,000,000 shares of Series A Preferred Stock as consideration for the True Wireless, Inc. merger. As discussed in Note 1, the equity of the Company is the historical equity of TW retroactively restated to reflect the number of shares issued by the Company in the transaction. These preferred shares were recorded as a retroactive 2017 transaction as incentive to complete the merger.

Upon close of the merger, the Company recorded 10,000,000 shares of Series A Preferred Stock as a part of the recapitalization transaction for services previously rendered by the Company’s former Chief Executive Officer and Chairman of the Board of Directors.

As of December 31, 2020 and 2019, there were 13,000,000 shares of Series A issued and outstanding.

Series “C” Convertible Preferred Stock

On June 22, 2018, the Board of Directors approved a Certificate of Designation for Company Series C Convertible Preferred stock, which was filed with the Secretary of State of the State of Nevada on that date. The Certificate of Designations approved the creation of a new series of preferred stock consisting of 1,000,000 shares of Series C Convertible Preferred Stock par value $0.001 (“Series C Preferred Stock”) with an original issue price of $100.00 per share.

The Series “C” Preferred Stock has the following attributes:

●	Ranks junior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears a dividend per share of Series C Preferred Stock equal to the per share amount (as converted), and in the same form as, the dividend payable to the holders of the Common Stock;

●	With respect to such liquidation, dissolution or winding up, the holders of Series C Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of Junior Securities but after distribution of such assets among, or payment thereof to holders of any Senior Preferred Stock, an amount equal to the Series C Original Issue Price for each share of Series C Preferred Stock plus an amount equal to all declared but unpaid dividends on Series C Preferred Stock;

●	The Company does not have any rights of redemption;

●	Voting rights equal to 250 shares of Common Stock for each share of Series “C” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stockholders;

●	Protective provisions require approval of 75% of the Series “C” Preferred Shares outstanding to modify the provisions or increase the authorized Series “C” Preferred Shares; and

●	Each one Series “C” Preferred Shares can be converted into ten common shares at the option of the holder.

As noted above, each share of Series C Preferred Stock is convertible into 250 shares of Company Common Stock (the same conversion rate utilized in the exchange transaction), but is only convertible on the first to occur of the following events:

(i)	The Volume Weighted Average Price (“VWAP”) of the Company’s Common Stock during any then consecutive trading days is at least $2.00 per share; or

(ii)	June 30, 2019.

F-28

On June 29, 2018, each of Kevin Brian Cox (“Cox”), the Company’s Chief Executive Officer, and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with the Company whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly-issued Company Series C Convertible Preferred Stock. The calculation of weighted average shares was retroactively restated in order to properly account for the above noted share exchange.

During the year ended December 31, 2018, the Company issued 48,400 shares of Series C Preferred in exchange for the conversion of a note payable of $3,000,000 and accrued interest of $24,952.

As discussed above in Note 1, on January 17, 2019, the Company announced the completion of an agreement to acquire a 40% equity ownership of Centercom. Upon execution of the agreement, the Company issued 72,000 shares of Preferred C stock (convertible into 18,000,000 shares of Common Stock) to a director, officer and minority owner of the Company who has a 50% interest in Centercom. The Company recorded its investment in Centercom of $178,508, which is the Company’s 40% ownership of Centercom’s net book value upon close of the completion of the transaction, as “Investment in Centercom” in long term assets on the accompanying consolidated balance sheets.

On February 15, 2019, Carter Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock.

As of December 31, 2020 and 2019, there were 721,598 shares of Series C issued and outstanding.

Common Stock

As discussed above in Note 1, on January 30, 2020, the Company entered into a Membership Interest Purchase Agreement and Stock Purchase Agreement with ECS Prepaid, ECS, CSLS and the Winfreys. Pursuant to the agreements, the Company acquired all of the membership interests of ECS Prepaid and all of the issued and outstanding stock of each ECS and CSLS. The agreements provide that the consideration is to be paid by the Company through the issuance of 500,000 shares of the Company’s Common Stock. In addition, the agreements called for 25,000 shares of Common Stock to be issued to the Winfreys on a monthly basis over a 12-month period. During the year ended December 31, 2020, the Company issued 275,000 shares of Common Stock pursuant to the agreements.

As discussed in Note 10 above, during the year ended December 31, 2020, the Company granted 2,892,000 shares of Common Stock pursuant to debt agreements executed with various lenders. The shares were valued on execution date and recorded as a debt discount on the consolidated balance sheets.

As discussed in Note 10 above, during the year ended December 31, 2020, the Company issued 13,426,698 shares of Common Stock for the conversion of debt totaling $2,280,040 in principal and interest.

During year ended December 31, 2020, the Company sold an aggregate of 5,678,174 shares of Common Stock and 2,839,087 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $1,068,500.

During the year ended December 31, 2020, the Company executed consulting agreements with third parties for professional services. Upon execution of the agreement, the Company agreed to issue 86,000 shares of the Company’s Common Stock. The 86,000 shares have an aggregated fair value of approximately $11,103 which was expensed immediately upon execution of the agreement.

During the year ended December 31, 2019, the Company granted consultants 96,000 restricted shares for services pursuant to consulting agreements.

F-29

On March 27, 2019, the Company reached a settlement with a consultant to issue 875,000 shares for services rendered. Upon execution of the settlement, the Company recorded a loss on settlement of $507,500.

As discussed above in Note 5, on September 30, 2019, the Company entered into a Purchase Agreement with GBT Technologies Inc. Pursuant to the agreement, the Company acquired substantially all of the assets related to the ECS Business for total consideration of five million dollars ($5,000,000). The Purchase Agreement provides that the consideration is to be paid by the Company through the issuance of a convertible promissory note in the amount of $4,000,000 and through the issuance of 3,333,333 restricted shares of the Company’s Common Stock.

In October 2019, the Company issued 70,000 shares of Common Stock to a consultant valued at $0.31 per share.

On November 4, 2019, the Company granted 100,000 shares of Common Stock pursuant to a debt agreement executed with a lender. The shares were valued at $0.31 per share and was recorded as a debt discount.

During the year ended December 31, 2019, the Company sold an aggregate of 9,172,855 shares of Common Stock and 4,462,135 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $3,210,500.

During the year ended December 31, 2019 and 2018, the Company recorded total stock-based compensation expense of $295,900 and $146,000, respectively, in relation to shares issued for services.

As of December 31, 2020 and 2019, there were 127,131,210 and 102,193,579 shares of Common Stock issued and outstanding, respectively.

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – January 31, 2019	2,012,500	$0.43
Exercisable – December 31, 2019	2,012,500	$0.43
Granted	984,284	$0.48
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – December 31, 2019	6,849,635	$0.71
Granted	3,116,230	$0.53
Exercised	-	$-
Forfeited/Cancelled	(250,000)	$-
Outstanding – December 31, 2020	9,715,865	$0.65
Exercisable – December 31, 2020	9,715,865	$0.6

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 – 3.00	9,715,865	1.52 years	$0.65	9,715,865	$0. 65

F-30

At December 31, 2020 the total intrinsic value of warrants outstanding and exercisable was $0.

As discussed in Note 9, during the year ended December 31, 2020, the Company paid $95,000 for the cancellation of 250,000 warrants.

On February 15, 2019, the Company executed a consulting agreement with a third party for professional services. Upon execution of the agreement, the Company agreed to issue 100,000 warrants to purchase the Company’s Common Stock with an exercise price of $3.00 per share, a term of 3 years, and immediate vesting. In addition, the consultant is eligible to receive 150,000 warrants upon achievement of certain milestones as discussed in the agreement. The 250,000 warrants have an aggregated fair value of approximately $30,782 that was calculated using the Black-Scholes.

For the year ended December 31, 2019, when computing fair value of share-based payments, the Company has considered the following variables:

December 31, 2019
Risk-free interest rate	2.50%
Expected life of grants	3 years
Expected volatility of underlying stock	168.71%
Dividends	0%

The estimated warrant life was determined based on the “simplified method,” giving consideration to the overall vesting period and the contractual terms of the award.

The Company did not issue any warrants as compensation for services during the year ended December 31, 2020.

During the year ended December 31, 2020 and 2019, the Company recorded total stock-based compensation expense related to the warrants of $0 and $33,700, respectively. The unrecognized compensation expense at December 31, 2020 was approximately $0.

15	RELATED PARTY TRANSACTIONS

The Company’s former Chief Executive Officer has advanced the Company various amounts on a non-interest-bearing basis, which is being used for working capital. The advance had no fixed maturity. As noted, Mr. Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock. As of December 31, 2020 and 2019, the outstanding balance due was $0.

For the years ended December 31, 2020 and 2019, outsourced management services fees of $0 and $1,020,000, respectively, were paid to Axia Management, LLC (“Axia”) as compensation for services provided. These costs are included in Selling, general and administrative expenses in the consolidated statements of operations. Axia is owned by the Company’s Chief Executive Officer.

At December 31, 2020 and 2019, the Company had trade payables to Axia of $373,012 and $666,112, respectively.

For the years ended December 31, 2020 and 2019, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $218,334 and $704,683, respectively. These costs are included in Cost of revenue in the consolidated statements of operations. The Company’s Chief Executive Officer is a minority owner of 321 Communications.

At December 31, 2020 and 2019, the Company had trade payables to 321 Communications of $25,336 and $140,923, respectively.

F-31

The Company contracted with CenterCom Global, S.A. de C.V. (“CenterCom Global”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the year ended December 31, 2020 and 2019 were $2,821,925 and $2,384,780, respectively, and are included in Cost of revenue in the consolidated statements of operations. The Company’s President has a 50% interest in CenterCom Global.

At December 31, 2020 and 2019, the Company had trade payables to CenterCom Global of $1,252,331 and $282,159, respectively.

See Note 9 long-term debt due to related parties.

16	COMMITMENTS AND CONTINGENCIES

On November 1, 2013, The Federal Communications Commission (“FCC”) issued a Notice of Apparent Liability for Forfeiture to the Company for requesting and/or receiving support for ineligible subscriber lines between the months of October 2012 and May 2013 and proposed a monetary forfeiture of $5,501,285. The Company has annual compliance audits with FCC approved audit firms that have found no compliance deficiencies. Management believes the proposed monetary forfeiture is without merit and if anything should result from this notice, the amount would not materially affect the financial position of the Company.

On January 15, 2020, the Company and Carter Matzinger (a member of the Company’s Board of Directors) (collectively, the “Surge Party”), and the former owners of the Company’s wholly-owned subsidiary, DigitizeIQ, LLC (collectively, the “DigitizeIQ Party” and, together with the Surge Party, the “Parties”), entered into a settlement agreement (the “DigitizeIQ Settlement Agreement”) to settle any claims the Parties may have had against each other. The parties made claims against each other with regard to alleged breaches of an Exchange Agreement, a Non-Compete Agreement, and promissory notes issued by the Company to the DigitzeIQ Party (the “DigitzeIQ Promissory Notes”). Pursuant to the DigitizeIQ Settlement Agreement, the Parties, in addition to releasing all claims against each other, agreed to cooperate to ensure the complete transfer and assignment of the domain “digitizeiq.com” to the Company and agreed that the DigitizeIQ Promissory Notes are deemed terminated. As a result of the DigitizeIQ Promissory Notes being terminated, the Company reduced its liabilities by approximately $580,000.

On March 1, 2020, in connection with Mr. Evers’ appointment as Chief Financial Officer of the Company, the Company and Mr. Evers entered into an employment agreement (the “Evers Employment Agreement”), whereby as compensation for his services, the Company shall pay Mr. Evers a salary of $270,000 per year. Pursuant to the terms of the Evers Employment Agreement, the Company will pay the full cost of Mr. Evers’ health insurance premiums. In the event Mr. Evers’ employment with the Company shall terminate, Mr. Evers shall be entitled to a severance payment of a full year of salary and benefits. In addition, Mr. Evers is eligible for equity awards as approved by the Board as defined in the agreement.

On July 9, 2020, the Company entered into a settlement and release agreement with Unimax Communications, LLC (“Unimax”). The settlement is related to a complaint filed by Unimax alleging the Company is indebted pursuant to a purchase order and additional financing terms. The Company agreed to pay Unimax the total sum of $785,000 over a 24-month period. The settlement amount is included accounts payable and accrued expenses – other on the consolidated balance sheets. Subsequent to December 31, 2021, the Company has agreed to pay off the balance by April 30, 2021.

17	INCOME TAXES

Deferred Tax Assets

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Reform Bill”) was signed into law. Prior to the enactment of the Tax Reform Bill, the Company measured its deferred tax assets at the federal rate of 34%. The Tax Reform Bill reduced the federal tax rate to 21% resulting in the re-measurement of the deferred tax asset as of December 31, 2017. Beginning January 1, 2018, the lower tax rate of 21% will be used to calculate the amount of any federal income tax due on taxable income earned during 2018.

F-32

For the periods from inception through the date of conversion to a C corporation in April 2018, the Company reported its income under True Wireless LLC, a limited liability company. As a result, the Company’s income for federal and state income tax purposes were reportable on the tax returns of the individual partners. Accordingly, no recognition has been made for federal or state income taxes in the accompanying financial statements of the Company through the date of conversion.

At December 31, 2020, the Company has available for U.S. federal income tax purposes a net operating loss (“NOL”) carry-forwards of approximately $18.1 million that may be used to offset future taxable income through the fiscal year ending December 31, 2040. If not used, these NOLs may be subject to limitation under Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company plans on undertaking a detailed analysis of any historical and/or current Section 382 ownership changes that may limit the utilization of the net operating loss carryovers. No tax benefit has been reported with respect to these net operating loss carry-forwards in the accompanying consolidated financial statements since the Company believes that the realization of its net deferred tax asset of approximately $3.9 million was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are fully offset by a valuation allowance of $3.9 million.

Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all the information available, Management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. The valuation allowance increased by approximately $1.9 million and $1.7 million for the years ended December 31, 2020 and 2019, respectively.

F-33

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs related to the unrecognized tax benefits are required to be calculated and would be classified as “Other expenses – Interest expense” in the statement of operations. Penalties would be recognized as a component of “General and administrative.”

No material interest or penalties on unpaid tax were recorded during the year ended December 31, 2020 and 2019. As of December 31, 2020 and 2019, no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

Components of deferred tax assets are as follows:

	December 31, 2020	December 31, 2019
Net deferred tax assets – Non-current:

Expected income tax benefit from NOL carry-forwards	$3,913,365	$2,002,427
Less valuation allowance	(3,913,365)	(2,002,427)
Deferred tax assets, net of valuation allowance	$-	$-

F-34

Income Tax Provision in the Consolidated Statements of Operations

A reconciliation of the federal statutory income tax rate and the effective income tax rate as a percentage of income before income taxes is as follows:

	For the Year Ended December 31, 2020	For the Year Ended December 31, 2019

Federal statutory income tax rate	21.0%	21.0%

Change in valuation allowance on net operating loss carry-forwards	(21.0)%	(21.0)%

Effective income tax rate	0.0%	0.0%

18	SEGMENT INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the years ended December 31, 2020 and 2019, are as follows:

	Surge Blockchain & Other	Surge Logics	TW	ECS	Total
Year ended December 31, 2020
Revenue	$741,863	$16,430,057	$2,372,977	$34,861,891	$54,406,788
Cost of revenue (exclusive of depreciation and amortization)	(849,225)	(14,213,769)	(3,003,099)	(33,872,018)	(51,938,111)
Gross margin	(107,362)	2,216,288	(630,122)	989,873	2,468,677
Costs and expenses	(8,066,653)	(2,147,406)	(937,196)	(1,463,090)	(12,614,345)
Operating profit (loss)	$(8,174,015)	$68,882	$(1,567,318)	$(473,217)	$(10,145,668)

Year ended December 31, 2019
Revenue	$4,295,434	$7,234,366	$3,446,003	$10,767,138	$25,742,941
Cost of revenue (exclusive of depreciation and amortization)	(1,665,839)	(4,721,923)	(5,845,663)	(10,390,096)	(22,623,521)
Gross margin	2,629,595	2,512,443	(2,399,660)	377,042	3,119,420
Costs and expenses	(6,340,282)	(2,388,181)	(1,749,975)	(409,010)	(10,887,448)
Operating loss	$(3,710,687)	$124,262	$(4,149,635)	$(31,968)	$(7,768,028)

December 31, 2020
Total assets	$1,729,041	$199,366	$(353,476)	$4,883,357	$7,325,071
Total liabilities	10,912,205	2,450,888	4,301,249	386,695	18,051,037

December 31, 2019
Total assets	$4,782,722	$249,196	$(33,718)	$4,988,173	$9,986,373
Total liabilities	10,115,799	734,875	3,815,175	20,139	14,685,988

F-35

19	SUBSEQUENT EVENTS

On March 8, 2021, the Company entered an agreement for a 15% OID convertible promissory note in the amount of $2,3000,000. The proceeds from this transaction and cash on hand was used to pay down $2,284,075 of a total of $2,485,250 of promissory notes with various rates and maturities.

On February 12, 2021, the Company filed Form S-1/A with the Securities and Exchange Commission with the intent of listing on Nasdaq within 90 days.

On January 22, 2021, we entered into a stock purchase agreement (the “Digitize IQ Agreement”), by and between us and Surge Logics, Inc. Pursuant to the Digitize IQ Agreement, we sold one hundred percent (100%) of its ownership interests in Digitize IQ, LLC to Surge Logics, Inc. for a purchase price of $10.

On January 22, 2021, we entered into a stock purchase agreement (the “KSIX Agreement”), by and between us and Surge Logics, Inc. Pursuant to the KSIX Agreement, we sold one hundred percent (100%) of its ownership interests in KSIX, LLC to Surge Logics, Inc. for a purchase price of $10.

On February 11, 2021, David C Ansani and Carter Matzinger resigned from the Board of Directors of SurgePays, Inc. Neither Mr. Matzinger’s nor Mr. Ansani’s resignations were due to any disagreements with the Company on any of the Company’s operations, policies or practices. On February 23, 2021, Jay Jones and David May were appointed to the Board of Directors. There are no family relationships between either Mr. May or Mr. Jones and any director or other executive officer of the Company, nor are there any transactions to which the Company was or are a participant and in which either Mr. May or Mr. Jones have a material interest subject to disclosure under Item 404(a) of Regulation S-K. There are no arrangements or understandings between either Mr. May or Mr. Jones and any other person pursuant to which they were selected as members of the Board. Mr. May and Mr. Jones will both enter into compensatory arrangements with the Company at a later date.

F-36

SURGEPAYS, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,602,474	$673,995
Accounts receivable, less allowance for doubtful accounts of $116,664 and $774,841, respectively	489,437	180,499
Lifeline revenue due from USAC	221,790	212,621
Inventory	233,809	178,309
Prepaid expenses	6,421	5,605
Total current assets	2,553,931	1,251,029

Property and Equipment, less accumulated depreciation of $121,315 and $105,484, respectively	223,594	236,810
Intangible assets less accumulated amortization of $1,829,906 and $1,627,779, respectively	3,923,615	4,125,742
Goodwill	866,782	866,782
Investment in Centercom	340,839	414,612
Operating lease right of use asset, net	819,632	368,638
Other long-term assets	61,458	61,458
Total assets	$8,789,851	$7,325,071

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses - others	$4,462,922	$5,589,547
Accounts payable and accrued expenses - related party	1,604,278	1,753,837
Credit card liability	382,191	383,073
Deferred revenue	725,200	443,300
Derivative liability	2,729,151	1,357,528
Operating lease liability	235,379	210,556
Line of credit	912,870	912,870
Debt – related party	3,624,000	2,369,000
Convertible promissory notes payable - net	144,932	—
Notes payable and current portion of long-term debt, net	153,383	2,283,950
Total current liabilities	14,974,306	15,303,661

Long-term debt less current portion – related party	1,120,440	1,120,440
Operating lease liability – net	578,476	155,167
Trade payables - long term	854,868	854,868
Notes payable and long-term portion of debt - net	1,652,849	616,901
Total liabilities	$19,180,939	$18,051,037

Commitments and contingencies

Stockholders’ deficit:

Series A preferred stock: $0.001 par value; 100,000,000 shares authorized; 13,000,000 and 13,000,000 shares issued and outstanding at December 31, 2020 and 2019, respectively	13,000	13,000
Series C convertible preferred stock; $0.001 par value; 1,000,000 shares authorized; 721,598 and 721,598 shares issued and outstanding at December 31, 2020 and 2019, respectively	722	722
Common stock: $0.001 par value; 500,000,000 shares authorized; 127,131,210 shares and 127,131,210 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	152,849	127,131
Additional paid in capital	15,849,971	10,725,380
Accumulated deficit	(26,407,630)	(21,592,199)
Total stockholders’ deficit	(10,391,088)	(10,725,966)
Total liabilities and stockholders’ deficit	$8,789,851	$7,325,071

See accompanying notes to condensed consolidated financial statements

F-37

SURGEPAYS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

	For the Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Revenue	$10,988,948	$15,787,799

Cost of revenue (exclusive of depreciation and amortization shown below)	9,857,309	15,058,914

Gross profit	1,131,639	728,885

Cost and expenses
Depreciation and amortization	217,958	265,464
Selling, general and administrative	3,021,851	3,228,660
Total costs and expenses	3,239,809	3,494,124

Operating loss	(2,108,170)	(2,765,239)

Other income (expense):
Interest expense	(1,303,859)	(482,722)
Derivative expense	(1,775,057)	(348,334)
Change in fair value of derivative liability	303,850	(31,816)
Gain on investment in Centercom	(73,773)	32,369
Gain on settlement of liabilities	141,578	538,436
Total other income (expense)	(2,707,261)	(292,067)

Net loss before provision for income taxes	(4,815,431)	(3,057,306)

Provision for income taxes	-	-

Net loss	$(4,815,431)	$(3,057,306)

Net loss per common share, basic and diluted	$(0.04)	$(0.03)

Weighted average common shares outstanding – basic and diluted	130,222,802	103,821,561

See accompanying notes to condensed consolidated financial statements.

F-38

SURGEPAYS, INC. AND SUBSIDIARIES

Condensed Consolidated Statement of Stockholders’ Deficit

Three Months Ended March 31, 2021

	Series A		Series C				Additional
	Preferred		Preferred		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2021	13,000,000	$13,000	721,598	$722	127,131,210	$127,131	$10,725,380	$(21,592,199)	$(10,725,966)

Issuance of Common Stock and options for services rendered	-	-	-	-	63,000	63	61,508	-	61,571

Sale of Common Stock	-	-	-	-	13,000,000	13,000	1,497,000		1,510,000

Issuance of Common Stock and warrants with debt recorded as debt discount	-	-	-	-	900,000	900	2,037,735		2,038,635

Shares issued for conversion of debt	-	-	-	-	6,614,537	6,615	851,543	-	858,158

Make whole Common Stock issued pursuant to SPA	-	-	-	-	757,345	757	89,644	-	90,401

Issuance of Common Stock for modification of debt	-	-	-	-	695,818	696	108,235	-	108,931

Shares issued for the settlement of liabilities	-	-	-	-	3,586,850	3,587	461,126	-	464,713

Issuance of Common Stock for an acquisition	-	-	-	-	100,000	100	17,800	-	17,900

Net loss	-	-	-	-	-	-	-	(4,815,431)	(4,815,431)

Balance, March 31, 2021	13,000,000	13,000	721,598	722	152,848,760	152,849	15,849,971	(26,407,630)	(10,391,088)

Three Months Ended March 31, 2020

	Series A		Series C				Additional
	Preferred		Preferred		Common Stock		Paid-in	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance, January 1, 2020	13,000,000	$13,000	721,598	$722	102,193,579	$102,193	$6,055,042	$(10,870,572)	$(4,699,615)

Issuance of Common Stock and options for services rendered	-	-	-	-	-	-	16,901		16,901

Sale of Common Stock and warrants	-	-	-	-	428,571	429	149,571		150,000

Issuance of Common Stock with debt recorded as debt discount	-	-	-	-	1,750,000	1,750	533,050		534,800

Issuance of Common Stock for an acquisition	-	-	-	-	550,000	550	177,226	-	177,776

Net loss	-	-	-	-	-	-	-	(3,057,306)	(3,057,306)

Balance, March 31, 2020	13,000,000	13,000	721,598	722	104,922,150	104,922	6,931,790	(13,927,878)	(6,877,444)

See accompanying notes to condensed consolidated financial statements

F-39

SURGEPAYS, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

	For the Three Months Ended March 31,
	2021	2020
	(unaudited)	(unaudited)
Operating activities
Net loss	$(4,815,431)	$(3,057,306)
Adjustments to reconcile net income loss to net cash used in operating activities:
Depreciation and amortization	217,958	265,464
Amortization of right of use assets	64,854	46,534
Amortization of debt discount	704,223	313,297
Stock-based compensation	61,571	16,901
Change in fair value of derivative liability	(303,850)	31,816
Derivative expense	1,775,057	348,334
(Gain) loss on settlement of liabilities	(201,778)	(582,806
Gain on equity investment in Centercom	73,773	(32,369)
Changes in operating assets and liabilities:
Accounts receivable	(308,938)	(677,155)
Lifeline revenue due from USAC	(9,169)	(149,144
Inventory	(55,500)	-
Prepaid expenses	(816)	36,910
Other assets	-	66,457
Credit card liability	(882)	(60,815)
Deferred revenue	281,900	684,950
Loss contingency	-	(38,040)
Current portion of operating lease liability	(67,716)	(46,534)
Accounts payable and accrued expenses	(850,610)	1,789,584
Net cash used in operating activities	(3,435,354)	(1,043,922)

Investing activities
Purchase of equipment	(2,615)	(3,072)

Net cash provided by (used) in investing activities	(2,615)	(3,072)

Financing activities
Issuance of Common Stock and warrants	1,510,000	150,000
Note payable, related party - borrowings	1,255,000
Note payable - borrowings	768,167
Note payable - repayments	(1,466,719)	(27,500)
Convertible promissory notes - borrowings	2,300,000	1,350,000
Convertible promissory notes - repayments	-	(233,000)
Cash paid for debt issuance costs	-	(100,000)
Net cash provided by financing activities	4,366,448	1,139,500

Net change in cash and cash equivalents	928,479	92,506

Cash and cash equivalents, beginning of period	673,995	346,040

Cash and cash equivalents, end of period	$1,602,474	$438,546

Supplemental cash flow information
Cash paid for interest and income taxes:
Interest	$-	$27,509

Non-cash investing and financing activities:
Common Stock issued for an acquisition	$-	$165,000
Common Stock and warrants issued with debt recorded as debt discount	$2,038,635	$534,000
Derivative liability on convertible notes recorded as debt discount	$-	$981,382
Make whole Common Stock issued pursuant to SPA	$90,401	$-
Issuance of Common Stock for modification of debt	$108,931	$-
Operating lease liability	$515,848	$355,203

See accompanying notes to condensed consolidated financial statements

F-40

SURGEPAYS, INC. AND SUBSIDIARIES

Notes to Condensed Consolidated Financial Statements

March 31, 2021

1	BUSINESS

The accompanying consolidated financial statements include the accounts of SurgePays Inc., (“Surge” or the “Company”), formerly Ksix Media Holdings, Inc. and Surge Holdings, Inc. The Company was incorporated in Nevada on August 18, 2006, and its wholly owned subsidiaries, Ksix Media, Inc. (“Media”), incorporated in Nevada on November 5, 2014; Ksix, LLC (“KSIX”), a Nevada limited liability company that was formed on September 14, 2011; Surge Blockchain, LLC (“Blockchain”), formerly Blvd. Media Group, LLC (“BLVD”), a Nevada limited liability company that was formed on January 29, 2009; DigitizeIQ, LLC (“DIQ”) an Illinois limited liability company that was formed on July 23, 2014; Surge Cryptocurrency Mining, Inc. (“Crypto”), formerly North American Exploration, Inc. (“NAE”), a Nevada corporation that was incorporated on August 18, 2006 (since January 1, 2019, this has been a dormant entity that does not own any assets); LogicsIQ Inc. (“Logics”), an Nevada corporation that was formed on October 2, 2018; SurgePays Fintech Inc (“Tech”), an Nevada corporation that was formed on August 22, 2019; Surge Payments LLC (“Payments”), an Nevada corporation that was formed on December 17, 2018; SurgePhone Wireless LLC (“Surge Phone”), an Nevada corporation that was formed on August 29, 2019 and True Wireless, Inc., an Oklahoma corporation (formerly True Wireless, LLC) (“TW”), (collectively the “Company” or “we”). On October 29, 2020, the Company filed a Certificate of Amendment to the Company’s Articles of Incorporation to change its name to SurgePays, Inc.

All significant intercompany balances and transactions have been eliminated in consolidation.

Recent Developments

Stock Purchase Agreements

On January 22, 2021, the Company entered into a stock purchase agreement (the “Digitize IQ Agreement”), by and between the Company and LogicsIQ, Inc. Pursuant to the Digitize IQ Agreement, the Company sold one hundred percent (100%) of its ownership interests in Digitize IQ, LLC to LogicsIQ, Inc. for a purchase price of $10.

On January 22, 2021, the Company entered into a stock purchase agreement (the “KSIX Agreement”), by and between the Company and LogicsIQ, Inc. Pursuant to the KSIX Agreement, the Company sold one hundred percent (100%) of its ownership interests in KSIX, LLC to LogicsIQ, Inc. for a purchase price of $10.

Evergreen Capital Management Note

On March 8, 2021 (the “Effective Date”), SurgePays, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “SPA”) with Evergreen Capital Management LLC (the “Investor”), pursuant to which the Company sold to the Investor a 15% OID convertible promissory note with a principal amount of $2,300,000 (the “Note”) and a warrant (the “Warrant”) to purchase up to 13,437,500 shares of Common Stock for proceeds of $2,000,000.

The Note matures on March 8, 2022, bears interest at the rate of 5% per annum and is convertible at any time upon the option of the Investor into shares of Common Stock at a conversion price equal to $0.16 per share or, upon the occurrence and during the continuance of an Event of Default (as defined in the Note), if lower, at a conversion price equal to 75% of the lowest daily VWAP of the Common Stock during the 20 consecutive trading days immediately preceding the applicable conversion date.

The Warrant is exercisable at a purchase price of $0.16 per share at any time on or prior to March 8, 2026, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrant are not then registered under the Securities Act of 1933.

F-41

2	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited condensed consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2021 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2021 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited condensed consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC on April 2, 2021.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Risks and Uncertainties

The Company operates in an industry that is subject to intense competition and change in consumer demand. The Company’s operations are subject to significant risk and uncertainties including financial and operational risks including the potential risk of business failure.

The Company has experienced, and in the future expects to continue to experience, variability in sales and earnings. The factors expected to contribute to this variability include, among others, (i) the cyclical nature of the industry, (ii) general economic conditions in the various local markets in which the Company competes, including a potential general downturn in the economy, and (iii) the volatility of prices in connection with the Company’s distribution of the product. These factors, among others, make it difficult to project the Company’s operating results on a consistent basis.

Concentration of Credit Risk

Financial instruments that potentially expose the Company to credit risk consist of cash and cash equivalents, and accounts receivable. The Company is exposed to credit risk on its cash and cash equivalents in the event of default by the financial institutions to the extent account balances exceed the amount insured by the FDIC, which is $250,000. Accounts receivables potentially subject the Company to concentrations of credit risk. Company closely monitors extensions of credit. Estimated credit losses have been recorded in the consolidated financial statements. Recent credit losses have been within management’s expectations. One customer accounted for more than 11% of revenues in for the period ending March 31, 2020. No customer accounted for more than 10% of revenues in for the period ending March 31, 2021.

Method of Accounting

Investments held in stock of entities other than subsidiaries, namely corporate joint ventures and other non-controlled entities usually are accounted for by one of three methods: (i) the fair value method (addressed in Topic 320), (ii) the equity method (addressed in Topic 323), or (iii) the cost method (addressed in Subtopic 325-20). Pursuant to Paragraph 323-10-05-5, the equity method tends to be most appropriate if an investment enables the investor to influence the operating or financial policies of the investee.

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Cash and Cash Equivalents

The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents. The Company held no cash equivalents at March 31, 2021 and December 31, 2020.

The Company minimizes its credit risk associated with cash by periodically evaluating the credit quality of its primary financial institution. The balance at times may exceed federally insured limits.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are stated at the amount management expects to collect from outstanding balances. The Company generally does not require collateral to support customer receivables. The Company provides an allowance for doubtful accounts based upon a review of the outstanding accounts receivable, historical collection information and existing economic conditions. The Company determines if receivables are past due based on days outstanding, and amounts are written off when determined to be uncollectible by management. As of March 31, 2021 and December 31, 2020, the Company had reserves of $116,664.

Inventories

Inventories are stated at the lower of cost or net realizable value using the first-in, first-out (FIFO) valuation method. As of March 31, 2021 and December 31, 2020, the Company had inventory of $233,809 and $178,309, respectively.

Leases

In February 2016, the FASB issued ASU 2016-02 “Leases” (Topic 842) which amended guidance for lease arrangements to increase transparency and comparability by providing additional information to users of financial statements regarding an entity’s leasing activities. Subsequent to the issuance of Topic 842, the FASB clarified the guidance through several ASUs; hereinafter the collection of lease guidance is referred to as ASC 842. The revised guidance seeks to achieve this objective by requiring reporting entities to recognize lease assets and lease liabilities on the balance sheets for substantially all lease arrangements.

As part of the adoption the Company elected the practical expedients permitted under the transition guidance within the new standard, which among other things, allowed the Company to:

1.	Not separate non-lease components from lease components and instead to account for each separate lease component and the non-lease components associated with that lease component as a single lease component.

2.	Not to apply the recognition requirements in ASC 842 to short-term leases.

3.	Not record a right of use asset or right of use liability for leases with an asset or liability balance that would be considered immaterial.

Refer to Note 12. Leases for additional disclosures required by ASC 842.

Fair value measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

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The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

●	Level 1 — quoted prices in active markets for identical assets or liabilities.
●	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.
●	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

Derivative Liabilities

The Company evaluates its options, warrants, convertible notes, or other contracts, if any, to determine if those contracts or embedded components of those contracts qualify as derivatives to be separately accounted for in accordance with paragraph 815-10-05-4 and Section 815-40-25 of the FASB Accounting Standards Codification. The result of this accounting treatment is that the fair value of the embedded derivative is marked-to-market each balance sheet date and recorded as either an asset or a liability. The change in fair value is recorded in the consolidated statement of operations as other income or expense. Upon conversion, exercise or cancellation of a derivative instrument, the instrument is marked to fair value at the date of conversion, exercise, or cancellation and then the related fair value is reclassified to equity.

In circumstances where the embedded conversion option in a convertible instrument is required to be bifurcated and there are also other embedded derivative instruments in the convertible instrument that are required to be bifurcated, the bifurcated derivative instruments are accounted for as a single, compound derivative instrument.

The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Equity instruments that are initially classified as equity that become subject to reclassification are reclassified to liability at the fair value of the instrument on the reclassification date. Derivative instrument liabilities will be classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument is expected within 12 months of the balance sheet date.

The Company adopted Section 815-40-15 of the FASB Accounting Standards Codification (“Section 815-40-15”) to determine whether an instrument (or an embedded feature) is indexed to the Company’s own stock. Section 815-40-15 provides that an entity should use a two-step approach to evaluate whether an equity-linked financial instrument (or embedded feature) is indexed to its own stock, including evaluating the instrument’s contingent exercise and settlement provisions.

The Company utilizes a binomial option pricing model to compute the fair value of the derivative liability and to mark to market the fair value of the derivative at each balance sheet date. The Company records the change in the fair value of the derivative as other income or expense in the consolidated statements of operations.

The Company had derivative liabilities of $2,729,151 and $1,357,528 as of March 31, 2021 and December 31, 2020 , respectively.

F-44

Revenue recognition

The Company recognizes revenue in accordance with ASC 606 to align revenue recognition more closely with the delivery of the Company’s services and will provide financial statement readers with enhanced disclosures. In accordance with ASC 606, revenue is recognized when a customer obtains control of promised services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for these services. To achieve this core principle, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the services to be transferred and identifies the payment terms related to these services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised services, the Company must apply judgment to determine whether promised services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. To the extent the transaction price includes variable consideration, the Company estimates the amount of variable consideration that should be included in the transaction price utilizing either the expected value method or the most likely amount method depending on the nature of the variable consideration. Variable consideration is included in the transaction price if, in the Company’s judgment, it is probable that a significant future reversal of cumulative revenue under the contract will not occur. None of the Company’s contracts as of March 31, 2021 and December 31, 2020 contained a significant financing component.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. However, if a series of distinct services that are substantially the same qualifies as a single performance obligation in a contract with variable consideration, the Company must determine if the variable consideration is attributable to the entire contract or to a specific part of the contract. For example, a bonus or penalty may be associated with one or more, but not all, distinct services promised in a series of distinct services that forms part of a single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis unless the transaction price is variable and meets the criteria to be allocated entirely to a performance obligation or to a distinct service that forms part of a single performance obligation. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised service to a customer.

F-45

Disaggregation of Revenue from Contracts with Customers. The following table disaggregates gross revenue by entity for the three months ended March 31, 2021 and 2020:

	For the Three Months Ended
	March 31, 2021	March 31, 2020
True Wireless, Inc.	$628,325	$290,705
Surge Blockchain, LLC	-	229,802
LogicsIQ, Inc.	3,408,403	5,451,919
ECS	6,914,486	9,746,773
Other	37,734	68,600
Total revenue	$10,988,948	$15,787,799

True Wireless is licensed to provide wireless services to qualifying low-income customers in five states. Revenues are recognized when the services have been provided and the government subsidy has been earned.

Surge Blockchain revenues are generated through the SurgePaysPortal multi-purpose software are recognized when the goods and services have been delivered and earned.

LogicsIQ is a full-service digital advertising agency and revenues are recognized at a period in time once performance obligations are met and services are provided as customer deposits are received in advance. The majority of the revenue is recognized within the month the obligation was created and recognized, after the lead is identified and sent to the customer.

ECS is a leading provider of prepaid wireless load and top-ups, check cashing and wireless SIM activation to convenience stores and bodegas nationwide. Revenues are generated and recognized at time of sale.

Earnings per Share

Earnings per share (“EPS”) is the amount of earnings attributable to each share of Common Stock. For convenience, the term is used to refer to either earnings or loss per share. EPS is computed pursuant to Section 260-10-45 of the FASB Accounting Standards Codification. Pursuant to ASC Paragraphs 260-10-45-10 through 260-10-45-16, basic EPS shall be computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from income from continuing operations (if that amount appears in the income statement) and also from net income. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, stock options or warrants.

The following table shows the outstanding dilutive common shares excluded from the diluted net income (loss) per share calculation as they were anti-dilutive:

	Contingent shares issuance arrangement, stock options or warrants
	For the Three Months Ended March 31, 2021	For the Three Months Ended March 31, 2020

Convertible note	15,738,269	12,461,539
Common stock options	850,176	850,176
Common stock warrants	15,410,500	7,063,919
Total contingent shares issuance arrangement, stock options or warrants	31,998,945	20,375,634

F-46

Income taxes

We use the asset and liability method of accounting for income taxes in accordance with Accounting Standards Codification (“ASC”) Topic 740, “Income Taxes”. Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

Through December 23, 2014, KSIX and BLVD operated as limited liability companies and all income and losses were passed through to the owners. Through October 12, 2015, DIQ operated as a limited liability company and all income and losses were passed through to its owner. Subsequent to the acquisition dates, these limited liability companies were owned by Surge and became subject to income tax.

Through April 1, 2018, TW operated as a limited liability company and all income and losses were passed through to the owners. In order to facilitate the merger discussed above, TW converted from a limited liability company to a Subchapter C Corporation.

ASC Topic 740-10-30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740-10-40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

The Company is no longer subject to tax examinations by tax authorities for years prior to 2018.

In response to the COVID-19 pandemic, the Coronavirus Aid, Relief and Economic Security Act (“CARES Act”) was signed into law in March 2020. The CARES Act lifts certain deduction limitations originally imposed by the Tax Cuts and Jobs Act of 2017 (“2017 Tax Act”). Corporate taxpayers may carryback net operating losses (NOLs) originating between 2018 and 2020 for up to five years, which was not previously allowed under the 2017 Tax Act. The CARES Act also eliminates the 80% of taxable income limitations by allowing corporate entities to fully utilize NOL carryforwards to offset taxable income in 2018, 2019 or 2020. Taxpayers may generally deduct interest up to the sum of 50% of adjusted taxable income plus business interest income (30% limit under the 2017 Tax Act) for 2019 and 2020. The CARES Act allows taxpayers with alternative minimum tax credits to claim a refund in 2020 for the entire amount of the credits instead of recovering the credits through refunds over a period of years, as originally enacted by the 2017 Tax Act.

In addition, the CARES Act raises the corporate charitable deduction limit to 25% of taxable income and makes qualified improvement property generally eligible for 15-year cost-recovery and 100% bonus depreciation. The enactment of the CARES Act did not result in any material adjustments to our income tax provision for the three months ended March 31, 2021.

Reclassifications

Certain prior period amounts have been reclassified to conform to the current year’s presentation.

F-47

Recent adopted accounting pronouncements

In August 2020, the FASB issued ASU 2020-06 Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. The amendments in Update No. 2020-06 simplify the complexity associated with applying U.S. GAAP for certain financial instruments with characteristics of liabilities and equity. More specifically, the amendments focus on the guidance for convertible instruments and derivative scope exception for contracts in an entity’s own equity. Update No. 2020-06 is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted the new standard during the quarter ended March 31, 2021 and the adoption did not have a material effect on the condensed consolidated financial statements and related disclosures.

In December 2019, the FASB issued authoritative guidance intended to simplify the accounting for income taxes (ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”). This guidance eliminates certain exceptions to the general approach to the income tax accounting model and adds new guidance to reduce the complexity in accounting for income taxes. This guidance is effective for annual periods after December 15, 2020, including interim periods within those annual periods. The Company adopted the new standard during the quarter ended March 31, 2021 and the adoption did not have a material effect on the condensed consolidated financial statements and related disclosures.

Recent issued accounting pronouncements

In March 2020, the FASB issued ASU No. 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting.” ASU 2020-04 provides optional expedients and exceptions to account for contracts, hedging relationships and other transactions that reference LIBOR or another reference rate if certain criteria are met. The amendments of ASU No. 2020-04 are effective immediately, as of March 12, 2020, and may be applied prospectively to contract modifications made and hedging relationships entered into on or before December 31, 2022. The Company is evaluating the impact that the amendments of this standard would have on the Company’s consolidated financial statements.

Management has evaluated all recent accounting pronouncements as issued by the FASB in the form of Accounting Standards Updates (“ASU”) through the date these financial statements were available to be issued and found no recent accounting pronouncements issued, but not yet effective accounting pronouncements, when adopted, will have a material impact on the financial statements of the Company.

F-48

3	LIQUIDITY

At March 31, 2021 and December 31, 2020, our current assets were $2,553,931 and $1,251,029, respectively, and our current liabilities were $14,974,306 and $15,303,661, respectively, which resulted in a working capital deficit of $12,420,375 and $14,052,632, respectively.

Total assets at March 31, 2021 and December 31, 2020 amounted to $8,789,851 and $7,325,071, respectively. At March 31, 2021, assets consisted of current assets of $2,553,931, net property and equipment of $223,594, net intangible assets of $3,923,615, goodwill of $866,782, equity investment in Centercom of $340,839, and operating lease right of use asset of 819,632, as compared to current assets of $1,251,029, net property and equipment of $236,810, net intangible assets of $4,125,742, goodwill of $866,782, equity investment in Centercom of $414,612 and operating lease right of use asset of $368,638 at December 31, 2020.

At March 31, 2021, our total liabilities of $19,180,939 increased $1,129,902 from $18,051,037 at December 31, 2020.

At March 31, 2021, our total stockholders’ deficit was $10,391,088 as compared to $10,725,966 at December 31, 2020. The principal reason for the increase in stockholders’ deficit was the impact of the net loss of $4,815,431 offset by equity issuances during 2021.

The following table sets forth the major sources and uses of cash for the three months ended March 31, 2021 and 2020.

	March 31, 2021	March 31, 2020
	(unaudited)	(unaudited)
Net cash used in operating activities	$(3,435,354)	$(1,043,922)
Net cash used in investing activities	(2,615)	(3,072)
Net cash provided by financing activities	4,366,448	1,139,500
Net change in cash and cash equivalents	$928,479	$92,506

At December 31, 2020, the Company had the following material commitments and contingencies.

Notes payable – related party - See Note 7 to the Condensed Consolidated Financial Statements.

Notes payable and long-term debt - See Note 8 to the Condensed Consolidated Financial Statements.

Convertible promissory notes - See Note 9 to the Condensed Consolidated Financial Statements.

Related party transactions - See Note 14 to the Condensed Consolidated Financial Statements.

Cash requirements and capital expenditures – At the current level of operations, the Company has to borrow funds to meet basic operating costs.

Known trends and uncertainties – The Company is planning to acquire other businesses with similar business operations. The uncertainty of the economy may increase the difficulty of raising funds to support the planned business expansion.

We believe we will continue to incur net losses and do not expect positive cash flows from operations until the 4th quarter of 2021. At that time, we believe the impact of COVID-19 will have rescinded enough to allow us to fully implement our sales strategy, resulting in increased revenue in all segments of our business. The Company will continue to fund operations until cash flow positive through the use of promissory notes, both related and non-related party. These notes made up the majority of the $4,366,448 generated by financing activities during the three months ended March 31, 2021.

F-49

On March 27, 2020 the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) was enacted and included a provision for the Small Business Administration (“SBA”) to implement its Paycheck Protection Program (“PPP”). The PPP provides small businesses with funds to pay up to eight (8) weeks of payroll costs, including benefits. Funds received under the PPP may also be used to pay interest on mortgages, rent, and utilities. Subject to certain criteria being met, all or a portion of the loans may be forgiven. The loans bear interest at an annual rate of one percent (1%), are due two (2) years from the date of issuance, and all payments are deferred for the first six (6) months of the loan. Any unforgiven balance of loan principal and accrued interest at the end of the six (6) month loan deferral period is amortized in equal monthly installments over the remaining 18-months of the loan term. On April 17, 2020, the Company closed a $498,082 SBA guaranteed PPP loan with Bank3. On March 2, 2021, the Company closed a $518,167 SBA guaranteed PPP loan with Bank3. The Company expects to use the loan proceeds as permitted and apply for and receive forgiveness for the entire loan amount. In addition, the Company received $636,600 in several Economic Injury Disaster Loans with the Small Business Administration. These loans all carry a 3.75% interest rate payable over 30 years. First payment due 12 months from date of note.

4	PROPERTY AND EQUIPMENT

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	March 31, 2021	December 31, 2020
	(unaudited)
Computer Equipment and Software	$315,411	$312,796
Furniture and Fixtures	9,774	9,774
Leasehold Improvements	19,724	19,724
	344,909	342,294
Less: Accumulated Depreciation	(121,315)	(105,484)
	$223,594	$236,810

Depreciation expense was $15,831 and $15,524 for the three months ended March 31, 2021 and 2020, respectively.

5	INTANGIBLE ASSETS

Property and equipment stated at cost, less accumulated depreciation, consisted of the following:

	March 31, 2021	December 31, 2020
	(unaudited)
ECS Membership agreement	$465,000	$465,000
Customer relationships	183,255	183,255
Noncompetition agreement	201,389	201,389
Trade names	617,474	617,474
Proprietary software	4,286,403	4,286,403
	5,753,521	5,753,521
Less: Accumulated Depreciation	(1,829,906)	(1,627,779)
	$3,923,615	$4,125,742

Amortization expense of intangible assets for the three months ended March 31, 2021 and 2020 total $202,127 and $200,028, respectively. As of December 31, 2020, the weighted average remaining useful lives of these assets were 6.55 years.

The carrying amount of goodwill was $866,782 at March 31, 2021 and December 31, 2020. There were no changes in the carrying amount of goodwill during the period.

No impairment in the carrying amount of goodwill was recognized during the three months ended March 31, 2021 and 2020.

6	CREDIT CARD LIABILITY

The Company previously utilized a credit card issued in the name of DIQ to pay for certain of its trade obligations. During the three months ended March 31, 2021 and 2020, the Company utilized a credit card issued in the name of Surge Holdings, Inc. to pay certain trade obligations totaling $102,941 and $87,382, respectively. At March 31, 2021 and December 31, 2020, the Company’s total credit card liability was $382,191 and $383,073, respectively.

7	NOTES PAYABLE – RELATED PARTY

In December 2018, the Company executed a promissory note payable agreement with SMDMM Funding, LLC (“SMDMM”), an entity that is owned by the Company’s Chief Executive Officer. The promissory note was for a principal sum up to $1.1 million at an annual interest rate of 6%, due on December 27, 2021. During the three months ended March 31, 2021, the Company did not withdraw any net advances on the note.

In August 2019, the Company executed a promissory note payable agreement with SMDMM. The promissory note was for a principal sum up to $217,000 at an annual interest rate of 6%, due on August 15, 2022. During the three months ended March 31, 2021, the Company did not withdraw any net advances on the note.

F-50

During the fourth quarter 2019, the Company executed a promissory note payable agreement with SMDMM. The promissory note was for a principal sum up to $883,440 at an annual interest rate of 15%, due on November 21, 2022. During the three months ended March 31, 2021, the Company did not withdraw any net advances on the note.

During the year ended December 31, 2020 and the three months ended March 31, 2021, the Company executed a series of promissory notes payable agreement with SMDMM. The promissory notes were for a principal sum up to $2,371,500 at an annual interest rate of 10%, due on demand. During the three months ended March 31, 2021, the Company drew advances on the note totaling $1.26 million.

During the three months ended March 31, 2021, the Company made accrued interest payments of $0. The outstanding principal balance under the promissory notes due to SMDMM was $4,596,940 and $3,341,940 at March 31, 2021 and December 31, 2020, respectively. Accrued interest owed to SMDMM was $369,391 and $272,127 at March 31, 2021 and December 31, 2020, respectively.

During the three months ended March 31, 2021, the Company executed a series of promissory notes with AN Holdings, LLC, an entity owned by the Company’s President. The promissory notes were for an aggregate principal sum of $63,000 at an annual interest rate of 15%, due on demand. The Company repaid $63,000 during the three months ended March 31, 2021. As of March 31, 2021 and December 31, 2020, the outstanding balance on the notes was $147,500. Accrued interest owed to was $11,343 and $5,888 at March 31, 2021 and December 31, 2020, respectively.

8	NOTES PAYABLE AND LONG-TERM DEBT

As of March 31, 2021 and December 31, 2020, notes payable and long-term debt, net of debt discount, consists of:

	March 31, 2021	December 31, 2020
	(unaudited)
Promissory note payable to a lender dated November 4, 2019; accruing interest at 18% per annum; due November 3, 2020; 100,000 shares of restricted Common Stock granted on execution recorded as a debt discount[1]	$-	$250,000
Promissory note payable to Bank3 dated April 17, 2020; accruing interest at 1% per annum, due October 17, 2021.	498,082	498,082
Note payable to US Small Business Administration dated May 25, 2020; accruing interest at 3.75% per annum; due May 25, 2050.	150,000	150,000
Note payable to US Small Business Administration dated July 5, 2020; accruing interest at 3.75% per annum; due July 5, 2050.	150,000	150,000
Note payable to US Small Business Administration dated July 5, 2020; accruing interest at 3.75% per annum; due July 5, 2050.	15,100	15,100
Note payable to US Small Business Administration dated July 7, 2020; accruing interest at 3.75% per annum; due July 7, 2050.	150,000	150,000
Note payable to US Small Business Administration dated July 21, 2020; accruing interest at 3.75% per annum; due July 21, 2050.	150,000	150,000
Note payable to US Small Business Administration dated July 21, 2020; accruing interest at 3.75% per annum; due July 21, 2050.	21,500	21,500
Promissory note payable to BHP Capital NY dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[2]	-	100,343
Promissory note payable to Armada Capital Partners LLC dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[2]	28,499	118,394
Promissory note payable to Jefferson Street Capital LLC dated January 30, 2020 with interest at 14% per annum; due February 5, 2021; convertible into shares of Common Stock upon default[2]	79,203	148,500
Promissory note payable to GS Capital Partners dated February 7, 2020 with interest at 14% per annum; due February 6, 2021; convertible into shares of Common Stock upon default[3]	-	216,000
Promissory note payable to Fourth Man LLC dated February 7, 2020 with interest at 14% per annum; due April 5, 2021; convertible into shares of Common Stock upon default[3]	-	187,018
Promissory note payable to GS Capital Partners dated March 5, 2020 with interest at 14% per annum; due February 6, 2021; convertible into shares of Common Stock upon default[4]	-	378,000
Promissory note payable to Tangiers Global LLC dated March 15, 2020 with interest at 14% per annum; due March 15, 2021; convertible into shares of Common Stock upon default[5]	-	50,695
Promissory note payable to LGH Investments LLC dated May 29, 2020 with interest at 10% per annum; due March 29, 2021; convertible into shares of Common Stock upon default[6]	-	400,000
Promissory note payable to Vista Capital LLC dated July 21, 2020 with interest at 10% per annum; due March 29, 2021; convertible into shares of Common Stock upon default[7]	-	270,000
Promissory note payable to Lucas Ventures dated December 14, 2020 with interest at 10% per annum; due September 10, 2021; convertible into shares of Common Stock upon default[8]	165,000	165,000
Promissory note payable to Bank3 dated March 1, 2021; accruing interest at 1% per annum, due March 2, 2026.	518,167	-
	1,925,551	3,418,632
Less: Debt discount	(119,319)	(517,781)
	$1,806,232	$2,900,851

F-51

1Promissory note – The Company evaluated the 100,000 restricted shares of the Company’s Common Stock granted with the note and recorded a debt discount of $31,200. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $0 as of March 31, 2021 and December 31, 2020, respectively. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $0. During the three months ended March 31, 2021, the Company issued shares of the Company’s Common Stock to settle the outstanding balances of the promissory note.

2 On January 30, 2020, the Company entered into Securities Purchase Agreements (the “January 2020 SPAs”), with severally and not jointly, with BHP, Armada, Jefferson (the “January 2020 Investors”), pursuant to which the January 2020 Investors purchased from the Company, for an aggregate purchase price of $500,000 (the “January 2020 Purchase Price”), Promissory Notes in the aggregate principal amount of $540,000 (the “January 2020 Notes”). The January 2020 Notes will be repaid according to a schedule of fixed interest and principal payments beginning in August 2020. As additional consideration for the January 2020 Investors loaning the January 2020 Purchase Price to the Company, the Company issued to each of the January 2020 Investors 250,000 shares of Common Stock for a total of 750,000 shares (the “January 2020 Share Issuance”). In connection with the January 2020 SPAs, the Company paid issuance costs of $40,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes.

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The January 2020 Notes shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on February 5, 2021. No payments of principal or interest are due through July 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity. On August 7, 2020, the Company executed agreements with the January 2020 investors to postpone the first and second principal and interest payment due date to maturity date and extend the maturity date until April 5, 2021 in exchange for 195,000 shares of Common Stock. The shares were valued on day of grant with a fair value of $30,225 and is included as a component of interest expense in the consolidated statements of operations.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a $260,001 debt discount relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 750,000 shares upon day of grant with a fair value of $240,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the statements of operations.

There was total unamortized debt discount related to the January 2020 SPAs of $0 as of March 31, 2021. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $52,257.

During the three months ended March 31, 2021, the Company issued 1,100,555 shares of the Company’s Common Stock to settle the outstanding balances of $177,908 under the January 2020 SPAs.

3 On February 3 and February 6, 2020, the Company entered into Securities Purchase Agreements (the “February 2020 SPAs”), with severally and not jointly, with GS Capital Partners (“GSC”) and Fourth Man LLC (“Fourth”), (the “February 2020 Investors”), pursuant to which the February 2020 Investors purchased from the Company, for an aggregate purchase price of $400,000 (the “February 2020 Purchase Price”), Promissory Notes in the principal amount of $432,000 (the “February 2020 Notes”). The February 2020 Notes will be repaid according to a schedule of fixed interest and principal payments beginning in August 2020. As additional consideration for the February 2020 Investors loaning the February 2020 Purchase Price to the Company, the Company issued to each of the February 2020 Investors 300,000 shares of Common Stock for a total of 600,000 shares (the “February Share Issuance”). In connection with the February 2020 SPAs, the Company paid issuance costs of $32,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes. On August 5, 2020 and September 24, 2020, the Company executed agreements with the February 2020 Investors to postpone the first principal and interest payment due date to October 5, 2020 and extend the maturity date until April 5, 2021 in exchange for 225,000 shares of Common Stock. The shares were valued on day of grant with a fair value of $28,965 and is included as a component of interest expense in the consolidated statements of operations.

The terms of the February 2020 Notes are substantially the same as the terms of the January 2020 Notes. The Company recorded a debt discount of $214,000 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 600,000 shares upon day of grant with a fair value of $186,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

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There was total unamortized debt discount related to the February 2020 SPAs of $0 as of March 31, 2021. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $42,658. As of March 31, 2021, the outstanding balance under the February 2020 SPAs was $0.

4 On March 5, 2020, the Company entered into a Securities Purchase Agreement (the “March 2020 SPA”), with GSC (the “March 2020 Investor”), pursuant to which the March 2020 Investor purchased from the Company, for an aggregate purchase price of $350,000 (the “March 2020 Purchase Price”), a Promissory Note in the principal amount of $378,000 (the “March 2020 Note”). The March 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the March 2020 Investor loaning the March 2020 Purchase Price to the Company, the Company issued to the March 2020 Investor 400,000 shares of Common Stock of the Company. In connection with the March 2020 SPAs, the Company paid issuance costs of $28,000 which is accounted for as a debt discount on the consolidated balance sheets and is being amortized over the life of the notes.

The March 2020 Note shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on March 5, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $241,200 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 400,000 shares upon day of grant with a fair value of $108,800 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the March 2020 SPAs of $0 as of March 31, 2021. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $47,018. As of March 31, 2021, the outstanding balance under the March 2020 SPAs was $0.

5 On April 1, 2020, the Company entered into a Securities Purchase Agreement (the “April 2020 SPA”), with Tangiers Global (“Tangiers”) (the “April 2020 Investor”), pursuant to which the April 2020 Investor purchased from the Company, for an aggregate purchase price of $150,000 (the “April 2020 Purchase Price”), a Promissory Note in the principal amount of $162,000 (the “April 2020 Note”). The April 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the April 2020 Investor loaning the April 2020 Purchase Price to the Company, the Company issued to the April 2020 Investor 172,000 shares of Common Stock of the Company.

The April 2020 Note shall accrue interest at a rate of fourteen percent (14%) per annum and will mature on March 15, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $103,560 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

F-54

The Company valued the 172,000 shares upon day of grant with a fair value of $46,400 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the April 2020 SPA of $0 as of March 31, 2021. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $32,843. As of March 31, 2021, the outstanding balance under the April 2020 SPAs was $0.

6 On May 29, 2020, the Company entered into a Securities Purchase Agreement (the “May 2020 SPA”), with LGH Investments LLC (“LGH”) (the “May 2020 Investor”), pursuant to which the May 2020 Investor purchased from the Company, for an aggregate purchase price of $370,000 (the “May 2020 Purchase Price”), a Promissory Note in the principal amount of $400,000 (the “May 2020 Note”). The May 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the May 2020 Investor loaning the May 2020 Purchase Price to the Company, the Company issued to the May 2020 Investor 400,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 500,000 shares of Common Stock.

The May 2020 Note shall accrue interest at a rate of fourteen percent (10%) per annum and will mature on March 29, 2021. No payments of principal or interest are due through August 2020 (five (5) months following issuance) and then there are seven (7) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.65 (representing a 35% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $149,604 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 400,000 shares upon day of grant with a fair value of $124,000 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on May 29, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 500,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after May 29, 2020 through May 29, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $96,396 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the May 2020 SPA of $0 as of March 31, 2021. During the year ended December 31, 2020, the Company recorded amortization of debt discount totaling $80,000. As of March 31, 2021, the outstanding balance under the February 2020 SPAs was $0.

7 On July 20, 2020, the Company entered into a Securities Purchase Agreement (the “July 2020 SPA”), with Vista Capital Investments LLC (“Vista”) (the “July 2020 Investor”), pursuant to which the July 2020 Investor purchased from the Company, for an aggregate purchase price of $250,000 (the “July 2020 Purchase Price”), a Promissory Note in the principal amount of $270,000 (the “July 2020 Note”). The July 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the July 2020 Investor loaning the July 2020 Purchase Price to the Company, the Company issued to the July 2020 Investor 270,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 338,000 shares of Common Stock.

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The July 2020 Note shall accrue interest at a rate of fourteen percent (10%) per annum and will mature on April 20, 2021. No payments of principal or interest are due through January 2020 (six (6) months following issuance) and then there are three (3) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.70 (representing a 30% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $145,538 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 270,000 shares upon day of grant with a fair value of $62,100 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on July 20, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 338,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after July 20, 2020 through July 19, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $42,362 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the July 2020 SPA of $19,708 as of March 31, 2021. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $88,686.

8 On December 14, 2020, the Company entered into a Securities Purchase Agreement (the “December 2020 SPA”), with Lucas Ventures LLC (“Lucas”) (the “December 2020 Investor”), pursuant to which the December 2020 Investor purchased from the Company, for an aggregate purchase price of $153,000 (the “December 2020 Purchase Price”), a Promissory Note in the principal amount of $165,000 (the “December 2020 Note”). The December 2020 Note will be repaid according to a schedule of fixed interest and principal payments beginning in September 2020. As additional consideration for the December 2020 Investor loaning the December 2020 Purchase Price to the Company, the Company issued to the December 2020 Investor 300,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 150,000 shares of Common Stock.

The December 2020 Note shall accrue interest at a rate of ten percent (10%) per annum and will mature on September 14, 2021. No payments of principal or interest are due through January 2021 (six (6) months following issuance) and then there are three (3) fixed payments of principal and interest due on a monthly basis until maturity.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.70 (representing a 30% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $77,318 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

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The Company valued the 300,000 shares upon day of grant with a fair value of $48,600 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on December 14, 2020 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 150,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after December 14, 2020 through December 14, 2023. Each warrant contains an exercise price per share of $0.40, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $39,082 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the December 2020 SPA of $99,611 as of March 31, 2021. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $55,000.

9 On January 5, 2021, the Company entered into a Securities Purchase Agreement (the “January 2021 SPA”), with Labrys Fund LP (“Labrys”) (the “January 2021 Investor”), pursuant to which the January 2021 Investor purchased from the Company, for an aggregate purchase price of $230,000 (the “January 2021 Purchase Price”), a Promissory Note in the principal amount of $250,000 (the “January 2021 Note”). The January 2021 Note will be repaid according to a schedule of fixed interest and principal payments in its entirety on or prior to May 5, 2021. As additional consideration for the January 2021 Investor loaning the January 2021 Purchase Price to the Company, the Company issued to the January 2021 Investor 900,000 shares of Common Stock of the Company in addition to three-year warrants to purchase 460,000 shares of Common Stock.

The January 2021 Note shall accrue interest at a rate of ten percent (12%) per annum and will mature on May 5, 2021.

In the event of default as defined in the agreements, the notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.70 (representing a 30% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a debt discount of $77,318 relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The Company valued the 900,000 shares upon day of grant with a fair value of $97,200 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

The warrants were issued to the Buyers by the Company on January 5, 2021 in connection with the SPA. The warrants entitle the Buyers, respectively, to exercise purchase rights represented by the warrants up to 460,000 shares per warrant. The warrants permit the Buyers to exercise the purchase rights at any time on or after January 5, 2021 through January 4, 2025. Each warrant contains an exercise price per share of $0.25, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note. The Company valued the warrants upon day of grant with a fair value of $43,629 and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations.

There was total unamortized debt discount related to the January 2021 Investor SPA of $0 as of March 31, 2021. During the three months ended March 31, 2021, the Company recorded amortization of debt discount totaling $160,829. As of March 31, 2021, the outstanding balance under the January 2921 SPA was $0.

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9	CONVERTIBLE PROMISSORY NOTES

As of March 31, 2021 and December 31, 2020, convertible promissory notes payable consists of:

	March 31, 2021 (unaudited)	December 31, 2020
Convertible note payable to Evergreen Capital Management dated March 8, 2021 with interest at 15% per annum; due March 8, 2022; convertible into shares of Common Stock [1]	2,300,000	-
	2,300,000	0
Less: Debt discount	(2,155,068)	-
	$144,932	$0

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1 On March 8, 2021, the Company entered into a Securities Purchase Agreement (the “SPA”), with Evergreen Capital Management (“Buyer”). In connection with the SPA, the Company issued a note to the Buyer, and warrants to purchase the Company’s Common Stock. The aggregate purchase price of the notes is $2,000,000 and the aggregate principal amount of the notes is $2,300,000.

Pursuant to the SPA, the Buyer purchased from the Company, for a purchase price of $2,000,000, a convertible promissory note, in the principal amount of $2,300,000. The purchase of each note was accompanied by the Company’s issuance of a warrant to purchase 13,437,500 shares of the Company’s Common Stock.

The note became effective as of March 8, 2021 and is due and payable on March 8, 2022. The notes entitle the Buyer to 15% interest per annum. Upon an Event of Default (as defined in the notes), the notes entitle the Buyers to interest at the rate of 18% per annum. The notes may be converted into shares of the Company’s Common Stock at a conversion price equal to 0.75 (representing a 25% discount) multiplied by the lesser of (i) the lowest one day volume weighted average price (“VWAP”) for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the conversion date, and (ii) the lowest one day VWAP for the Common Stock during the ten (10) trading day period ending on the latest complete trading day prior to the issue date. In the event of a default, without demand, presentment or notice, the note shall become immediately due and payable. The Company recorded a $1,877,251 debt discount relating to the conversion feature of the notes. The debt discount is being accreted over the life of these notes to accretion of debt discount and issuance cost.

The warrants were issued to the Buyer by the Company on March 8, 2021 in connection with the SPA. The warrants entitle the Buyer to exercise purchase rights represented by the warrants up to 13,437,500 shares per warrant. The warrants permit the Buyer to exercise the purchase rights at any time on or after March 8, 2021 through March 7, 2022. Each warrant contains an exercise price per share of $0.16, subject to adjustment, and also contains a provision permitting the cashless exercise of such exercise rights as defined therein. The Company has maintained the right to redeem each warrant in full at any time following payment in full of the amounts owing under each respective note.

The Company valued the warrants using the Black-Scholes Option Pricing model and accounted for it as debt discount on the consolidated balance sheets. The debt discount is amortized over the earlier of (i) the term of the debt or (ii) conversion of the debt, using the effective interest method. The amortization of debt discount is included as a component of interest expense in the consolidated statements of operations. There was unamortized debt discount of $1,778,218 as of March 31, respectively, related to the warrants issued. During the three months ended March 31, 2021, the Company recorded amortization of debt discount related to these warrants totaling $119,588. During the year ended December 31, 2020, the Company paid $95,000 for the cancellation of 250,000 warrants.

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Future maturities of all debt (excluding debt discount discussed above in Notes 8 and 9) are as follows:

For the Years Ending December 31,
2021 (remainder of year)	$7,582,861
2022	2,300,000
$9,882,861

10	DERIVATIVE LIABILITIES

As discussed above in Note 9, during the three months ended March 31, 2021, the Company executed a convertible note with a lender and received gross proceeds of $2,000,000. The Company identified certain features embedded in the note requiring the Company to classify the features as derivative liabilities. The conversion price of the note is subject to adjustment for issuances of the Company’s Common Stock, or any equity linked instruments or securities convertible into the Company’s Common Stock at a purchase price of less than the prevailing conversion price or exercise price. Such adjustment shall result in the conversion price and exercise price being reduced to such lower purchase price.

The table below provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three months ended March 31, 2021:

Fair Value Measurement Using Level 3 Inputs Total
Balance, December 31, 2020	$1,357,528
Change in fair value of derivative liabilities	303,043
Derivative liabilities recorded on issuance of convertible notes	1,612,053
Write-off of derivative liabilities upon settlement of debt	(543,473)
Balance, March 31, 2021	$2,729,151

During the three months ended March 31, 2021, the fair value of the derivative feature was calculated using the following weighted average assumptions:

March 31, 2021 (unaudited)
Risk-free interest rate	0.03 – 0.08%
Expected life of grants	0.75 year
Expected volatility of underlying stock	169 - 291%
Dividends	0%

As of March 31, 2021 and December 31, 2020, the derivative liability was $2,729,151 and $1,357,528, respectively. In addition, for the three months ended March 31, 2021 and 2020, the Company recorded $303,850 and $(31,816) as the change in fair value of the derivative on the condensed consolidated statement of operations. The Company determined that upon measuring the fair value of the derivative features, the total amount recorded as a debt discount exceed the face value of the notes issued and the Company therefore recorded derivative expense of $1,775,057 and $348,334 on the condensed consolidated income statements for the three months ended March 31, 2021 and 2020.

11	LINE OF CREDIT

On January 25, 2018, the Company obtained a $500,000 line of credit (LOC) with a Bank. The LOC bears interest at 5% per annum and is secured by essentially all of the Company’s assets. The note is personally guaranteed by the owner of the majority of the Company’s voting shares. On December 21, 2018, the Company and the bank agreed to increase the LOC to $1,000,000 at an interest rate of 6% per annum. As of March 31, 2021 and December 31, 2020, the outstanding balance on the LOC was $912,870. The LOC matures on April 24, 2021.

12	LEASES

The Company determines if an arrangement contains a lease at inception. Right of use (“ROU”) assets represent the right to use an underlying asset for the lease term and lease liabilities represent the obligation to make lease payments arising from the lease. ROU assets and liabilities are recognized at the lease commencement date based on the estimated present value of lease payments over the lease term.

F-60

The Company leases office space in Memphis, TN, office space in Schaumburg, IL, and a call center space in El Salvador. The term of the Memphis office is for 2 years beginning on November 1, 2019 commencing with monthly payments of $1,600. The term of the Schaumburg offices ranges from 7 to 10 years beginning on October 1, 2020 commencing with monthly payments of $2,765 and $1,985. The term of the call center lease is for 3 years beginning on March 1, 2019 commencing with monthly payments of $6,680. As part of the ECS transaction discussed above, the Company acquired office space in Springfield, MO. The term of the lease is for 3 years commencing on January 1, 2020 with monthly payments of $12,000.

During the three months ended March 31, 2021 and 2020, the Company paid lease obligations of $81,177  and $80,570, respectively, under the leases.

The Company utilized a portfolio approach in determining the discount rate. The portfolio approach takes into consideration the range of the term, the range of the lease payments, the category of the underlying asset and the Company’s estimated incremental borrowing rate, which is derived from information available at the lease commencement date, in determining the present value of lease payments. The Company also considered its recent debt issuances as well as publicly available data for instruments with similar characteristics when calculating the incremental borrowing rates.

The lease terms include options to extend the leases when it is reasonably certain that the Company will exercise that option. These operating leases contain renewal options for periods ranging from three to five years that expire at various dates with no residual value guarantees. Future obligations relating to the exercise of renewal options is included in the measurement if, based on the judgment of management, the renewal option is reasonably certain to be exercised. Factors in determining whether an option is reasonably certain of exercise include, but are not limited to, the value of leasehold improvements, the value of the renewal rate compared to market rates, and the presence of factors that would cause a significant economic penalty to the Company if the option is not exercised. Management reasonably plans to exercise all options, and as such, all renewal options are included in the measurement of the right-of-use assets and operating lease liabilities.

Leases with a term of 12 months or less are not recorded on the balance sheets, per the election of the practical expedient noted above.

The Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company recognizes variable lease payments in the period in which the obligation for those payments is incurred. Variable lease payments that depend on an index or a rate are initially measured using the index or rate at the commencement date, otherwise variable lease payments are recognized in the period incurred.

The components of lease expense, including short term leases, were as follows:

	For the Three Months Ended	For the Three Months Ended
	March 31, 2021 (unaudited)	March 31, 2020 (unaudited)
Operating lease	$73,618	$70,070
Interest on lease liabilities	6,542	14,306
Total net lease cost	$80,160	$84,376

Supplemental balance sheet information related to leases was as follows:

	March 31, 2021 (unaudited)	December 31, 2020
Operating leases:
Operating lease ROU assets - net	$819,632	$368,638

Current operating lease liabilities, included in current liabilities	235,379	210,556
Noncurrent operating lease liabilities, included in long-term liabilities	578,476	155,167
Total operating lease liabilities	$813,855	$365,723

F-61

Supplemental cash flow and other information related to leases was as follows:

	For the Three Months Ended	For the Three Months Ended
	March 31, 2021 (unaudited)	March 31, 2020 (unaudited)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$67,716	$46,534

ROU assets obtained in exchange for lease liabilities:
Operating leases	$518,848	$355,203

Weighted average remaining lease term (in years):
Operating leases	6.09	2.12

Weighted average discount rate:
Operating leases	7.68%	5.5%

Total future minimum payments required under the lease obligations as of December 31, 2020 are as follows:

Twelve Months Ending December 31,
2021 (remainder of year)	$283,136
2022	222,751
2023	60,293
2024	61,877
2025	63,460
Thereafter	300,030
Total lease payments	$991,547
Less: amounts representing interest	(175,227)
Total lease obligations	$816,320

13	STOCKHOLDERS’ EQUITY

Preferred Stock

Series “A” Preferred Stock

As of March 31, 2021 and December 31, 2020, there were 13,000,000 shares of Series A issued and outstanding.

Series “C” Convertible Preferred Stock

As of March 31, 2021 and December 31, 2020, there were 721,598 shares of Series C issued and outstanding.

Common Stock

On January 30, 2020, the Company entered into a Membership Interest Purchase Agreement and Stock Purchase Agreement with ECS Prepaid, ECS, CSLS and the Winfreys. Pursuant to the agreements, the Company acquired all of the membership interests of ECS Prepaid and all of the issued and outstanding stock of each ECS and CSLS. The agreements provide that the consideration is to be paid by the Company through the issuance of 500,000 shares of the Company’s Common Stock. In addition, the agreements called for 25,000 shares of Common Stock to be issued to the Winfreys on a monthly basis over a 12-month period. During the three months ended March 31, 2021, the Company issued 100,000 shares of Common Stock in full settlement of the agreements.

As discussed above, during the three months ended March 31, 2021, the Company granted 900,000 shares of Common Stock pursuant to debt agreements executed with various lenders. The shares were valued on execution date and recorded as a debt discount on the condensed consolidated balance sheets.

As discussed in Note 10 above, during the three months ended March 31, 2021, the Company issued 6,614,537 shares of Common Stock for the conversion of debt totaling $858,159 in principal and interest.

During the three months ended March 31, 2021, the Company sold an aggregate of 13,000,000 shares of Common Stock in gross proceeds to the Company of $1,510,000.

As of March 31, 2021 and December 31, 2020, there were 152,848,760 and 127,131,210 shares of Common Stock issued and outstanding, respectively.

Stock Warrants

The following is a summary of the Company’s warrant activity:

	Warrants	Weighted Average Exercise Price

Outstanding – December 31, 2020	9,715,865	$0.65
Exercisable – December 31, 2019	9,715,865	$0.6
Granted	-	$-
Exercised	-	$-
Forfeited/Cancelled	-	$-
Outstanding – March 31, 2021	9,715,865	$0.65
Exercisable – March 31, 2021	9,715,865	$0.6

Warrants Outstanding				Warrants Exercisable
Exercise Price	Number Outstanding	Weighted Average Remaining Contractual Life (in years)	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.40 – 3.00	9,715,865	1.27 years	$0.65	9,715,865	$0. 65

F-62

At March 31, 2021 the total intrinsic value of warrants outstanding and exercisable was $0.

14	RELATED PARTY TRANSACTIONS

The Company’s former Chief Executive Officer has advanced the Company various amounts on a non-interest-bearing basis, which is being used for working capital. The advance had no fixed maturity. As noted, Mr. Matzinger elected to exchange outstanding non-interest-bearing debt totaling $389,502 owed by the Company into 6,232 shares of Preferred C stock. As of March 31, 2021 and December 31, 2020, the outstanding balance due was $0.

For the three months ended March 31, 2021 and 2020, outsourced management services fees of $18,457 and $255,000, respectively, were paid to Axia Management, LLC (“Axia”) as compensation for services provided. These costs are included in Selling, general and administrative expenses in the consolidated statements of operations. Axia is owned by the Company’s Chief Executive Officer.

At March 31, 2021 and December 31, 2020, the Company had trade payables to Axia of $373,012 and $666,112, respectively.

For the three months ended March 31, 2021 and 2020, the Company purchased telecom services and access to wireless networks from 321 Communications in the amount of $218,334 and $88,974, respectively. These costs are included in Cost of revenue in the condensed consolidated statements of operations. The Company’s Chief Executive Officer is a minority owner of 321 Communications.

At March 31, 2021 and December 31, 2020, the Company had trade payables to 321 Communications of $25,336 and $25,336, respectively.

F-63

The Company contracted with CenterCom Global, S.A. de C.V. (“CenterCom Global”) to provide customer service call center services, manage the sales process to include handling incoming orders, the collection and verification of all documents to comply with FCC regulations, monthly audit of all subscribers to file the USAC 497 form, yearly audit of all subscribers that have been active over one year to file the USAC 555 form (Recertification), information technology professionals to maintain company websites, sales portals and server maintenance. Billings for these services in the year ended December 31, 2020 and 2019 were $2,821,925 and $2,384,780, respectively, and are included in Cost of revenue in the consolidated statements of operations. The Company’s President has a 50% interest in CenterCom Global.

At March 31, 2021 and December 31, 2020, the Company had trade payables to CenterCom Global of $1,252,331 and $1,252,331, respectively.

See Note 7 long-term debt due to related parties.

15	COMMITMENTS AND CONTINGENCIES

On November 1, 2013, The Federal Communications Commission (“FCC”) issued a Notice of Apparent Liability for Forfeiture to the Company for requesting and/or receiving support for ineligible subscriber lines between the months of October 2012 and May 2013 and proposed a monetary forfeiture of $5,501,285. The Company has annual compliance audits with FCC approved audit firms that have found no compliance deficiencies. Management believes the proposed monetary forfeiture is without merit and if anything should result from this notice, the amount would not materially affect the financial position of the Company.

On January 15, 2020, the Company and Carter Matzinger (a member of the Company’s Board of Directors) (collectively, the “Surge Party”), and the former owners of the Company’s wholly owned subsidiary, DigitizeIQ, LLC (collectively, the “DigitizeIQ Party” and, together with the Surge Party, the “Parties”), entered into a settlement agreement (the “DigitizeIQ Settlement Agreement”) to settle any claims the Parties may have had against each other. The parties made claims against each other with regard to alleged breaches of an Exchange Agreement, a Non-Compete Agreement, and promissory notes issued by the Company to the DigitzeIQ Party (the “DigitzeIQ Promissory Notes”). Pursuant to the DigitizeIQ Settlement Agreement, the Parties, in addition to releasing all claims against each other, agreed to cooperate to ensure the complete transfer and assignment of the domain “digitizeiq.com” to the Company and agreed that the DigitizeIQ Promissory Notes are deemed terminated. As a result of the DigitizeIQ Promissory Notes being terminated, the Company reduced its liabilities by approximately $580,000.

On March 1, 2020, in connection with Mr. Evers’ appointment as Chief Financial Officer of the Company, the Company and Mr. Evers entered into an employment agreement (the “Evers Employment Agreement”), whereby as compensation for his services, the Company shall pay Mr. Evers a salary of $270,000 per year. Pursuant to the terms of the Evers Employment Agreement, the Company will pay the full cost of Mr. Evers’ health insurance premiums. In the event Mr. Evers’ employment with the Company shall terminate, Mr. Evers shall be entitled to a severance payment of a full year of salary and benefits. In addition, Mr. Evers is eligible for equity awards as approved by the Board as defined in the agreement.

On July 9, 2020, the Company entered into a settlement and release agreement with Unimax Communications, LLC (“Unimax”). The settlement is related to a complaint filed by Unimax alleging the Company is indebted pursuant to a purchase order and additional financing terms. The Company agreed to pay Unimax the total sum of $785,000 over a 24-month period. The settlement amount is included accounts payable and accrued expenses – other on the consolidated balance sheets. During the three months ended March 31, 2021, the Company has agreed to pay off the balance by April 30, 2021 .

16	SEGMENT INFORMATION

Operating segments are defined as components of an enterprise about which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision–making group, in deciding how to allocate resources and in assessing performance. The Company’s chief operating decision maker is its Chief Executive Officer.

The Company evaluated performance of its operating segments based on revenue and operating loss. Segment information for the three months ended March 31, 2021 and 2020, are as follows:

	Surge Blockchain & Other	LogicsIQ	TW	ECS	Total
Three Months ended March 31, 2021
Revenue	$37,734	$3,408,403	$628,325	$6,914,486	$10,988,948
Cost of revenue (exclusive of depreciation and amortization)	(4,434)	(2,966,753)	(185,537)	(6,700,585)	(9,857,309)
Gross margin	33,300	441,650	442,788	213,901	1,131,639
Costs and expenses	(2,144,500)	(455,398)	(242,401)	(397,510)	(3,239,809)
Operating profit (loss)	$(2,111,200)	$(13,748)	$200,387	$(183,609)	$(2,108,170)

Three Months ended March 31, 2020
Revenue	$298,402	$5,451,919	$290,705	$9,746,773	$15,787,799
Cost of revenue (exclusive of depreciation and amortization)	(303,503)	(4,738,537)	(491,557)	(9,525,317)	(15,058,914)
Gross margin	(5,101)	713,382	(200,852)	221,456	728,885
Costs and expenses	(1,716,882)	(343,138)	(1,049,910)	(384,194)	(3,494,124)
Operating income (loss)	$(1,721,983)	$370,244	$(1,250,762)	$(162,738)	$(2,765,239)

March 31, 2021
Total assets	$1,874,911	$1,866,783	$616,221	$4,431,936	$8,789,851
Total liabilities	12,274,317	3,181,477	3,477,262	247,883	19,180,939

December 31, 2020
Total assets	$911,316	$1,079,806	$515,592	$4,818,357	$7,325,071
Total liabilities	10,922,335	2,440,758	4,301,249	386,695	18,051,037

17	SUBSEQUENT EVENTS

On April 29, 2021, SurgePays, Inc., a Nevada corporation (the “Company”) obtained a filed an Acknowledgement of Satisfaction of Judgment in the United States District Court, Central District of California, Southern Division, in connection with its obligations owed to Unimax Communications, LLC (“Unimax”) pursuant to the settlement of the judgment amount owed to Unimax. The arrangement made with Unimax resulted in the satisfaction of the total amount of $793,146.62.

F-64

Units

SurgePays, Inc.

PROSPECTUS

Maxim Group LLC

Sole Book-Running Manager

[  ], 2021

Through and including , 2021 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, to be paid by the Registrant in connection with the issuance and distribution of the Common Stock being registered. All amounts other than the SEC registration fees and FINRA fees are estimates.

Amount to be Paid
SEC Registration Fees		$3,262.53
FINRA Fees		*
Printing and Engraving Expenses		*
Legal Fees and Expenses		*
Accounting Fees and Expenses		*
Transfer Agent Fees		*
Miscellaneous		*
Total	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in our Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

II-1

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Corporation. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, executors and administrators.

II-2

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

Our Bylaws provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of our directors and officers incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by us as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by us.

Item 15. Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered securities sold by us in transactions that were exempt from the requirements of the Securities Act in the last three years. Except where noted, all of the securities discussed in this Item 15 were all issued in reliance on the exemption under Section 4(a)(2) of the Securities Act.

On March 8, 2021 the Company, entered into a Securities Purchase Agreement (the “SPA”) with Evergreen Capital Management LLC (the “Investor”), pursuant to which the Company sold to the Investor a 15% OID convertible promissory note with a principal amount of $2,300,000 (the “Note”) and a warrant (the “Warrant”) to purchase up to 13,437,500 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) for proceeds of $2,000,000.

The Note matures on March 8, 2022, bears interest at the rate of 5% per annum and is convertible at any time upon the option of the Investor into shares of Common Stock at a conversion price equal to $0.16 per share or, upon the occurrence and during the continuance of an Event of Default (as defined in the Note), if lower, at a conversion price equal to 75% of the lowest daily VWAP of the Common Stock during the 20 consecutive trading days immediately preceding the applicable conversion date. The Company has the right to prepay all or any portion of the outstanding balance of the Note in an amount equal to 115% or 120%, depending on whether such repayment is made before October 8, 2021 or after October 8, 2021, respectively, multiplied by the portion of the outstanding balance to be prepaid. The Company is required to prepay all or any portion of the outstanding balance of the Note upon the occurrence of a Qualified Financing (as defined in the Note). If at any time while the Note is outstanding, the Company completes any single Future Transaction (as defined in the Note), the Investor may, in its sole discretion, elect to apply all, or any portion, of the then outstanding principal amount of this Note and any accrued but unpaid interest, as purchase consideration for such Future Transaction.

The Warrant is exercisable at a purchase price of $0.16 per share at any time on or prior to March 8, 2026, and may be exercised on a cashless basis, beginning on the six-month anniversary of the Effective Date, if the shares of Common Stock underlying the Warrant are not then registered under the Securities Act

In connection with this transaction, on March 9, 2021, the Company entered into a Confidential Engagement Agreement (the “Engagement Agreement”) with Maxim Group, LLC, the underwriter in this offering, pursuant to which we have agreed to pay the Placement Agent a cash fee equal to 8% of the gross proceeds received by the Company from the Investor in this transaction and reimbursement of up to $20,000 of the Placement Agent’s legal fees. The term of the Engagement Agreement is 18-months, and contains a right of first refusal, whereby the Company granted the Placement Agent the right of first refusal to act as sole managing underwriter and book runner or sole placement agent for any and all future public or private equity, equity-linked or debt (excluding commercial bank debt) offerings during the eighteen (18) month period following the Closing (as defined in the Engagement Agreement”).

During the nine months ended September 30, 2020, the Company sold an aggregate of 2,014,285 shares of Common Stock and 214,284 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $705,000.

During the year ended December 31, 2019, the Company sold an aggregate of 9,172,855 shares of Common Stock and 4,462,135 warrants, with each warrant exercisable for one share of Common Stock at an exercise price of $0.75, resulting in gross proceeds to the Company of $3,210,500.

In July 2018, the Company issued an aggregate of 1,156,587 shares of Common Stock valued at $0.20 per share to nine parties in settlement of certain disputes between TW and Benson Communications, S.A. de C.V. The settlement had been previously reached on September 29, 2017.

As noted in Note 8 to our consolidated financial statements, in August 2018, Company reached a settlement with the debt holder and issued 2,175,000 in full settlement of the outstanding debt totaling $435,000.

II-3

On June 29, 2018, each of Kevin Brian Cox (“Cox”) and Thirteen Nevada LLC (“13”) entered into separate Exchange Agreements with the Company whereby the agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly issued Company Series C Convertible Preferred Stock.

On June 29, 2018, each of Kevin Brian Cox, the Company’s Chief Executive Officer, and Thirteen Nevada LLC entered into separate Exchange Agreements with the Company whereby the Shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly issued Company Series C Convertible Preferred Stock.

On June 29, 2018, each of Kevin Brian Cox (“Cox”) and Thirteen Nevada LLC (“13”) (Cox and 13 are hereinafter sometimes referred to as the “Shareholders”) entered into separate Exchange Agreements with the Company whereby the shareholders agreed to exchange an aggregate of 148,741,531 shares of previously issued Company Common Stock for an aggregate of 594,966 shares of newly issued Company Series C Convertible Preferred Stock. Specifically, Cox exchanged 138,741,531 shares of Company Common Stock for 554,966 shares of Series C Convertible Preferred Stock and 13 exchanged 10,000,000 shares of Company Common Stock for 40,000 shares of Series C Convertible Preferred Stock.

As stated, the shares of unregistered Common Stock described above were issued in reliance upon an exemption from registration afforded under Section 4(a)(2) of the Securities Act for transactions by an issuer not involving a public offering, or Rule 506(b) of Regulation D promulgated under such same said section. In particular, our Company confirmed that with respect to the exemption claimed under Regulation D, Rule 506(b) and Section 4(2) of the Securities Act of1933, that:

●	The purchaser referred to above gave written assurance of investment intent without a view for resale and certificates for shares sold to each purchaser shall bear a restrictive resale legend consistent with such investment intent and restricting transfer;

●	Sales were made to a limited number of persons and no general solicitation to the public was made in connection with such sales;

●	The purchaser represented in writing that he had sufficient sophistication to evaluate the investment and could afford to lose their entire investment without adversely affecting their lifestyle;

●	Neither our company nor any person acting on our behalf offered or sold shares by means of any form of general solicitation or general advertising;

●	The purchaser represented in writing that they acquired the shares for his own account; and

●	The Purchaser has been placed on notice that the securities purchased will need to be sold in compliance with Rule 144 of the Act and may not be transferred otherwise.

Item 16. Exhibits and Financial Statement Schedules

(a)	EXHIBITS

We have filed the exhibits listed on the accompanying Exhibit Index of this registration statement and below in this Item 16:

Exhibit		Incorporated by Reference			Filed or Furnished
Number	Exhibit Description	Form	Exhibit	Filing Date	Herewith
1.1*	Form of Underwriting Agreement
2.1	Agreement and Plan of Reorganization, dated April 11, by and among Surge Holdings, Inc., True Wireless Acquisition, Inc., True Wireless, Inc., and Kevin Brian Cox	8-K	2.1	04/16/2018
3.1	Articles of Incorporation	SB-2	3.1	03/14/2007
3.2	Certificate of Amendment to Articles of Incorporation	10-K/A	3.1	05/14/2013
3.3	Certificate of Amendment to Articles of Incorporation	8-K/A	3.1	12/11/2015
3.4	Certificate of Designation of Series A Preferred Stock	8-K	10.1	08/01/2016
3.5	Amendment to Certificate of Designation for Series A Convertible Preferred Stock	S-1	3.5	09/12/2019
3.6	Certificate of Designation for Series C Convertible Preferred Stock	8-K	4.1	07/10/2018
3.7	Amendment to Certificate of Designation for Series C Convertible Preferred Stock	S-1	3.7	09/12/2019
3.8	Bylaws	SB-2	3.2	03/14/2007
3.9	Amended Bylaws	10-K/A	3.2	05/14/2013

II-4

3.10	Amended Bylaws	8-K/A	3.2	12/11/2015
5.1*	Legal Opinion of Lucosky Brookman LLP
10.1+	Employment Agreement, dated January 1, 2019, by and between Surge Holdings, Inc. and Carter M. Matzinger	S-1	10.1	09/12/2019
10.2+	Consulting Agreement, dated September 25, 2017, by and between KSIX MEDIA HOLDINGS, INC. and David C. Ansani	S-1	10.2	09/12/2019
10.3	Asset Purchase Agreement, dated December 31, 2018, by and between Surge Cryptocurrency Mining, Inc. and DataWolf Technology Centers, LLC	S-1	10.3	09/12/2019
10.4+	Director Agreement, dated July 17, 2019, by and between Surge Holdings, Inc. and David N. Keys	8-K	10.1	07/24/2019
10.5+	Director and Officer Indemnification Agreement, dated July 17, 2019, by and between Surge Holdings, Inc. and David N. Keys	8-K	10.2	07/24/2019
10.6	Asset Purchase Agreement between Surge Holdings, Inc. and GBT Technologies Inc, executed September 30, 2019	10-Q	10.1	11/14/2019
10.7	Form Securities Purchase Agreement dated October 7, 2019	8-K	10.1	10/15/2019
10.8	Promissory Note, issued by Surge Holdings, Inc. to Jack D, and Vanessa J. Mitchell on November 4, 2019	8-K	10.1	11/15/2019
10.9	Promissory Note, issued by Surge Holdings, Inc. to AN Holdings, LLC on November 6, 2019	8-K	10.2	11/15/2019
10.10	Membership Interest Purchase Agreement by and among Surge Holdings, Inc., ECS Prepaid, LLC, Dennis R. Winfrey, and Peggy S. Winfrey	10-K	10.10	05/12/2020
10.11	Stock Purchase Agreement by and among Surge Holdings, Inc., Electronic Check Services, Inc., Central States Legal Services, Inc., Dennis R. Winfrey, and Peggy S. Winfrey	10-K	10.11	05/12/2020
10.12	Form Securities Purchase Agreement, dated January 29, 2020	10-K	10.12	05/12/2020
10.13	Form Promissory Note, dated January 29, 2020	10-K	10.13	05/12/2020
10.14	Form Securities Purchase Agreement, dated February 3, 2020	10-K	10.14	05/12/2020
10.15	Form Promissory Note, dated February 3, 2020	10-K	10.15	05/12/2020
10.16	Form Securities Purchase Agreement, dated March 5, 2020	10-K	10.16	05/12/2020
10.17	Form Promissory Note, dated March 5, 2020	10-K	10.17	05/12/2020
10.18	Guaranty Agreement	10-K	10.18	05/12/2020
10.19	Form Securities Purchase Agreement, dated March 13, 2020	10-K	10.19	05/12/2020
10.20	Form Promissory Note, dated March 13, 2020	10-K	10.20	05/12/2020
10.21	Employment Agreement, dated March 1, 2020, by and between Surge Holdings, Inc. and Anthony Evers	10-K	10.21	05/12/2020
10.22	Promissory Note, issued by Surge Holdings, Inc. to AN Holdings, LLC on April 24, 2020	10-K	10.22	05/12/2020
10.23	Exchange Agreement between Surge Holdings, Inc. and AltCorp Trading LLC, dated June 23, 2020	8-K	10.1	06/29/2020
10.24	Exchange and Assignment Agreement among Surge Holdings, Inc., AltCorp Trading LLC, and Glen Eagles Acquisition LP, dated June 23, 2020	8-K	10.2	06/29/2020
10.25	Stock Cancellation Agreement between Surge Holdings, Inc. and Yossi Attia, dated June 23,2020	8-K	10.3	06/29/2020
10.26	Paycheck Protection Program Note, dated April 18, 2020, issued to Bank 3	10-Q	10.4	08/14/2020
10.27	Form Securities Purchase Agreement, dated May 29, 2020	10-Q	10.5	08/14/2020
10.28	Form Promissory Note, dated May 29, 2020	10-Q	10.6	08/14/2020
10.29	Form Warrant, dated May 29, 2020	10-Q	10.7	08/14/2020
10.30	Shared Services Agreement dated January 26, 2021, by and between SurgePays, Inc. and LogicsIQ, Inc.	S-1/A	10.30	02/16/2021
10.31	Office Lease, dated May 5, 2020, by and between Woodfield Financial Center LLC and Surge Holdings Inc.	S-1/A	10.31	02/16/2021

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10.32	Master Services Agreement by and between Surge Pays, Inc. and Glass Mountain BPO, dated January 1, 2021	S-1/A	10.32	02/16/2021
10.33	Stock Purchase Agreement for Digitize IQ LLC, dated January 25, 2021, by and between SurgePays, Inc. and LogicsIQ, Inc.	S-1/A	10.33	02/16/2021
10.34	Stock Purchase Agreement for KSIX LLC, dated January 25, 2021, by and between SurgePays, Inc. and LogicsIQ, Inc	S-1/A	10.34	02/16/2021
10.35	Commercial Lease Agreement, dated July 10, 2019, by and between CardDawg Investments, LLC and Surge Holdings, Inc.	S-1/A	10.35	02/16/2021
21.1	List of Subsidiaries	S-1/A	21.1	02/16/2021
23.1	Consent of Rodefer Moss & Co, PLLC				X
23.2*	Consent of Lucosky Brookman LLP (included in Exhibit 5.1)
99.1	Audit Committee Charter*
99.2	Compensation Committee Charter*
99.3	Nominating and Corporate Governance Committee Charter*

* To be filed by amendment.

+ Indicates management contract or compensatory plan

(b) Financial statement schedules.

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers, or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

(i) That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bartlett, Tennessee, on June 17, 2021.

SurgePays, Inc.

By:	/s/ Kevin Brian Cox
Kevin Brian Cox
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Kevin Brian Cox	Chief Executive Officer and Chairman	June 17, 2021
Kevin Brian Cox	(Principal Executive Officer)

/s/ Anthony Evers	Chief Financial Officer	June 17, 2021
Anthony Evers	(Principal Financial and Accounting Officer)

/s/ Anthony P. Nuzzo	Director	June 17, 2021
Anthony P. Nuzzo

/s/ David N. Keys	Director	June 17, 2021
David N. Keys

/s/ David May	Director	June 17, 2021
David May

/s/ Jay Jones	Director	June 17, 2021
Jay Jones

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